CITIGROUP MORTGAGE LOAN TRUST INC.
                                    Depositor


                             WELLS FARGO BANK, N.A.
                                 Master Servicer


                             WELLS FARGO BANK, N.A.
                               Trust Administrator


                                       and


                       HSBC BANK USA, NATIONAL ASSOCIATION
                                     Trustee

                    _________________________________________

                         POOLING AND SERVICING AGREEMENT
                          Dated as of September 1, 2004
                    _________________________________________

                       Mortgage Pass-Through Certificates

                                Series 2004-HYB3



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                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS
  Section 1.01.       Defined Terms...............................................................................3
  Section 1.02.       Allocation of Certain Interest Shortfalls..................................................47
  Section 1.03.       Rule of Construction.......................................................................47

                                   ARTICLE II

         CONVEYANCE OF MORTGAGE LOANS ORIGINAL ISSUANCE OF CERTIFICATES
  Section 2.01.       Conveyance of Mortgage Loans...............................................................48
  Section 2.02.       Acceptance of Trust Fund by the Trustee....................................................51
  Section 2.03.       Repurchase or Substitution of Mortgage Loans by the Mortgage Loan Seller, the Underlying
                      Seller or the Depositor....................................................................53
  Section 2.04.       Reserved...................................................................................56
  Section 2.05.       Representations, Warranties and Covenants of the Master Servicer...........................56
  Section 2.06.       Issuance of the Certificates...............................................................58
  Section 2.07.       Conveyance of the REMIC I Regular Interests; Acceptance of REMIC II by the Trustee.........58

                                   ARTICLE III

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS
  Section 3.01.       Master Servicer to Act as Master Servicer..................................................59
  Section 3.02.       [Reserved].................................................................................60
  Section 3.03.       Monitoring of Servicers....................................................................60
  Section 3.04.       Fidelity Bond..............................................................................61
  Section 3.05.       Power to Act; Procedures...................................................................61
  Section 3.06.       Due on Sale Clauses; Assumption Agreements.................................................62
  Section 3.07.       Release of Mortgage Files..................................................................62
  Section 3.08.       Documents, Records and Funds in Possession of Master Servicer to be Held for Trustee.......63
  Section 3.09.       Standard Hazard Insurance and Flood Insurance Policies.....................................64
  Section 3.10.       Presentment of Claims and Collection of Proceeds...........................................64
  Section 3.11.       Maintenance of Primary Mortgage Insurance Policies.........................................65
  Section 3.12.       Trustee to Retain Possession of Certain Insurance Policies and Documents...................65
  Section 3.13.       Realization Upon Defaulted Mortgage Loans..................................................66
  Section 3.14.       Compensation for the Master Servicer.......................................................66
  Section 3.15.       REO Property...............................................................................66
  Section 3.16.       Annual Officer's Certificate as to Compliance..............................................67
  Section 3.17.       Annual Independent Accountant's Servicing Report...........................................67
  Section 3.18.       Obligations of the Master Servicer in Respect of Prepayment Interest Shortfalls............68
  Section 3.19.       Custodial Account..........................................................................68


                                       i


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  Section 3.20.       Master Servicer Collection Account.........................................................69
  Section 3.21.       Permitted Withdrawals and Transfers from the Master Servicer Collection Account............70
  Section 3.22.       Distribution Account.......................................................................72
  Section 3.23.       Permitted Withdrawals and Transfers from the Distribution Account..........................73
  Section 3.24.       Prohibited Activities With Respect to REO Properties.......................................73

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS
  Section 4.01.       Distributions..............................................................................75
  Section 4.02.       Statements to Certificateholders...........................................................79
  Section 4.03.       P&I Advances...............................................................................82
  Section 4.04.       Allocation of Extraordinary Trust Fund Expenses and Realized Losses........................83
  Section 4.05.       Compliance with Withholding Requirements...................................................84
  Section 4.06.       Distributions on and Allocations of Realized Losses to the REMIC I Regular Interests.......85
  Section 4.07.       Commission Reporting.......................................................................85
  Section 4.08.       Excess Diverted Interest Reserve Account...................................................86

                                    ARTICLE V

                                THE CERTIFICATES
  Section 5.01.       The Certificates...........................................................................88
  Section 5.02.       Registration of Transfer and Exchange of Certificates......................................90
  Section 5.03.       Mutilated, Destroyed, Lost or Stolen Certificates..........................................95
  Section 5.04.       Persons Deemed Owners......................................................................95
  Section 5.05.       Certain Available Information..............................................................95

                                   ARTICLE VI

                      THE DEPOSITOR AND THE MASTER SERVICER
  Section 6.01.       Liability of the Depositor and the Master Servicer.........................................97
  Section 6.02.       Merger or Consolidation of the Depositor or the Master Servicer............................97
  Section 6.03.       Limitation on Liability of the Depositor, the Master Servicer and Others...................97
  Section 6.04.       Indemnification from the Master Servicer...................................................99
  Section 6.05.       Limitation on Resignation of the Master Servicer; Assignment of Master Servicing..........100
  Section 6.06.       Successor Master Servicer.................................................................101
  Section 6.07.       Rights of the Depositor in Respect of the Master Servicer.................................101

                                   ARTICLE VII

                                     DEFAULT
  Section 7.01.       Master Servicer Events of Termination.....................................................103
  Section 7.02.       Trustee to Act; Appointment of Successor..................................................105
  Section 7.03.       Notification to Certificateholders........................................................106


  Section 7.04.       Waiver of Master Servicer Events of Termination...........................................106

                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR
  Section 8.01.       Duties of Trustee and Trust Administrator.................................................107
  Section 8.02.       Certain Matters Affecting the Trustee and the Trust Administrator.........................108
  Section 8.03.       Neither Trustee nor Trust Administrator Liable for Certificates or Mortgage Loans.........110
  Section 8.04.       Trustee and Trust Administrator May Own Certificates......................................110
  Section 8.05.       Trustee's and Trust Administrator's Fees and Expenses.....................................110
  Section 8.06.       Eligibility Requirements for Trustee and Trust Administrator..............................111
  Section 8.07.       Resignation and Removal of the Trustee and the Trust Administrator........................111
  Section 8.08.       Successor Trustee or Trust Administrator..................................................112
  Section 8.09.       Merger or Consolidation of Trustee or Trust Administrator.................................113
  Section 8.10.       Appointment of Co-Trustee or Separate Trustee.............................................113
  Section 8.11.       [intentionally omitted]...................................................................114
  Section 8.12.       Appointment of Office or Agency...........................................................114
  Section 8.13.       Representations and Warranties............................................................114
  Section 8.14.       No Trustee Liability for Actions or Inactions of Custodians...............................115

                                   ARTICLE IX

                                   TERMINATION
  Section 9.01.       Termination Upon Repurchase or Liquidation of the Trust Fund..............................116
  Section 9.02.       Additional Termination Requirements.......................................................118

                                    ARTICLE X

                                REMIC PROVISIONS
  Section 10.02.      Prohibited Transactions and Activities....................................................122
  Section 10.03.      Indemnification With Respect to Certain Taxes and Loss of REMIC Status....................122

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS
  Section 11.01.      Amendment.................................................................................124
  Section 11.02.      Recordation of Agreement; Counterparts....................................................125
  Section 11.03.      Limitation on Rights of Certificateholders................................................125
  Section 11.04.      Governing Law.............................................................................126
  Section 11.05.      Notices...................................................................................126
  Section 11.06.      Severability of Provisions................................................................127
  Section 11.07.      Notice to Rating Agencies.................................................................127
  Section 11.08.      Article and Section References............................................................128
  Section 11.09.      Grant of Security Interest................................................................128
  Section 11.10.      Duties of Trust Fund as Owner of Mortgage Loans under Servicing Agreements................129


                                      iii
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  Section 11.11.      Duties of Custodian.......................................................................129

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EXHIBITS

Exhibit A-1       Form of Class I-A Certificate
Exhibit A-2       Form of Class II-A Certificate
Exhibit A-3       Form of Class III-A Certificate
Exhibit A-4       Form of Class M-1 Certificate
Exhibit A-5       Form of Class B-1 Certificate
Exhibit A-6       Form of Class B-2 Certificate
Exhibit A-7       Form of Class B-3 Certificate
Exhibit A-8       Form of Class B-4 Certificate
Exhibit A-9       Form of Class B-5 Certificate
Exhibit A-10      Form of Class B-6 Certificate
Exhibit A-11      Form of Class R Certificate
Exhibit B         Form of each Assignment, Assumption and Recognition Agreement
Exhibit C-1       Form of Trustee's Initial Certification
Exhibit C-2       Form of Trustee's Final Certification
Exhibit C-3       Form of Receipt of Mortgage Note
Exhibit D         Form of Mortgage Loan Purchase Agreement
Exhibit E         Request for Release
Exhibit F         Form of  Transferor  Representation  Letter  and  Form of  Transferee  Representation  Letter  in
                  Connection with Transfer of Private Certificates Pursuant to Rule 144A Under the 1933 Act
Exhibit G         Form of Certification with respect to ERISA and the Code
Exhibit H         Form of Residual Certificate Transfer Affidavit
Exhibit I         Form of Master Servicer Certification

Schedule 1        Mortgage Loan Schedule
Schedule 2        Schedule of Servicers and Servicing Agreements

                  This Pooling and Servicing Agreement, is dated and effective as of September 1, 2004, among CITIGROUP MORTGAGE LOAN TRUST INC., as Depositor, WELLS FARGO BANK, N.A., as Master Servicer, WELLS FARGO BANK, N.A., as Trust Administrator, and HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee.

                             PRELIMINARY STATEMENT:

                  The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder.

                                     REMIC I

                  As provided herein, the Trust Administrator will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement as a REMIC (as defined herein) for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class R-I Interest will be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC I Remittance Rate, the initial Uncertificated Balance and, solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC I Regular Interests (as defined herein). None of the REMIC I Regular Interests will be certificated.



                                                       Initial Uncertificated            Latest Possible
REMIC I Regular Interest   REMIC I Remittance Rate           Balance                     Maturity Date(1)
------------------------   -----------------------           -------                     ----------------
         LT-1SUB                 Variable(2)            $      1,225.71                    August 25, 2034
         LT-1GRP                 Variable(2)            $     30,634.31                    August 25, 2034
         LT-2SUB                 Variable(2)            $        244.64                    August 25, 2034
         LT-2GRP                 Variable(2)            $      6,115.34                    August 25, 2034
         LT-3SUB                 Variable(2)            $        161.38                    August 25, 2034
         LT-3GRP                 Variable(2)            $      4,034.09                    August 25, 2034
          LT-ZZ                  Variable(2)            $407,794,982.76                    August 25, 2034
          LT-R                   Variable(2)            $        100.00                    August 25, 2034
_______________

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC I Regular Interest.
(2) Calculated in accordance with the definition of "REMIC I Remittance Rate" herein.

                                    REMIC II

                  As provided herein, the Trust Administrator will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC (as defined herein) for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R-II Interest will be the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial Certificate Principal Balance and, solely for purposes of satisfying Treasury regulation
Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the Classes of Certificates that evidence "regular interests" or "residual interests" in REMIC II.


                                                        Initial Aggregate Certificate         Latest Possible
    Designation              Pass-Through Rate                Principal Balance              Maturity Date(1)
    -----------              -----------------                -----------------              ----------------
     Class I-A                  Variable(2)                    $294,086,000.00                August 25, 2034
     Class II-A                 Variable(2)                    $ 58,707,000.00                August 25, 2034
    Class III-A                 Variable(2)                    $ 38,727,000.00                August 25, 2034
     Class M-1                  Variable(2)                    $ 2,447,000.00                 August 25, 2034
     Class B-1                  Variable(2)                    $ 5,302,000.00                 August 25, 2034
     Class B-2                  Variable(2)                    $ 3,670,000.00                 August 25, 2034
     Class B-3                  Variable(2)                    $ 2,040,000.00                 August 25, 2034
     Class B-4                  Variable(2)                     $ 815,000.00                  August 25, 2034
     Class B-5                  Variable(2)                    $ 1,224,000.00                 August 25, 2034
     Class B-6                  Variable(2)                     $ 819,398.25                  August 25, 2034
      Class R                   Variable(2)                       $ 100.00                    August 25, 2034
_______________

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.
(2)  Calculated in accordance with the definition of "Pass-Through Rate" herein.

                  As of the Cut-off Date, the Original Group I Mortgage Loans had an aggregate Scheduled Principal Balance equal to $306,343,128.50. As of the Cut-off Date, the Original Group II Mortgage Loans had an aggregate Scheduled Principal Balance equal to $61,153,431.00. As of the Cut-off Date, the Original Group III Mortgage Loans had an aggregate Scheduled Principal Balance equal to $40,340,938.75.

                  In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Trust Administrator and the Trustee agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

Section 1.01.     Defined Terms.

                  Whenever used in this Agreement, including, without limitation, in the Preliminary Statement hereto, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                  "AAR Agreement": Any one of the Assignment, Assumption and Recognition Agreements attached hereto as Exhibit B, whereby the servicing of those Mortgage Loans specified in such Assignment, Assumption & Recognition Agreement was assigned to the Trustee for the benefit of the Certificateholders.

                  "Accepted Master Servicing Practices": With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage loan master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to the Servicer), or (y) as provided in Section 3.01 hereof, but in no event below the standard set forth in clause (x).

                  "Adjustment Amount": With respect to each anniversary of the Cut-off Date, an amount equal to the greatest of (i) 1.00% multiplied by the aggregate outstanding Stated Principal Balance of the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (ii) the aggregate outstanding Stated Principal Balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in the California postal zip code area in which the highest percentage of related Mortgage Loans based on outstanding principal balance are located and
(iii) two times the outstanding principal balance of the Mortgage Loan having the largest outstanding Stated Principal Balance, in each case as of such anniversary of the Cut-off Date.

                  "Administration Fee": The amount payable to the Trust Administrator on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by the Trust Administrator in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trust Administrator hereunder, which amount, with respect to the Mortgage Loans and REO Properties and for any calendar month, shall be equal to the Administration Fee Rate accrued for one month on the same principal amount on which interest on each Mortgage Loan accrues for such calendar month (or, in the case of an REO Property, on the Scheduled Principal Balance of such REO Property as of the Due Date for the related Mortgage Loan occurring in the month prior to the month of such Distribution Date). The fees payable to the Trustee for all services rendered by it in the exercise and performance of any of its respective powers and duties hereunder will be paid by the Trust Administrator on an annual basis from its own funds in accordance with a separate agreement between the Trust Administrator and the Trustee.

                  "Administration Fee Rate": 0.0025% per annum.

                  "Adjustment Date": With respect to each Mortgage Loan, the first day of the month in which the Mortgage Rate of a Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Mortgage Loan is set forth in the Mortgage Loan Schedule.

                  "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                  "Aggregate Senior Percentage": With respect to any Distribution Date and the Class A Certificates, the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class A Certificates and Residual Certificates for such Distribution Date and the denominator of which is the sum of (i) the aggregate Scheduled Principal Balance of the Mortgage Loans, plus
(ii) the aggregate Scheduled Principal Balance of the REO Properties, in each case before reduction for any Realized Losses on such Distribution Date.

                  "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

                  "Available Distribution Amount": The sum of the Group I Available Distribution Amount, the Group II Available Distribution Amount and the Group III Available Distribution Amount.

                  "Bankruptcy Amount": As of any date of determination, an amount equal to the excess, if any, of (A) $137,661 over (B) the aggregate amount of Bankruptcy Losses allocated solely to the Subordinate Certificates in accordance with Section 4.04.

                  "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

                  "Bankruptcy Loss": With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation or Debt Service Reduction.

                  "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee. Initially, the Book-Entry Certificates will be the Class A Certificates, the Class M-1 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates.

                  "Book-Entry Custodian": The custodian appointed pursuant to
Section 5.01.

                  "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in any state of the United States in which a Servicer conducts its business of servicing the related Mortgage Loans, the State of Maryland or the State of New York, or in any city in which the Corporate Trust Office of the Trustee or the Corporate Trust Office of the Trust Administrator is located are authorized or obligated by law or executive order to be closed.

                  "Certificate": Any one of the Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2004-HYB3, issued under this Agreement.

                  "Certificate Factor": With respect to any Class of Certificates as of any Distribution Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the Certificate Principal Balance of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and allocations of Realized Losses and Extraordinary Trust Fund Expenses in reduction of the Certificate Principal Balance of such Class of Certificates to be made on such Distribution Date), and the denominator of which is the initial Certificate Principal Balance of such Class of Certificates as of the Closing Date.

                  "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or a Non-United States Person shall not be a Holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01. The Trustee and the Trust Administrator may conclusively rely upon a certificate of the Depositor or the Master Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee and the Trust Administrator shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

                  "Certificate Principal Balance": With respect to any Certificate as of any date of determination, the Certificate Principal Balance of such Certificate on the Distribution Date immediately prior to such date of determination plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 4.01, reduced by the aggregate of (a) all distributions of principal made thereon on such immediately prior Distribution Date and (b) without duplication of amounts described in clause (a) above, reductions in the Certificate Principal Balance thereof in connection with allocations thereto of Realized Losses on the Mortgage Loans and Extraordinary Trust Fund Expenses on such immediately prior Distribution Date (or, in the case of any date of determination up to and including the initial Distribution Date, the initial Certificate Principal Balance of such Certificate, as stated on the face thereof). The Certificate Principal Balance of any Class of Certificates as of any date of determination is equal to the aggregate of the Certificate Principal Balances of the Certificates of such Class. Notwithstanding any of the foregoing, the Certificate Principal Balance a Subordinate Certificate of the Class of Subordinate Certificates outstanding with the highest numerical designation at any given time shall not be greater than the Percentage Interest evidenced by such Certificate multiplied by the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balances of all other Classes of Certificates then outstanding.

                  "Certificate Register": The register maintained pursuant to
Section 5.02.

                  "Class": Collectively, all of the Certificates bearing the same class designation.

                  "Class A Certificates": Any Class I-A Certificate, Class II-A Certificate or Class III-A Certificate.

                  "Class A Principal Adjustment Amount": As to any Distribution Date on which the Certificate Principal Balance of any Class of Class A Certificates has been reduced to zero, any remaining prepayments and recoveries of principal collected in respect of the Mortgage Loans (and, with respect to any Distribution Date on which the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero, any remaining scheduled payments of principal in respect of the Mortgage Loans) in such Loan Group.

                  "Class I-A Certificate": Any one of the Class I-A Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class II-A Certificate": Any one of the Class II-A Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class III-A Certificate": Any one of the Class III-A Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-3 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class B Percentage": Any one of the Class B-1 Percentage, the Class B-2 Percentage, the Class B-3 Percentage, the Class B-4 Percentage, the Class B-5 Percentage or the Class B-6 Percentage.

                  "Class B-1 Certificate": Any one of the Class B-1 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-5 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class B-1 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class B-1 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the aggregate Certificate Principal Balance of the Subordinate Certificates immediately prior to such date.

                  "Class B-2 Certificate": Any one of the Class B-2 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-6 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class B-2 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class B-2 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the aggregate Certificate Principal Balance of the Subordinate Certificates immediately prior to such date.

                  "Class B-3 Certificate": Any one of the Class B-3 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-7 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class B-3 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class B-3 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the aggregate Certificate Principal Balance of the Subordinate Certificates immediately prior to such date.

                  "Class B-4 Certificate": Any one of the Class B-4 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-8 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class B-4 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class B-4 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the aggregate Certificate Principal Balance of the Subordinate Certificates immediately prior to such date.

                  "Class B-5 Certificate": Any one of the Class B-5 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-9 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class B-5 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the Certificate Principal Balance of the Class B-5 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class B-5 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the aggregate Certificate Principal Balance of the Subordinate Certificates immediately prior to such date.

                  "Class B-6 Certificate": Any one of the Class B-6 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-10 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class B-6 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the Certificate Principal Balance of the Class B-6 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class B-6 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the aggregate Certificate Principal Balance of the Subordinate Certificates immediately prior to such date.

                  "Class M-1 Certificate": Any one of the Class M-1 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-4 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class M-1 Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such date over the aggregate amount, if any, payable to the Holders of the Class M-1 Certificates on such date pursuant to Section 4.01(b)(i)(Z), and the denominator of which is the aggregate Certificate Principal Balance of the Subordinate Certificates immediately prior to such date.

                  "Class R Certificate": Any one of the Class R Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-11 and evidencing the ownership of the Class R-I Interest and the Class R-II Interest for purposes of the REMIC Provisions.

                  "Class R-I Interest": The Residual Interest in REMIC I for the purposes of the REMIC Provisions.

                  "Class R-II Interest": The Residual Interest in REMIC II for the purposes of the REMIC Provisions.

                  "Closing Date": September 30, 2004.

                  "Code":  The Internal Revenue Code of 1986, as amended.

                  "Commission":  The Securities and Exchange Commission.

                  "Compensating Interest": With respect to the Servicer, the amount in respect of Prepayment Interest Shortfalls required to be paid by the Servicer pursuant to the Servicing Agreement from its own funds without right of reimbursement. With respect to the Master Servicer, the amount in respect of Prepayment Interest Shortfalls required to be paid by the Master Servicer pursuant to Section 3.18 from its own funds without right of reimbursement except as provided in Section 3.18.

                  "Corporate Trust Office": The principal corporate trust office of the Trustee or the Trust Administrator, as the case may be, at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at (i) with respect to the Trustee, HSBC Bank USA, National Association, 452 Fifth Avenue, New York, NY 10018, Attention: Corporate Trust Department/ABS Group, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Trust Administrator, or (ii) with respect to the Trust Administrator, (A) for Certificate transfer and surrender purposes, Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services--CMLTI 2004-HYB3, and (B) for all other purposes, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services--CMLTI 2004-HYB3, or at such other address as the Trust Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Trustee.

                  "Countrywide Mortgage Loan": Each Mortgage Loan with respect to which Countrywide Home Loans Servicing LP is the related Servicer.

                  "Cross-Collateralization Date": Any Distribution Date on which there exists one or more Undercollateralizated Loan Groups and one or more Overcollateralized Loan Groups.

                  "Custodial Account": The account established and maintained for the benefit of the Trustee by the Servicer with respect to the related Mortgage Loans and REO Properties pursuant to the Servicing Agreement.

                  "Custodial Agreement": An agreement between the Mortgage Loan Seller and the Custodian, dated September 1, 2003, pursuant to which the Custodian holds certain of the Mortgage Files, which agreement (as it relates to the Mortgage Loans) shall be assigned to the Trustee on the Closing Date.

                  "Custodian": A custodian of the Mortgage Files, which shall initially be Citibank (West) FSB.

                  "Custodian Fee": The amount payable to the Custodian on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by it under the Custodial Agreement.

                  "Cut-off Date": With respect to each Original Mortgage Loan, September 1, 2004. With respect to all Qualified Substitute Mortgage Loans, their respective dates of substitution. References herein to the "Cut-off Date," when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

                  "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

                  "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

                  "Definitive Certificates":  As defined in Section 5.01(b).

                  "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

                  "Depositor": Citigroup Mortgage Loan Trust Inc., a Delaware corporation, or its successor in interest.

                  "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                  "Depository Institution": Any depository institution or trust company, including the Trust Administrator and the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated P-1 by Moody's and A-1 or better by S&P (or a comparable rating if Moody's and S&P are not the Rating Agencies).

                  "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Determination Date": With respect to each Distribution Date, the day of the calendar month in which such Distribution Date occurs, after which any Monthly Payments received are not reported by the related Servicer as having been received for inclusion in the amounts remitted by such Servicer on the related Servicer Remittance Date in respect of Monthly Payments on the related Mortgage Loans.

                  "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I, other than through an Independent Contractor; provided, however, that the Trustee (or the Servicer or the Master Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer or the Master Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                  "Disqualified Organization": Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an "electing large partnership" within the meaning of Section 775 of the Code and (vi) any other Person so designated by the Trustee or the Trust Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause REMIC I or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  "Distribution Account": The trust account or accounts created and maintained by the Trust Administrator pursuant to Section 3.22 which shall be entitled "Wells Fargo Bank, N.A. as Trust Administrator, in trust for the registered holders of Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2004-HYB3--Distribution Account," and which shall be an Eligible Account.

                  "Distribution Date": The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in October 2004.

                  "Diverted Interest Amount": With respect to any Distribution Date, one month's interest accrued during the related Interest Accrual Period on the Overcollateralized Amount at the Pass-Through Rate for the Class A Certificates related to the Undercollateralized Loan Group or Loan Groups and any other unpaid interest shortfalls on the Class A Certificates related to the Undercollateralized Loan Group or Loan Groups, to the extent available.

                  "DOL": The United States Department of Labor or any successor in interest.

                  "DOL Regulations": The regulations promulgated by the DOL at 29 C.F.R.ss.2510.3- 101.

                  "Due Date": With respect to each Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which is the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace (or, in the case of any Mortgage Loan which has its Monthly Payment due on a day each calendar month other than the first day of each calendar month, the date that such Monthly Payment is due and which falls within the Due Period relating to such Distribution Date).

                  "Due Period": With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

                  "Eligible Account": Any of (i) an account or accounts maintained with a Depository Institution, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "Estate in Real Property": A fee simple estate in a parcel of land.

                  "Excess Bankruptcy Loss": Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

                  "Excess Diverted Interest Reserve Account": The account established and maintained pursuant to Section 4.08.

                  "Excess Diverted Interest Reserve Amount": With respect to the Class A Certificates and any Distribution Date, an amount equal to the excess, if any, of (i) one month's interest accrued during the related Interest Accrual Period on the Overcollateralized Amount at the Pass-Through Rate for the Class A Certificates relating to the Overcollateralized Loan Group or Loan Groups over
(ii) the Diverted Interest Amount.

                  "Excess Fraud Loss": Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

                  "Excess Loss": Any Excess Bankruptcy Loss, Excess Special Hazard Loss, Excess Fraud Loss or Extraordinary Loss.

                  "Excess Special Hazard Loss": Any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard Amount.

                  "Expense Adjusted Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property) as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the sum of (i) the applicable Servicing Fee Rate and (ii) the Administration Fee Rate.

                  "Extraordinary Loss": Any Realized Loss or portion thereof caused by or resulting from:

                  (i) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

                  (ii) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack by any government or sovereign power, DE JURE or DE FACTO, or by any authority maintaining or using military, naval or air forces, or by military, naval or air forces, or by an agent of any such government, power, authority or forces;

                  (iii) any weapon of war employing atomic fission or radioactive forces whether in time of peace or war, and

                  (iv) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transactions or trade.

                  "Extraordinary Trust Fund Expenses": Any amounts reimbursable to the Master Servicer or the Depositor pursuant to Section 6.03, to the Master Servicer pursuant to Section 3.03(c), any amounts payable from the Distribution Account in respect of taxes pursuant to Section 10.01(g)(iii), any amounts reimbursable to the Trustee or the Trust Administrator from the Trust Fund pursuant to Section 2.01, Section 7.02 or Section 8.05, any indemnification to the Servicer payable by the Trust Fund to the Servicer pursuant to the Servicing Agreement and any other costs, expenses, liabilities and losses borne by the Trust Fund (exclusive of any cost, expense, liability or loss that is specific to a particular Mortgage Loan or REO Property and is taken into account in calculating a Realized Loss in respect thereof) for which the Trust Fund has not and, in the reasonable good faith judgment of the Trust Administrator, shall not, obtain reimbursement or indemnification from any other Person.

                  "Fannie Mae": Fannie Mae, formerly known as the Federal National Mortgage Association, or any successor thereto.

                  "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

                  "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased or repurchased by the Mortgage Loan Seller, an Underlying Seller or the majority Holder of the Residual Certificates pursuant to or as contemplated by Section 2.03 or Section 9.01), a determination made by the Servicer that all Liquidation Proceeds have been recovered. Based on information provided to it by the Servicer, the Master Servicer shall maintain records of each Final Recovery Determination made.

                   "Fraud Loss": Any Realized Loss or portion thereof sustained by reason of a default arising from intentional fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including by reason of the denial of coverage under any related Primary Mortgage Insurance Policy.

                  "Fraud Loss Amount": As of any date of determination after the Cut-off Date, an amount equal to: (x) prior to the first anniversary of the Cut-off Date an amount equal to 1.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses on the Mortgage Loans allocated solely to the Subordinate Certificates in accordance with Section 4.04 since the Cut-off Date up to such date of determination, (y) from the first to the second anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses on the Mortgage Loans allocated solely to the Subordinate Certificates in accordance with Section 4.04 since the Cut-off Date up to such date of determination and (z) from the second to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 0.50% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses on the Mortgage Loans allocated solely to the Subordinate Certificates in accordance with Section 4.04 since the Cut-off Date up to such date of determination. In addition, after the Certificate Principal Balances of the Subordinate Certificates are reduced to zero, the Fraud Loss Amount will be zero.

                  "Freddie Mac": Freddie Mac, formally known as the Federal Home Loan Mortgage Corporation, or any successor thereto.

                  "Gross Margin": With respect to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

                  "Group Available Distribution Amount": The Group I Available Distribution Amount, the Group II Available Distribution Amount or the Group III Available Distribution Amount, as the context requires.

                  "Group I Allocation Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group I Overcollateralized Amount and the denominator of which is (y) the sum of the Group I Overcollateralized Amount, the Group II Overcollateralized Amount and the Group III Overcollateralized Amount.

                  "Group I Available Distribution Amount": With respect to any Distribution Date and the Group I Mortgage Loans, an amount equal to the excess of (i) the sum attributable to such Mortgage Loans of (a) the aggregate of the Monthly Payments due on or before the Due Date relating to such Distribution Date and received by the Servicer on or prior to the related Determination Date,
(b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, proceeds from repurchases of and substitutions for Mortgage Loans, Subsequent Recoveries and other unscheduled of principal and interest in respect of the Mortgage Loans or REO Properties received by the Servicer during the related Prepayment Period (exclusive of any prepayment charges, penalties or premiums), (c) the aggregate of any amounts on deposit in the Distribution Account representing Compensating Interest amounts paid by the Servicer or the Master Servicer in respect of related Prepayment Interest Shortfalls relating to Principal Prepayments that occurred during the related Prepayment Period, (d) the aggregate of any P&I Advances made by the Servicer for such Distribution Date and (e) the aggregate of any P&I Advances made in respect of the Mortgage Loans for such Distribution Date pursuant to Section 4.03 by the Master Servicer (or other successor Servicer), over (ii) the sum attributable to or allocable to such Mortgage Loans of (a) amounts reimbursable or payable to the Servicer pursuant to the Servicing Agreement or to the Master Servicer, the Trustee or the Trust Administrator pursuant to Section 3.03(c), Section 6.03 or Section 8.05 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (b) amounts in respect of the items set forth in clauses (i)(a) through (i)(e) above remitted by the Servicer to the Master Servicer in error or deposited in the Master Servicer Collection Account or the Distribution Account in respect of the items set forth in clauses
(i)(a) through (i)(e) above in error, (c) the Administration Fee payable from the Distribution Account pursuant to Section 8.05, (d) without duplication, any amounts in respect of the items set forth in clauses (i)(a) and (i)(b) permitted hereunder to be retained by the Master Servicer or to be withdrawn by the Master Servicer from the Master Servicer Collection Account pursuant to Section 3.21 and (e) Servicing Fees retained by the Servicer pursuant to the Servicing Agreement. Notwithstanding the foregoing, the Group I Available Distribution Amount for any Distribution Date shall be increased (in the case of an Undercollateralized Loan Group with respect to Loan Group I) or decreased (in the case of an Overcollateralized Loan Group with respect to Loan Group I) by any applicable Diverted Interest Amount or Class A Principal Adjustment Amount, in each case for such Distribution Date.

                  "Group I Excess Diverted Interest Reserve Deposit": An amount withdrawn from the Excess Diverted Interest Reserve Account equal to the lesser of (i) the amount on deposit in the Excess Diverted Interest Reserve Account and
(ii) the sum of (a) any interest shortfalls on the Class I-A Certificates and
(b) the aggregate amount of Realized Losses on the Group I Mortgage Loans on such Distribution Date.

                  "Group I Mortgage Loan": A first lien adjustable-rate Mortgage Loan with an initial fixed-rate period of 1 year following origination. The Group I Mortgage Loans are identified as such on the Mortgage Loan Schedule.

                  "Group I Overcollateralized Amount": With respect to any Distribution Date on which an Overcollateralized Amount exists, the excess, if any, of (i) the sum of (a) the aggregate Scheduled Principal Balance of the Group I Mortgage Loans plus (b) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group I over (ii) the Certificate Principal Balance of the Class I-A Certificates immediately prior to such Distribution Date, in each case, before reduction for any Realized Losses on such Distribution Date.

                  "Group I Senior Percentage": With respect to any Distribution Date and the Class I-A Certificates, the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the Certificate Principal Balance of the Class I-A Certificates for such Distribution Date over the aggregate amount, if any, payable to the Holders of the Class I-A Certificates on such date pursuant to clause (d) of the definition of "Senior Principal Distribution Amount," and the denominator of which is the sum of (i) the aggregate Scheduled Principal Balance of the Group I Mortgage Loans, plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group I, in each case before reduction for any Realized Losses on such Distribution Date.

                  Notwithstanding the foregoing, on any Cross-Collateralization Date on which the aggregate Scheduled Principal Balance of the Group I Mortgage Loans exceeds the Certificate Principal Balance of the Class I-A Certificates, the Group I Senior Percentage will equal the sum of the Certificate Principal Balance of the Class I-A Certificates immediately prior to such Distribution Date plus the Group I Allocation Percentage of the Overcollateralized Amount divided by the aggregate Scheduled Principal Balance of the Group I Mortgage Loans immediately prior to such Distribution Date. On any Distribution Date after the reduction of the aggregate Certificate Principal Balance of the Class II-A Certificates and the Class III-A Certificates to zero, the Group I Senior Percentage will be a percentage equal to the Certificate Principal Balance of the Class I-A Certificates immediately prior to such Distribution Date divided by the aggregate Scheduled Principal Balance of all of the Mortgage Loans immediately prior to such Distribution Date.

                  "Group I Senior Prepayment Percentage": With respect to any Distribution Date and the Class I-A Certificates within the range indicated below, the percentage as indicated below:


             DISTRIBUTION DATE                                GROUP I SENIOR PREPAYMENT PERCENTAGE
             -----------------                                ------------------------------------
October 2004 through September 2015          100%
October 2015 through September 2016          Group  I  Senior  Percentage,  plus  70% of the  Group  I  Subordinate
                                             Percentage
October 2016 through September 2017          Group  I  Senior  Percentage,  plus  60% of the  Group  I  Subordinate
                                             Percentage
October 2017 through September 2018          Group  I  Senior  Percentage,  plus  40% of the  Group  I  Subordinate
                                             Percentage
October 2018 through September 2019          Group  I  Senior  Percentage,  plus  20% of the  Group  I  Subordinate
                                             Percentage


                                       16

October 2019 and thereafter                  Group I Senior Percentage;

PROVIDED, HOWEVER, no reduction to the Group I Senior Prepayment Percentage described above shall be made as of any Distribution Date unless (i) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more (including REO Properties and Mortgage Loans in foreclosure) averaged over the last six months does not exceed 50% of the sum of the then current Certificate Principal Balances of the Subordinate Certificates and (ii) Realized Losses on the Mortgage Loans to date are less than the then applicable Trigger Amount.

                  On any Distribution Date on which Realized Losses on the Mortgage Loans to date are greater than the then applicable Trigger Amount, the Group I Senior Prepayment Percentage will be the greater of (x) the Group I Senior Prepayment Percentage for such Distribution Date or (y) the Group I Senior Prepayment Percentage for the immediately preceding Distribution Date.

                  Notwithstanding the above, if on any Distribution Date (a) the Subordinate Percentage, prior to giving effect to any distributions on such Distribution Date, equals or exceeds two times the initial Subordinate Percentage, (b) the provisions of clause (i) of the immediately preceding paragraph are met and (c) (i) on or prior to the Distribution Date occurring in October 2007, cumulative Realized Losses on the Mortgage Loans as of the end of the related Prepayment Period do not exceed 20% of the initial aggregate Certificate Principal Balance of the Subordinate Certificates and (b) after the Distribution Date occurring in October 2007, cumulative Realized Losses on the Mortgage Loans as of the end of the related Prepayment Period do not exceed 30% of the initial aggregate Certificate Principal Balance of the Subordinate Certificates, then the Group I Senior Prepayment Percentage for such Distribution Date will equal the Group I Senior Percentage plus 50% of the Group I Subordinate Percentage for such Distribution Date, if such Distribution Date is prior to October 2007, and will equal the Group I Senior Percentage for such Distribution Date, if such Distribution Date occurs on or after October 2007.

                  On any Distribution Date on which the Aggregate Senior Percentage exceeds the initial Aggregate Senior Percentage, the Group I Senior Prepayment Percentage shall be 100%.

                  "Group I Subordinate Percentage": With respect to the Subordinate Certificates and any Distribution Date, a percentage equal to 100% minus the Group I Senior Percentage.

                  "Group I Subordinate Prepayment Percentage": With respect to the Subordinate Certificates and any Distribution Date, 100% minus the Group I Senior Prepayment Percentage for such Distribution Date.

                  "Group II Allocation Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group II Overcollateralized Amount and the denominator of which is (y) the sum of the Group I Overcollateralized Amount, the Group II Overcollateralized Amount and the Group III Overcollateralized Amount.

                  "Group II Available Distribution Amount": With respect to any Distribution Date and the Group II Mortgage Loans, an amount equal to the excess of (i) the sum attributable to such Mortgage Loans of (a) the aggregate of the Monthly Payments due on or before the Due Date relating to such Distribution Date and received by the Servicer on or prior to the related Determination Date,
(b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, proceeds from repurchases of and substitutions for Mortgage Loans, Subsequent Recoveries and other unscheduled of principal and interest in respect of the Mortgage Loans or REO Properties received by the Servicer during the related Prepayment Period (exclusive of any prepayment charges, penalties or premiums), (c) the aggregate of any amounts on deposit in the Distribution Account representing Compensating Interest amounts paid by the Servicer or the Master Servicer in respect of related Prepayment Interest Shortfalls relating to Principal Prepayments that occurred during the related Prepayment Period, (d) the aggregate of any P&I Advances made by the Servicer for such Distribution Date and (e) the aggregate of any P&I Advances made in respect of the Mortgage Loans for such Distribution Date pursuant to Section 4.03 by the Master Servicer (or other successor Servicer), over (ii) the sum attributable to or allocable to such Mortgage Loans of (a) amounts reimbursable or payable to the Servicer pursuant to the Servicing Agreement or to the Master Servicer, the Trustee or the Trust Administrator pursuant to Section 3.03(c), Section 6.03 or Section 8.05 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (b) amounts in respect of the items set forth in clauses (i)(a) through (i)(e) above remitted by the Servicer to the Master Servicer in error or deposited in the Master Servicer Collection Account or the Distribution Account in respect of the items set forth in clauses
(i)(a) through (i)(e) above in error, (c) the Administration Fee payable from the Distribution Account pursuant to Section 8.05, (d) without duplication, any amounts in respect of the items set forth in clauses (i)(a) and (i)(b) permitted hereunder to be retained by the Master Servicer or to be withdrawn by the Master Servicer from the Master Servicer Collection Account pursuant to Section 3.21 and (e) Servicing Fees retained by the Servicer pursuant to the Servicing Agreement. Notwithstanding the foregoing, the Group II Available Distribution Amount for any Distribution Date shall be increased (in the case of an Undercollateralized Loan Group with respect to Loan Group II) or decreased (in the case of an Overcollateralized Loan Group with respect to Loan Group II) by any applicable Diverted Interest Amount or Class A Principal Adjustment Amount, in each case for such Distribution Date.

                  "Group II Excess Diverted Interest Reserve Deposit": An amount withdrawn from the Excess Diverted Interest Reserve Account equal to the lesser of (i) the amount on deposit in the Excess Diverted Interest Reserve Account and
(ii) the sum of (a) any interest shortfalls on the Class II-A Certificates and
(b) the aggregate amount of Realized Losses on the Group II Mortgage Loans on such Distribution Date.

                  "Group II Mortgage Loan": A first lien adjustable-rate Mortgage Loan with an initial fixed-rate period of 3 years following origination. The Group II Mortgage Loans are identified as such on the Mortgage Loan Schedule.

                  "Group II Overcollateralized Amount": With respect to any Distribution Date on which an Overcollateralized Amount exists, the excess, if any, of (i) the sum of (a) the aggregate Scheduled Principal Balance of the Group II Mortgage Loans plus (b) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group II over (ii) the Certificate Principal

Balance of the Class II-A Certificates immediately prior to such Distribution Date, in each case, before reduction for any Realized Losses on such Distribution Date.

                  "Group II Senior Percentage": With respect to any Distribution Date and the Class II-A Certificates, the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the Certificate Principal Balance of the Class II-A Certificates for such Distribution Date over the aggregate amount, if any, payable to the Holders of the Class II-A Certificates on such date pursuant to clause (d) of the definition of "Senior Principal Distribution Amount," and the denominator of which is the sum of (i) the aggregate Scheduled Principal Balance of the Group II Mortgage Loans, plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group II, in each case before reduction for any Realized Losses on such Distribution Date.

                  Notwithstanding the foregoing, on any Cross-Collateralization Date on which the aggregate Scheduled Principal Balance of the Group II Mortgage Loans exceeds the Certificate Principal Balance of the Class II-A Certificates, the Group II Senior Percentage will equal the sum of the Certificate Principal Balance of the Class II-A Certificates immediately prior to such Distribution Date plus the Group II Allocation Percentage of the Overcollateralized Amount divided by the aggregate Scheduled Principal Balance of the Group II Mortgage Loans immediately prior to such Distribution Date. On any Distribution Date after the reduction of the aggregate Certificate Principal Balance of the Class I-A Certificates and the Class III-A Certificates to zero, the Group II Senior Percentage will be a percentage equal to the Certificate Principal Balance of the Class II-A Certificates immediately prior to such Distribution Date divided by the aggregate Scheduled Principal Balance of all of the Mortgage Loans immediately prior to such Distribution Date.

                  "Group II Senior Prepayment Percentage": With respect to any Distribution Date and the Class II-A Certificates within the range indicated below, the percentage as indicated below:


             DISTRIBUTION DATE                               GROUP II SENIOR PREPAYMENT PERCENTAGE
October 2004 through September 2015          100%
October 2015 through September 2016          Group  II  Senior  Percentage,  plus 70% of the  Group II  Subordinate
                                             Percentage
October 2016 through September 2017          Group  II  Senior  Percentage,  plus 60% of the  Group II  Subordinate
                                             Percentage
October 2017 through September 2018          Group  II  Senior  Percentage,  plus 40% of the  Group II  Subordinate
                                             Percentage
October 2018 through September 2019          Group  II  Senior  Percentage,  plus 20% of the  Group II  Subordinate
                                             Percentage
October 2019 and thereafter                  Group II Senior Percentage;

PROVIDED, HOWEVER, no reduction to the Group II Senior Prepayment Percentage described above shall be made as of any Distribution Date unless (i) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more (including REO Properties and Mortgage Loans in foreclosure) averaged over the last six months does not exceed 50% of the sum of the then current Certificate Principal Balances of the Subordinate Certificates and (ii) Realized Losses on the Mortgage Loans to date are less than the then applicable Trigger Amount.

                  On any Distribution Date on which Realized Losses on the Mortgage Loans to date are greater than the then applicable Trigger Amount, the Group II Senior Prepayment Percentage will be the greater of (x) the Group II Senior Prepayment Percentage for such Distribution Date or (y) the Group II Senior Prepayment Percentage for the immediately preceding Distribution Date.

                  Notwithstanding the above, if on any Distribution Date (a) the Subordinate Percentage, prior to giving effect to any distributions on such Distribution Date, equals or exceeds two times the initial Subordinate Percentage, (b) the provisions of clause (i) of the immediately preceding paragraph are met and (c) (i) on or prior to the Distribution Date occurring in October 2007, cumulative Realized Losses on the Mortgage Loans as of the end of the related Prepayment Period do not exceed 20% of the initial aggregate Certificate Principal Balance of the Subordinate Certificates and (b) after the Distribution Date occurring in October 2007, cumulative Realized Losses on the Mortgage Loans as of the end of the related Prepayment Period do not exceed 30% of the initial aggregate Certificate Principal Balance of the Subordinate Certificates, then the Group II Senior Prepayment Percentage for such Distribution Date will equal the Group II Senior Percentage plus 50% of the Group II Subordinate Percentage for such Distribution Date, if such Distribution Date is prior to October 2007, and will equal the Group II Senior Percentage for such Distribution Date, if such Distribution Date occurs on or after October 2007.

                  On any Distribution Date on which the Aggregate Senior Percentage exceeds the initial Aggregate Senior Percentage, the Group II Senior Prepayment Percentage shall be 100%.

                  "Group II Subordinate Percentage": With respect to the Subordinate Certificates and any Distribution Date, a percentage equal to 100% minus the Group II Senior Percentage.

                  "Group II Subordinate Prepayment Percentage": With respect to the Subordinate Certificates and any Distribution Date, 100% minus the Group II Senior Prepayment Percentage for such Distribution Date.

                  "Group III Allocation Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group III Overcollateralized Amount and the denominator of which is (y) the sum of the Group I Overcollateralized Amount, the Group II Overcollateralized Amount and the Group III Overcollateralized Amount.

                  "Group III Available Distribution Amount": With respect to any Distribution Date and the Group III Mortgage Loans, an amount equal to the excess of (i) the sum attributable to such Mortgage Loans of (a) the aggregate of the Monthly Payments due on or before the Due Date relating to such Distribution Date and received by the Servicer on or prior to the related Determination Date, (b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, proceeds from repurchases of and substitutions for Mortgage Loans, Subsequent Recoveries and other unscheduled of principal and interest in respect of the Mortgage Loans or REO Properties received by the Servicer during the related Prepayment Period (exclusive of any prepayment charges, penalties or premiums), (c) the aggregate of any amounts on deposit in the Distribution Account representing Compensating Interest amounts paid by the Servicer or the Master Servicer in respect of related Prepayment Interest Shortfalls relating to Principal Prepayments that occurred during the related Prepayment Period, (d) the aggregate of any P&I Advances made by the Servicer for such Distribution Date and (e) the aggregate of any P&I Advances made in respect of the Mortgage Loans for such Distribution Date pursuant to
Section 4.03 by the Master Servicer (or other successor Servicer), over (ii) the sum attributable to or allocable to such Mortgage Loans of (a) amounts reimbursable or payable to the Servicer pursuant to the Servicing Agreement or to the Master Servicer, the Trustee or the Trust Administrator pursuant to
Section 3.03(c), Section 6.03 or Section 8.05 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (b) amounts in respect of the items set forth in clauses (i)(a) through (i)(e) above remitted by the Servicer to the Master Servicer in error or deposited in the Master Servicer Collection Account or the Distribution Account in respect of the items set forth in clauses (i)(a) through
(i)(e) above in error, (c) the Administration Fee payable from the Distribution Account pursuant to Section 8.05, (d) without duplication, any amounts in respect of the items set forth in clauses (i)(a) and (i)(b) permitted hereunder to be retained by the Master Servicer or to be withdrawn by the Master Servicer from the Master Servicer Collection Account pursuant to Section 3.21 and (e) Servicing Fees retained by the Servicer pursuant to the Servicing Agreement. Notwithstanding the foregoing, the Group III Available Distribution Amount for any Distribution Date shall be increased (in the case of an Undercollateralized Loan Group with respect to Loan Group III) or decreased (in the case of an Overcollateralized Loan Group with respect to Loan Group III) by any applicable Diverted Interest Amount or Class A Principal Adjustment Amount, in each case for such Distribution Date.

                  "Group III Excess Diverted Interest Reserve Deposit": An amount withdrawn from the Excess Diverted Interest Reserve Account equal to the lesser of (i) the amount on deposit in the Excess Diverted Interest Reserve Account and (ii) the sum of (a) any interest shortfalls on the Class III-A Certificates and (b) the aggregate amount of Realized Losses on the Group III Mortgage Loans on such Distribution Date.

                  "Group III Mortgage Loan": A first lien adjustable-rate Mortgage Loan with an initial fixed-rate period of 7 years following origination. The Group III Mortgage Loans are identified as such on the Mortgage Loan Schedule.

                  "Group III Overcollateralized Amount": With respect to any Distribution Date on which an Overcollateralized Amount exists, the excess, if any, of (i) the sum of (a) the aggregate Scheduled Principal Balance of the Group III Mortgage Loans plus (b) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group III over (ii) the aggregate Certificate Principal Balance of the Class III-A Certificates and the Residual Certificates immediately prior to such Distribution Date, in each case, before reduction for any Realized Losses on such Distribution Date.

                  "Group III Senior Percentage": With respect to any Distribution Date and the Class III-A Certificates, the lesser of (a) 100% and
(b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the aggregate Certificate Principal Balance of the

Class III-A Certificates and the Residual Certificates for such Distribution Date over the aggregate amount, if any, payable to the Holders of the Class III-A Certificates and Residual Certificates on such date pursuant to clause (d) of the definition of "Senior Principal Distribution Amount," and the denominator of which is the sum of (i) the aggregate Scheduled Principal Balance of the Group III Mortgage Loans, plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group III, in each case before reduction for any Realized Losses on such Distribution Date.

                  Notwithstanding the foregoing, on any Cross-Collateralization Date on which the aggregate Scheduled Principal Balance of the Group III Mortgage Loans exceeds the aggregate Certificate Principal Balance of the Class III-A Certificates and Residual Certificates, the Group III Senior Percentage will equal the sum of the aggregate Certificate Principal Balance of the Class III-A Certificates and Residual Certificates immediately prior to such Distribution Date plus the Group III Allocation Percentage of the Overcollateralized Amount divided by the aggregate Scheduled Principal Balance of the Group III Mortgage Loans immediately prior to such Distribution Date. On any Distribution Date after the reduction of the aggregate Certificate Principal Balance of the Class I-A Certificates and the Class II-A Certificates to zero, the Group III Senior Percentage will be a percentage equal to the aggregate Certificate Principal Balance of the Class III-A Certificates and Residual Certificates immediately prior to such Distribution Date divided by the aggregate Scheduled Principal Balance of all of the Mortgage Loans immediately prior to such Distribution Date.

                  "Group III Senior Prepayment Percentage": With respect to any Distribution Date and the Class III-A Certificates within the range indicated below, the percentage as indicated below:


             DISTRIBUTION DATE                               GROUP III SENIOR PREPAYMENT PERCENTAGE
October 2004 through September 2015          100%
October 2015 through September 2016          Group III  Senior  Percentage,  plus 70% of the Group III  Subordinate
                                             Percentage
October 2016 through September 2017          Group III  Senior  Percentage,  plus 60% of the Group III  Subordinate
                                             Percentage
October 2017 through September 2018          Group III  Senior  Percentage,  plus 40% of the Group III  Subordinate
                                             Percentage
October 2018 through September 2019          Group III  Senior  Percentage,  plus 20% of the Group III  Subordinate
                                             Percentage
October 2019 and thereafter                  Group III Senior Percentage;

PROVIDED, HOWEVER, no reduction to the Group III Senior Prepayment Percentage described above shall be made as of any Distribution Date unless (i) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more (including REO Properties and Mortgage Loans in foreclosure) averaged over the last six months does not exceed 50% of the sum of the then current Certificate Principal Balances of the Subordinate Certificates and (ii) Realized Losses on the Mortgage Loans to date are less than the then applicable Trigger Amount.

                  On any Distribution Date on which Realized Losses on the Mortgage Loans to date are greater than the then applicable Trigger Amount, the Group III Senior Prepayment

Percentage will be the greater of (x) the Group III Senior Prepayment Percentage for such Distribution Date or (y) the Group III Senior Prepayment Percentage for the immediately preceding Distribution Date.

                  Notwithstanding the above, if on any Distribution Date (a) the Subordinate Percentage, prior to giving effect to any distributions on such Distribution Date, equals or exceeds two times the initial Subordinate Percentage, (b) the provisions of clause (i) of the immediately preceding paragraph are met and (c) (i) on or prior to the Distribution Date occurring in October 2007, cumulative Realized Losses on the Mortgage Loans as of the end of the related Prepayment Period do not exceed 20% of the initial aggregate Certificate Principal Balance of the Subordinate Certificates and (b) after the Distribution Date occurring in October 2007, cumulative Realized Losses on the Mortgage Loans as of the end of the related Prepayment Period do not exceed 30% of the initial aggregate Certificate Principal Balance of the Subordinate Certificates, then the Group III Senior Prepayment Percentage for such Distribution Date will equal the Group III Senior Percentage plus 50% of the Group III Subordinate Percentage for such Distribution Date, if such Distribution Date is prior to October 2007, and will equal the Group III Senior Percentage for such Distribution Date, if such Distribution Date occurs on or after October 2007.

                  On any Distribution Date on which the Aggregate Senior Percentage exceeds the initial Aggregate Senior Percentage, the Group III Senior Prepayment Percentage shall be 100%.

                  "Group III Subordinate Percentage": With respect to the Subordinate Certificates and any Distribution Date, a percentage equal to 100% minus the Group III Senior Percentage.

                  "Group III Subordinate Prepayment Percentage": With respect to the Subordinate Certificates and any Distribution Date, 100% minus the Group III Senior Prepayment Percentage for such Distribution Date.

                  "Highest Priority": As of any date of determination, the Class of Subordinate Certificates then outstanding with a Certificate Principal Balance greater than zero, with the earliest priority for distributions pursuant to Section 4.01, in the following order: Class M-1 Certificates, Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates and Class B-6 Certificates.

                  "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Servicer, the Depositor, the Master Servicer, the Trustee, the Trust Administrator and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Servicer, the Depositor, the Master Servicer, the Trustee, the Trust Administrator or any Affiliate thereof, and (c) is not connected with the Servicer, the Depositor, the Master Servicer, the Trustee, the Trust Administrator or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Servicer, the Depositor, the Master Servicer, the Trustee, the Trust Administrator or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Servicer, the Depositor or the Master Servicer, the Trustee, the Trust Administrator or any Affiliate thereof, as the case may be.

                  "Independent Contractor": Either (i) any Person (other than a Servicer or the Master Servicer) that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicers and the Master Servicer) if the Trust Administrator has received an Opinion of Counsel for the benefit of the Trustee and the Trust Administrator to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "Index": With respect to any Mortgage Loan, the index for the adjustment of the Mortgage Rate set forth as such on the related Mortgage Note.

                  "Insurance Proceeds": Proceeds of any Primary Mortgage Insurance Policy, title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures followed by the Servicer under the Servicing Agreement, subject to the terms and conditions of the related Mortgage Note and Mortgage.

                  "Interest Accrual Period": With respect to any Distribution Date and any Class of Certificates, the one-month period ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

                  "Interest Distribution Amount": With respect to any Class of Certificates for any Distribution Date, an amount equal to one month's interest accrued during the most recently ended Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance thereof immediately prior to such Distribution Date. The Interest Distribution Amount for any Class of Certificates (a) will also include, in the case of any Distribution Date subsequent to the initial Distribution Date, the excess, if any, of the Interest Distribution Amount in respect of such Certificates for the immediately preceding Distribution Date, over the aggregate distributions of interest made in respect of such Certificates pursuant to Section 4.01(a)(1) on such immediately preceding Distribution Date and (b) will be reduced, in the case of any Distribution Date, by the amount of any Prepayment Interest Shortfalls (to the extent not covered by payments in respect of Compensating Interest by the Servicers or by the Master Servicer) and Relief Act Interest Shortfalls that were allocated to such Class on such Distribution Date pursuant to Section 1.02. The Interest Distribution Amount for any Class of Certificates will be based on a 360 day year consisting of twelve 30 day Interest Accrual Periods.

                  "Late Collections": With respect to any Mortgage Loan, all amounts received by the Servicer subsequent to the Determination Date immediately following any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage
Note) but delinquent for such Due Period and not previously recovered.

                  "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from REMIC I by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or Section 9.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from REMIC I by reason of its being purchased pursuant to Section 9.01.

                  "Liquidation Proceeds": The amount (including any Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Master Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan through a trustee's sale, foreclosure sale or otherwise, or (iii) the purchase, repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to the Servicing Agreement or pursuant to or as contemplated by Section
2.03 or Section 9.01.

                  "Loan Group": Any of Loan Group I, Loan Group II or Loan Group III.

                  "Loan Group I": The Loan Group consisting of the Group I Mortgage Loans. With respect to the Class I-A Certificates, Loan Group I is sometimes referred to herein as the related Loan Group and the Mortgage Loans in such Loan Group are sometimes referred to herein as the related Mortgage Loans.

                  "Loan Group II": The Loan Group consisting of the Group II Mortgage Loans. With respect to the Class II-A Certificates, Loan Group II is sometimes referred to herein as the related Loan Group and the Mortgage Loans in such Loan Group are sometimes referred to herein as the related Mortgage Loans.

                  "Loan Group III": The Loan Group consisting of the Group III Mortgage Loans. With respect to the Class III-A Certificates, Loan Group III is sometimes referred to herein as the related Loan Group and the Mortgage Loans in such Loan Group are sometimes referred to herein as the related Mortgage Loans.

                  "Loan-to-Value Ratio": As of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.

                  "Master Servicer": As of the Closing Date, Wells Fargo Bank, N.A. and thereafter, its respective successors in interest who meet the qualifications of the Master Servicer under this Agreement and any required qualifications of the Servicer under the Servicing

Agreement. The Master Servicer and the Trust Administrator shall at all times be the same Person.

                  "Master Servicer Certification": A written certification, substantially in the form attached hereto as Exhibit N, covering servicing of the Mortgage Loans by the Servicer and signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) the February 21, 2003 Statement by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14, as in effect from time to time; provided that if, after the Closing Date
(a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Statement referred to in clause (ii) is modified or superceded by any subsequent statement, rule or regulation of the Securities and Exchange Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Master Servicer Certification shall be as agreed to by the Master Servicer and the Depositor following a negotiation in good faith to determine how to comply with any such new requirements.

                  "Master Servicer Collection Account": The trust account or accounts created and maintained pursuant to Section 3.20, which shall be entitled "Wells Fargo Bank, N.A. as Master Servicer, for HSBC Bank USA, National Association as trustee, in trust for the registered holders of Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2004-HYB3--Master Servicer Collection Account," and which shall be an Eligible Account. The Master Servicer Collection Account may be deemed to be a sub-account of the Distribution Account.

                  "Master Servicer Event of Termination": One or more of the events described in Section 7.01.

                  "Master Servicing Compensation": The meaning specified in
Section 3.14.

                  "Maximum Mortgage Rate": With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

                  "MERS": Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

                  "MERS(R) System": The system of recording transfers of Mortgages electronically maintained by MERS.

                  "MIN": The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

                  "MOM Loan": With respect to any Mortgage Loans registered with MERS on the MERS(R) System, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

                  "Minimum Mortgage Rate": With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

                  "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act or any state law providing for similar relief, (b) except as provided in the Servicing Agreement, without giving effect to any extension granted or agreed to by the Servicer pursuant to the Servicing Agreement and (c) except as provided in the Servicing Agreement, on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

                  "Moody's": Moody's Investors Service, Inc. or its successor in interest.

                  "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

                  "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) of this Agreement, as from time to time held as a part of REMIC I, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.
                  "Mortgage Loan Purchase Agreement": The agreement between the Depositor and the Mortgage Loan Seller regarding the transfer of the Mortgage Loans by the Mortgage Loan Seller to or at the direction of the Depositor, substantially in the form of Exhibit D annexed hereto.

                  "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in REMIC I on such date, attached hereto as Schedule 1. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

                  (i) the Servicer's Mortgage Loan identifying number;

                  (ii) the state and zip code of the related Mortgaged Property;

                  (iii) a code indicating whether the Mortgaged Property is owner-occupied;

                  (iv) the type of Residential Dwelling constituting the Mortgaged Property;

                  (v) the original months to maturity;

                  (vi) the original date of the mortgage;

                  (vii) the Loan-to-Value Ratio as of the Cut-off Date;

                  (viii) the Mortgage Rate in effect immediately following the Cut-off Date;

                  (ix) the date on which the first Monthly Payment was due on the Mortgage Loan;

                  (x) the stated maturity date;

                  (xi) the amount of the Monthly Payment at origination;

                  (xii) the amount of the Monthly Payment as of the Cut-off
         Date;

                  (xiii) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

                  (xiv) the original principal amount of the Mortgage Loan;

                  (xv) the Scheduled Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

                  (xvi) a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

                  (xvii) if available, a code indicating the documentation style (i.e., full, alternative or reduced);

                  (xviii) the Value of the Mortgaged Property;

                  (xix) the sale price of the Mortgaged Property, if applicable;

                  (xx) the actual unpaid principal balance of the Mortgage Loan as of the Cut-off Date;

                  (xxi) the rounding code, the Minimum Mortgage Rate, the Maximum Mortgage Rate, the Gross Margin, the next Adjustment Date and the initial Periodic Rate Cap and the subsequent Periodic Rate Cap;

                  (xxii) a code indicating if the Mortgage Loan is subject to a Primary Mortgage Insurance Policy;

                  (xxiii) whether such Mortgage Loan is a Group I Mortgage Loan, a Group II Mortgage Loan or a Group III Mortgage Loan; and

                  (xxiv) the related Servicer.

                  The Mortgage Loan Schedule shall set forth the following information with respect to the Mortgage Loans in the aggregate as of the Cut-off Date: (1) the number of Mortgage Loans; (2) [reserved]; (3) the weighted average Mortgage Rate of the Mortgage Loans; (4) the weighted average maturity of the Mortgage Loans; (5) the Scheduled Principal Balance of the Mortgage Loans as of the close of business on the Cut-off Date (not taking into account any Principal Prepayments received on the Cut-off Date); and (6) the amount of the Monthly Payment as of the Cut-off Date. The Mortgage Loan Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

                  "Mortgage Loan Seller": Citigroup Global Markets Realty Corp., or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

                  "Mortgage Note": The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

                  "Mortgage Pool": The pool of Mortgage Loans consisting of Loan Group I, Loan Group II and Loan Group III, identified on Schedule 1 from time to time, and any REO Properties acquired in respect thereof.

                  "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, without regard to any reduction thereof as a result of a Debt Service Reduction or operation of the Relief Act. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

                  "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

                  "Mortgagor":  The obligor on a Mortgage Note.

                  "National City Mortgage Loan": Each Mortgage Loan with respect to which National City Mortgage Co. is the related Servicer.

                  "Net WAC Pass-Through Rate": With respect to the Class I-A Certificates and any Distribution Date, a rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates of the Group I Mortgage Loans, weighted based on their Stated Principal Balances as of the first day of the related Due Period. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC I Remittance Rate on REMIC I Regular Interest LT-1GRP, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest.

                  With respect to the Class II-A Certificates and any Distribution Date, a rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates of the Group II Mortgage Loans, weighted based on their Stated Principal Balances as of the first day of the related Due Period. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC I Remittance Rate on REMIC I Regular Interest LT-2GRP, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest.

                  With respect to the Class III-A Certificates and any Distribution Date and the Residual Certificates and the first Distribution Date, a rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates of the Group III Mortgage Loans, weighted based on their Stated Principal Balances as of the first day of the related Due Period. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC I Remittance Rate on REMIC I Regular Interest LT-3GRP, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest.

                  With respect to the Subordinate Certificates and any Distribution Date, a rate per annum equal to the weighted average, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of each Loan Group the aggregate Certificate Principal Balance of the related Class A Certificates, of the weighted average Expense Adjusted Mortgage Rates of the Group I Mortgage Loans, the Group II Mortgage Loans and the Group III Mortgage Loans. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC I Remittance Rate on REMIC I Regular Interest LT-1SUB, REMIC I Regular Interest LT-2SUB and REMIC I Regular Interest LT-3SUB (in each case, subject to a cap and a floor equal to the weighted average of the Expense Adjusted Mortgage Rates of the Mortgage Loans in the related Loan Group, weighted on the basis of the Uncertificated Principal Balance of each such REMIC I Regular Interest.

                  "New Lease": Any lease of REO Property entered into on behalf of REMIC I, including any lease renewed or extended on behalf of REMIC I, if REMIC I has the right to renegotiate the terms of such lease.

                  "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer or Master Servicer, as applicable, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Non-United States Person": Any Person other than a United States Person.

                  "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Mortgage Loan Seller or the Depositor, as applicable; with respect to the Master Servicer, any officer who is authorized to act for the Master Servicer in matters relating to this Agreement, and whose action is binding upon the Master Servicer.

                  "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Mortgage Loan Seller, an Underlying Seller, a Servicer, the Depositor or the Master Servicer, reasonably acceptable to the Trustee, if such opinion is delivered to the Trustee, or reasonably acceptable to the Trust Administrator, if such opinion is delivered to the Trust Administrator, except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

                  "Original Group I Mortgage Loan": Any Mortgage Loans included in Loan Group I as of the Closing Date.

                  "Original Group II Mortgage Loan": Any Mortgage Loans included in Loan Group II as of the Closing Date.

                  "Original Group III Mortgage Loan": Any Mortgage Loans included in Loan Group III as of the Closing Date.

                  "Original Mortgage Loan": Any Original Group I Mortgage Loans, Original Group II Mortgage Loans or Original Group III Mortgage Loans.

                  "Overcollateralized Amount": As to any Distribution Date, an amount equal to the sum of the Undercollateralized Amounts for the unrelated Class or Classes of Class A Certificates.

                  "Overcollateralized Loan Group": As to any Distribution Date on which there is one or more Undercollateralized Loan Groups, any Loan Group for which there is no Undercollateralized Amount.

                  "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "Pass-Through Rate": With respect to any Class of Certificates and any Distribution Date, the related Net WAC Pass-Through Rate.

                  "Percentage Interest": With respect to any Class of Certificates and any Certificate of such Class, the portion of the respective Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance represented by such Certificate, and the denominator of which is the initial Certificate Principal Balance of such Class. The Book-Entry Certificates are issuable only in Percentage Interests corresponding to initial Certificate Principal Balances of $100,000 and integral multiples of $1 in excess thereof. The Private Certificates are issuable only in Percentage Interests corresponding to the initial Certificate Principal Balances of $100,000 and integral multiples of $1 in excess thereof; PROVIDED, HOWEVER, that a single Certificate of each such Class of Certificates may be issued having a Percentage Interest corresponding to the remainder of the aggregate initial Certificate Principal Balance of such Class or to an otherwise authorized denomination for such

Class plus such remainder. The Residual Certificates are issuable only in Percentage Interests of 20% and multiples thereof.

                  "Periodic Rate Cap": With respect to each Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

                  "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, a Servicer, the Master Servicer, the Trustee, the Trust Administrator or any of their respective Affiliates or for which an Affiliate of the Trustee or the Trust Administrator serves as an advisor: (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States; (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by, any Depository Institution; (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal); (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment; (vi) units of money market funds, including money market funds managed or advised by the Trust Administrator or an Affiliate thereof, that have been rated "AAAm" or "AAAM-G" by S&P and "Aaa" by Moody's (if rated by Moody's); and (viii) if previously confirmed in writing to the Master Servicer, the Trust Administrator and the Trustee, as applicable, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates; provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

                  "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

                  "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "P&I Advance": With respect to any Distribution Date, as to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of Monthly Payments due during the related Due Period pursuant to the Servicing Agreement or by the Master Servicer (or other successor Servicer) pursuant to
Section 4.03.

                  "Plan": Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA and Section 4975 of the Code.

                  "Prepayment Assumption": A prepayment rate for the Mortgage Loans of 25% CPR. The Prepayment Assumption is used solely for determining the accrual of original issue discount on the Certificates for federal income tax purposes.

                  "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Countrywide Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment in full or in part that was applied by the Servicer to reduce the outstanding principal balance of such loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to one month's interest on the Mortgage Loan less any payments in respect of interest for such month made by the Mortgagor. With respect to any Distribution Date, for each National City Mortgage Loan and Wells Fargo Mortgage Loan that was the subject of a Principal Prepayment in full or in part during the related Prepayment Period, an amount equal to one month's interest on the Mortgage Loan less any payments in respect of interest for such month made by the Mortgagor.

                  "Prepayment Period": With respect to any Distribution Date and any Countrywide Mortgage Loan, the period commencing on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs. With respect to any Distribution Date and any National City Mortgage Loan or Wells Fargo Mortgage Loan, the calendar month preceding the month in which such Distribution Date occurs.

                  "Primary Mortgage Insurance Policy": Each primary policy of mortgage guaranty insurance in effect as represented by the related Underlying Seller and as so indicated on the Mortgage Loan Schedule, or any replacement policy therefor obtained by the Servicer or any Sub-Servicer pursuant to the Servicing Agreement.

                  "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment; provided, however, the amount of the Principal Prepayment shall not include the amount of any related prepayment penalty or premium.

                  "Private Certificates": As defined in Section 5.02(b).

                  "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or
Section 9.01, an amount equal to the sum of (i)(a) 100% of the Stated Principal Balance of such Mortgage Loan (b) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the date on which interest has last been paid and remitted to the Master Servicer to the last day of the month in which such repurchase occurs, less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase and (ii) any costs and damages (if any) incurred by the Trust Fund in connection with any violation of such Mortgage Loan of any predatory or abusive lending laws.

                  "Qualified Insurer": Any insurer which meets the requirements of Fannie Mae and Freddie Mac.

                  "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Scheduled Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (iv) have the same Due Date as the Due Date on the Deleted Mortgage Loan,
(v) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (vi) have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (vii) have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (viii) have a Gross Margin equal to the Gross Margin of the Deleted Mortgage Loan, (ix) have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (x) be covered under a Primary Mortgage Insurance Policy if such Qualified Substitute Mortgage Loan has a Loan-to-Value Ratio in excess of 80% and the Deleted Mortgage Loan was covered by a Primary Mortgage Insurance Policy and (xi) conform to each representation and warranty made by the related Underlying Seller and by the Mortgage Loan Seller applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the terms described in clause
(iii) shall be determined on the basis of weighted average remaining terms to maturity, the Loan-to-Value Ratios described in clause (v) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause

(xi) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

                  "Rating Agency": Moody's and S&P or their successors. If such agencies or their successors are no longer in existence, the "Rating Agency" shall be such nationally recognized statistical rating agency, or other comparable Person, designated by the Depositor, written notice of which designation shall be given to the Trustee, the Trust Administrator and the Master Servicer. References herein to "the Rating Agency" shall be deemed to refer to both Rating Agencies, as the context may require.

                  "Realized Loss": With respect to each Mortgage Loan or REO Property as to which a Final Recovery Determination has been made, (a) a Bankruptcy Loss, Fraud Loss or Special Hazard Loss or (b) with respect to any defaulted Mortgage Loan that is finally liquidated through foreclosure sale, disposition of the related Mortgaged Property (if acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure) or otherwise, is the amount of loss realized, if any, equal to the portion of the Stated Principal Balance remaining unpaid, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all Liquidation Proceeds (net of amounts reimbursable therefrom to the Servicer pursuant to the Servicing Agreement for P&I Advances, servicing advances and other related expenses, including attorney's fees or to the Master Servicer hereunder) in respect of such Mortgage Loan.

                  With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

                  With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

                  To the extent the Trust Fund receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

                  "Record Date": With respect to each Distribution Date and each Class of Certificates, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

                  "Regular Certificate": Any Class A Certificate or Subordinate Certificate.

                  "Regular Interest": A "regular interest" in a REMIC within the meaning of Section 860G(a)(1) of the Code.

                  "Relief Act": The Servicemembers Civil Relief Act, as amended.

                  "Relief Act Interest Shortfall": With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act or any state law providing for similar relief.

                  "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof; (ii) any REO Property, together with all collections thereon and proceeds thereof; (iii) the Trustee's rights under all insurance policies required to be maintained pursuant to this Agreement or the Servicing Agreement and any proceeds thereof; (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interests created thereby but excluding any indemnification rights pursuant to Section 18 thereof); (v) the rights of the Trustee under the Servicing Agreements and the AAR Agreements relating thereto and (v) the Custodial Account, the Master Servicer Collection Account and the Distribution Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, REMIC I specifically excludes all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date.

                  "REMIC I Regular Interests": The REMIC I Regular Interests, as defined in the Preliminary Statement.

                  "REMIC I Remittance Rate": With respect to REMIC I Regular Interest LT-1SUB, REMIC I Regular Interest LT-2SUB, REMIC I Regular Interest LT-3SUB and REMIC I Regular Interest LT-ZZ, the weighted average of the Expense Adjusted Mortgage Rates of the Mortgage Loans. With respect to REMIC I Regular Interest LT-1GRP, the weighted average of the Expense Adjusted Mortgage Rates of the Group I Mortgage Loans. With respect to REMIC I Regular Interest LT-2GRP, the weighted average of the Expense Adjusted Mortgage Rates of the Group II Mortgage Loans. With respect to REMIC I Regular Interest LT-3GRP and REMIC I Regular Interest LT-R, the weighted average of the Expense Adjusted Mortgage Rates of the Group III Mortgage Loans.

                  "REMIC I Subordinated Balance Ratio": The ratio among the Uncertificated Balances of each of the REMIC I Regular Interests ending with the designation "SUB," equal to the ratio among, with respect to each such REMIC I Regular Interest, the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of the Class A Certificates in the related Loan Group.

                  "REMIC II": As defined in the Preliminary Statement.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                  "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term "rents from real property."

                  "REO Disposition": The sale or other disposition of an REO Property on behalf of any Trust REMIC.

                  "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I, one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the close of business on the Distribution Date in such calendar month.

                  "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section
9.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to the Servicing Agreement in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and P&I Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

                  "REO Property": A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure.

                  "Request for Release": A request for release in such electronic or other format as shall be mutually agreeable by the Trust Administrator and the Servicer, in substantially the form of Exhibit E attached hereto.

                  "Residential Dwelling": Any one of the following: (i) an attached or detached one- family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, or (iv) a detached one-family dwelling in a planned unit development, none of which is a co-operative, mobile or manufactured home (as defined in 42 United States Code, Section 5402(6)).

                  "Residual Certificate":  Any one of the Class R Certificates.

                  "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

                  "Responsible Officer": When used with respect to the Trust Administrator, the President, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Trust Administrator customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter relating to this Agreement, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Trustee, any officer of the Trustee with direct responsibility for the administration of this Agreement and, with respect to a particular matter relating to this Agreement, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "S&P": Standard & Poor's, a division of the McGraw-Hill Companies, Inc., or its successor in interest.

                  "Scheduled Principal Balance": With respect to any Mortgage
Loan: (a) as of the Cut-off Date, the outstanding principal balance of such Mortgage Loan as of such date, net of the principal portion of all unpaid Monthly Payments, if any, due on or before such date; (b) as of any Due Date subsequent to the Cut-off Date up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such Mortgage Loan, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, minus the sum of (i) the principal portion of each Monthly Payment due on or before such Due Date but subsequent to the Cut-off Date, whether or not received, (ii) all Principal Prepayments received before such Due Date but after the Cut-off Date, (iii) the principal portion of all Liquidation Proceeds and Insurance Proceeds received before such Due Date but after the Cut-off Date, net of any portion thereof that represents principal due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) on a Due Date occurring on or before the date on which such proceeds were received and
(iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation occurring before such Due Date, but only to the extent such Realized Loss represents a reduction in the portion of principal of such Mortgage Loan not yet due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) as of the date of such Deficient Valuation; and (c) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such Mortgage Loan, zero. With respect to any REO Property: (a) as of any Due Date subsequent to the date of its acquisition on behalf of the Trust Fund up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such REO Property, an amount (not less than zero) equal to the Scheduled Principal Balance of the related Mortgage Loan as of the Due Date in the calendar month in which such REO Property was acquired, minus the aggregate amount of REO Principal Amortization, if any, in respect of such REO Property for all previously ended calendar months; and (b) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such REO Property, zero.

                  "Senior Interest Distribution Amount": With respect to any Distribution Date, an amount equal to the aggregate of the Interest Distribution Amounts for such Distribution Date for each Class of Class A Certificates and, in the case of the first Distribution Date, the Residual Certificates.

                  "Senior Percentage": The Group I Senior Percentage, the Group II Senior Percentage or the Group III Senior Percentage, as the context requires.

                  "Senior Prepayment Percentage": The Group I Senior Prepayment Percentage, the Group II Senior Prepayment Percentage or the Group III Senior Prepayment Percentage, as the context requires.

                  "Senior Principal Distribution Amount": For any Distribution Date and any Class of Class A Certificates, an amount equal to the sum of:

                  (a) the product of (x) the then-applicable related Senior Percentage and (y) the sum of the following:

                    (i) the aggregate of the principal portions of all Monthly
               Payments due during the related Due Period in respect of the related Mortgage Loans whether or not received;

                    (ii) the principal portion of all Insurance Proceeds,
               Liquidation Proceeds (other than amounts described in clause (c) below) and Subsequent Recoveries received in respect of the related Mortgage Loans during the related Prepayment Period (other than any such related Mortgage Loan that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or Section 9.01 during the related Prepayment Period), net of any portion thereof that represents a recovery of principal for which a P&I Advance was made in respect of a preceding Distribution Date;

                    (iii) the Stated Principal Balance (calculated immediately prior to such Distribution Date) of each related Mortgage Loan that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or Section 9.01 during the related Prepayment Period;

                    (iv) all REO Principal Amortization collected in respect of any REO Property in respect of a related Mortgage Loan during the related Prepayment Period; and

                    (v) in connection with the substitution of one or more
               Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans in the related Loan Group pursuant to Section 2.03 during the related Prepayment Period, the excess, if any, of (A) the aggregate Stated Principal Balance (calculated as of the respective dates of substitution) of such Deleted Mortgage Loans, net of the aggregate of the principal portions of the Monthly Payments due during the related Prepayment Period (to the extent received from the related Mortgagor or advanced and distributed pursuant to Section 4.01 on the Distribution Date in the related Prepayment Period) in respect of each such Deleted Mortgage Loan that was replaced prior to the Distribution Date in the related Prepayment Period, over (B) the aggregate Stated Principal Balance (calculated as of the respective dates of substitution) of such Qualified Substitute Mortgage Loans;

                  (b) the product of (x) the then-applicable related Senior Prepayment Percentage and (y) the aggregate of all Principal Prepayments received in respect of the related Mortgage Loans during the related Prepayment Period;

                  (c) with respect to any related Mortgage Loan which was the subject of a Final Recovery Determination in the related Prepayment Period, the least of (a) the then-applicable related Senior Prepayment Percentage multiplied by the net Liquidation Proceeds and Insurance Proceeds allocable to principal in respect of the related Mortgage Loans, (b) the then-applicable related Senior Percentage multiplied by the Scheduled Principal Balance of the related Mortgage Loan at the time of such Final Recovery Determination and (c) the principal portion of all amounts collected in connection with such a Final Recovery Determination;

                  (d) in the case of any Distribution Date subsequent to the initial Distribution Date, an amount equal to the excess, if any, of the related Senior Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made in respect of the related Class of Class A Certificates on such immediately preceding Distribution Date pursuant to Section 4.01 to the extent that any such amounts are not attributable to Realized Losses which were allocated to the Subordinate Certificates pursuant to Section 4.04; and

                  (e) any Class A Principal Adjustment Amount (allocated among the Class A Certificates on a PRO RATA basis based on the aggregate Certificate Principal Balance of each such Class), so long as (a) the Subordination Test has not been met with respect to such Distribution Date and (b) there is more than one Class of Class A Certificates still outstanding.

                  On any Distribution Date on which only one Class of Class A Certificates remains outstanding, such Class of Class A Certificates will be entitled to receive distributions in respect of all principal collected on any of the remaining Mortgage Loans.

                  "Servicer": With respect to any Mortgage Loan, the servicer thereof pursuant to the related Servicing Agreement, or the successor to such party as the servicer of such Mortgage Loan. The Servicers of the Mortgage Loans as of the Cut-off Date and the Servicing Agreement pursuant to which each Servicer is Servicing the Mortgage Loans serviced by it as of the Cut-off Date are identified on Schedule 2 hereto.

                  "Servicer Remittance Date": The day each month that the Servicer pursuant to the Servicing Agreement is required to remit scheduled and unscheduled collections on the Mortgage Loans to the Master Servicer.

                  "Servicing Advances": All customary, reasonable and necessary "out-of-pocket" costs and expenses other than P&I Advances (including reasonable attorneys' fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures and (c) the management and liquidation of any REO Property. If the Master Servicer (or another successor Servicer) succeeds as Servicer, it shall not be required to make any Servicing Advance in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer (or other successor Servicer), would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property.

                  "Servicing Agreement": With respect to each Servicer and the Mortgage Loans serviced by such Servicer, the servicing agreement, servicing guide or other document governing the servicing of such Mortgage Loans by such Servicer, as such servicing agreement has been assigned and, if applicable, modified pursuant to the related AAR Agreement. The Servicers of the Mortgage Loans as of the Cut-off Date and the Servicing Agreement pursuant to which each Servicer is servicing the Mortgage Loans serviced by it as of the Cut-off Date are identified on Schedule 2 hereto.

                  "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the applicable Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

                  "Servicing Fee Rate": With respect to the any Mortgage Loan, 0.250% per annum.

                  "Servicing Officer": With respect to the Servicer, any officer of the Servicer involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Master Servicer, the Trust Administrator and the Trustee upon request, as such list may from time to time be amended. With respect to the Master Servicer, any officer of the Master Servicer involved in or responsible for, the administration and master servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Master Servicer to the Trust Administrator and the Trustee upon request, as such list may from time to time be amended.

                  "Single Certificate": With respect to any Class of Certificates (other than the Residual Certificates), a hypothetical Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Certificate Principal Balance of $1,000. With respect to the Residual Certificates, a hypothetical Certificate of such Class evidencing a 20% Percentage Interest in such Class.

                  "Special Hazard Amount": Initially, an amount equal to $5,585,754. As of each anniversary of the Cut-off Date, the Special Hazard Amount shall equal the lesser of (i) the Special Hazard Amount on the immediately preceding anniversary of the Cut-off Date less the sum of all amounts allocated to the Subordinate Certificates in respect of Special Hazard Losses on the Mortgage Loans during such year and (ii) the Adjustment Amount for such anniversary.

After the Certificate Principal Balances of the Subordinate Certificates are reduced to zero, the Special Hazard Amount will be zero.

                  "Special Hazard Loss": Any Realized Loss or portion thereof not in excess of the lesser of the cost of repair or replacement of a Mortgaged Property suffered by such Mortgaged Property by reason of damage caused by certain hazards (including earthquakes, mudflows, and, to a limited extent, floods) not insured against under the hazard insurance policies or fire or flood insurance policies required to be maintained in respect of such Mortgaged Property pursuant to Section 3.14, or by reason of the application of any co-insurance provision. Special Hazard Losses shall not include any Extraordinary Loss or any of the following:

                  (a) wear and tear, deterioration, rust or corrosion, mold, wet or dry rot; inherent vice or latent defect; animals, birds, vermin, insects;

                    (i) smog, smoke, vapor, liquid or dust discharge from
               agricultural or industrial operations; pollution; contamination;

                    (ii) settling, subsidence, cracking, shrinkage, bulging or expansion of pavements, foundations, walls, floors, roofs or ceilings; and

                    (iii) errors in design, faulty workmanship or faulty
               materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss.

                  "Startup Day": With respect to any Trust REMIC, the day designated as such pursuant to Section 10.01(b) hereof.

                  "Stated Principal Balance": With respect to any Mortgage Loan:
(a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Servicer as recoveries of principal, to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Prepayment Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the sum of (I) if such REO Property was acquired before the Distribution Date in any calendar month, the principal portion of the

Monthly Payment due on the Due Date in the calendar month of acquisition, to the extent advanced by the Servicer and distributed pursuant to Section 4.01 on or before such date of determination, to the extent distributed pursuant to Section
4.01 on or before such date of determination, and (II) the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

                   "Subordinate Certificate": Any Class M-1 Certificate, Class B-1 Certificate, Class B-2 Certificate, Class B-3 Certificate, Class B-4 Certificate, Class B-5 Certificate or Class B-6 Certificate.

                  "Subordinate Percentage": The Subordinate Percentage with respect to any distribution date will be the percentage equal to the aggregate Certificate Principal Balance of the Subordinate Certificates immediately prior to such Distribution Date divided by the aggregate Scheduled Principal Balance of all of the Mortgage Loans as of the close of business on the first day of the calendar month immediately preceding such Distribution Date.

                  "Subordinate Principal Distribution Amount": For any Distribution Date, an amount equal to the sum of:

                  (a) the product of (x) the then-applicable Group I Subordinate Percentage, Group II Subordinate Percentage or Group III Subordinate Percentage, as applicable, and (y) the sum of the following:

                    (i) the aggregate of the principal portions of all Monthly
               Payments due during the related Due Period in respect of the Mortgage Loans whether or not received;

                    (ii) the principal portion of all Insurance Proceeds,
               Liquidation Proceeds (other than amounts described in clause (c) below) and Subsequent Recoveries received in respect of the related Mortgage Loans during the related Prepayment Period (other than any such Mortgage Loan that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or
               Section 9.01 during the related Prepayment Period), net of any portion thereof that represents a recovery of principal for which an advance was made by the Servicer pursuant to the Servicing Agreement in respect of a preceding Distribution Date;

                    (iii) the Stated Principal Balance (calculated immediately prior to such Distribution Date) of each related Mortgage Loan that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or Section 9.01 during the related Prepayment Period;

                    (iv) all REO Principal Amortization collected in respect of any REO Property during the related Prepayment Period; and

                    (v) in connection with the substitution of one or more
               Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans in the related Loan Group pursuant to Section 2.03 during the related Prepayment Period, the excess, if any, of (A) the aggregate Stated Principal Balance (calculated as of the respective dates of substitution) of such Deleted Mortgage Loans, net of the aggregate of the principal portions of the Monthly Payments due during the related Prepayment Period (to the extent received from the related Mortgagor or advanced and distributed pursuant to Section 4.01 on the Distribution Date in the related Prepayment Period) in respect of each such Deleted Mortgage Loan that was replaced prior to the Distribution Date in the related Prepayment Period, over (B) the aggregate Stated Principal Balance (calculated as of the respective dates of substitution) of such Qualified Substitute Mortgage Loans;

                  (b) the product of (x) the then-applicable Group I Subordinate Prepayment Percentage, Group II Subordinate Prepayment Percentage or Group III Subordinate Prepayment Percentage, as applicable, and (y) all Principal Prepayments received in respect of the related Mortgage Loans during the related Prepayment Period;

                  (c) with respect to any related Mortgage Loans which were the subject of a Final Recovery Determination in the related Prepayment Period, the amount, if any, by which the net Liquidation Proceeds and Insurance Proceeds allocable to principal in respect of such Mortgage Loans exceed the amount distributable to the related Class A Certificates pursuant to clause (c) of the definition of "Senior Principal Distribution Amount";

                  (d) in the case of any Distribution Date subsequent to the initial Distribution Date, an amount equal to the excess, if any, of the Subordinate Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made in respect of the Subordinate Certificates on such immediately preceding Distribution Date pursuant to Section 4.01 to the extent that any such amounts are not attributable to Realized Losses that were allocated to the Subordinate Certificates pursuant to Section 4.04; and

                  (e) any Class A Principal Adjustment Amount, so long as (a) the Subordination Test has been met with respect to such Distribution Date and
(b) there is more than one Class of Class A Certificates still outstanding.

                  "Subordination Test": With respect to any Distribution Date, the Subordination Test will be met if the Subordinate Percentage is equal to or greater than two times the Subordinate Percentage on the Closing Date.

                  "Sub-Servicer": Any Person with which the Servicer has entered into a Sub-Servicing Agreement meeting the requirements set forth in the Servicing Agreement.

                  "Sub-Servicing Agreement": The written contract between the Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans meeting the requirements set forth in the Servicing Agreement.

                  "Subsequent Recoveries": As of any Distribution Date, amounts received by the Trust Fund (net of any related expenses permitted to be reimbursed to the related Servicer or the

Master Servicer from such amounts under the related Servicing Agreement or hereunder) specifically related to a Mortgage Loan that was the subject of a liquidation or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

                  "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of any Trust REMIC due to its classification as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

                  "Termination Price":  As defined in Section 9.01.

                  "Terminator":  As defined in Section 9.01.

                  "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

                  "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

                  "Trigger Amount": With respect to any Class of Class A Certificates and any Distribution Date, the Trigger Amount occurring after the first ten years will be as follows: for any Distribution Date during the eleventh year after the Closing Date, 30% of the initial aggregate Certificate Principal Balance of the Subordinate Certificates; for any Distribution Date during the twelfth year after the Closing Date, 35% of the initial aggregate Certificate Principal Balance of the Subordinate Certificates; for any Distribution Date during the thirteenth year after the Closing Date, 40% of the initial aggregate Certificate Principal Balance of the Subordinate Certificates; for any Distribution Date during the fourteenth year after the Closing Date, 45% of the initial aggregate Certificate Principal Balance of the Subordinate Certificates; and for any Distribution Date during the fifteenth year (or any year thereafter) after the Closing Date, 50% of the initial aggregate Certificate Principal Balance of the Subordinate Certificates.

                  "Trust Administrator": Wells Fargo Bank, N.A., or its successor in interest, or any successor trust administrator appointed as herein provided.

                  "Trust Fund": Collectively, all of the assets of REMIC I and REMIC II.

                  "Trust REMIC": Each of REMIC I and REMIC II.

                  "Trustee": HSBC Bank USA, National Association or its successor in interest, or any successor trustee appointed as herein provided.

                  "Uncertificated Balance": The amount of any REMIC I Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each REMIC I Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Balance. On each Distribution Date, the Uncertificated Balance of each REMIC I Regular Interest shall be reduced by all distributions of principal made on such REMIC I Regular Interest on such Distribution Date pursuant to
Section 4.08 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in
Section 4.04.

                  "Undercollateralized Amount": As to any Distribution Date and Loan Group I, the excess, if any, of the aggregate Certificate Principal Balance of the Class I-A Certificates immediately prior to such Distribution Date over the sum of (i) the aggregate Scheduled Principal Balance of the Group I Mortgage Loans plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group I, in each case before reduction for any Realized Losses on such Distribution Date. As to any Distribution Date and Loan Group II, the excess, if any, of the aggregate Certificate Principal Balance of the Class II-A Certificates immediately prior to such Distribution Date over the sum of (i) the aggregate Scheduled Principal Balance of the Group II Mortgage Loans plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group II, in each case before reduction for any Realized Losses on such Distribution Date. As to any Distribution Date and Loan Group III, the excess, if any, of the aggregate Certificate Principal Balance of the Class III-A Certificates immediately prior to such Distribution Date over the sum of (i) the aggregate Scheduled Principal Balance of the Group III Mortgage Loans plus (ii) the aggregate Scheduled Principal Balance of the REO Properties in Loan Group III, in each case before reduction for any Realized Losses on such Distribution Date.

                  "Undercollateralized Loan Group": As to any Distribution Date, any Loan Group for which an Undercollateralized Amount greater than zero is calculated.

                  "Underlying Seller": With respect to any Countrywide Mortgage Loan, Countrywide Home Loans, Inc. With respect to any National City Mortgage Loan, National City Mortgage Co. With respect to any Wells Fargo Mortgage Loan, Wells Fargo Bank, N.A..

                  "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to the Servicing Agreement.

                  "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations); provided that, for purposes solely of the restrictions on the transfer of the Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence. The term "United States" shall have the meaning set forth in Section 7701 of the Code.

                  "Value": With respect to any Mortgaged Property, the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan or such other value assigned to such Mortgaged Property by the originator at the time of origination of the Mortgage Loan.

                  "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, (i) 99% of all of the Voting Rights shall be allocated to the Regular Certificates in proportion to their then outstanding Certificate Principal Balances and (ii) 1% of all Voting Rights will be allocated among the holders of the Residual Certificates, in proportion to their Percentage Interests in each such Class. All Voting Rights allocated to any Class of Certificates shall be allocated among such Certificates PRO RATA in accordance with the respective Percentage Interests evidenced thereby.

                  "Wells Fargo Mortgage Loan": Each Mortgage Loan with respect to which Wells Fargo Bank, N.A. is the related Servicer.

Section 1.02.     Allocation of Certain Interest Shortfalls.

                  The aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by Compensating Interest payments by the Servicer or the Master Servicer) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among the Certificates on a PRO RATA basis in accordance with, and to the extent of, one month's interest at the Pass-Through Rate on the respective Certificate Principal Balance of such Certificate immediately prior to such Distribution Date.

                  The aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by Compensating Interest payments by the Servicer or the Master Servicer) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated to the REMIC I Regular Interests, PRO RATA based on, and to the extent of, one month's interest at the then applicable respective REMIC I Remittance Rate on the respective Uncertificated Balance of each such REMIC I Regular Interest.

Section 1.03.     Rule of Construction.

                  References to the Servicer or to the Servicing Agreement shall be deemed to be references to the related Servicer or Servicing Agreement, to each Servicer or Servicing Agreement or to any Servicer or Servicing Agreement, as the context requires.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.     Conveyance of Mortgage Loans.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement (including any security interests created thereby) except Section 18 thereof, and all other assets included or to be included in REMIC I. Such assignment includes all interest and principal received by the Depositor or the Master Servicer on or with respect to the Mortgage Loans (other than payments of principal and interest due on such Mortgage Loans on or before the Cut-off Date or Principal Prepayments and unscheduled collections received prior to the first Prepayment Period). The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement. The Depositor herewith delivers to the Trustee a copy of each Servicing Agreement.

                  In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Trustee or a Custodian on behalf of the Trustee, the following documents or instruments (a "Mortgage File") with respect to each Mortgage Loan so transferred and assigned:

               (i) the original Mortgage Note, endorsed in one of the following forms: (i) in the name of the Trustee or (ii) in blank, in each case, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

               (ii) (A) the original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording thereon, and (B) the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

               (iii) unless the Mortgage Loan is registered on the MERS(R) System, of the Mortgage in recordable form in blank or to the Trustee;

               (iv) the original recorded Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS(R) System and noting the presence of the MIN) as contemplated by the immediately preceding clause (iii);

               (v) the original of or a copy of each related assumption, modification, consolidation or extension agreement, with evidence of recording thereon, if any;

               (vi) with respect to any Mortgage Loan listed on the Mortgage Loan Schedule as subject to a Primary Mortgage Insurance Policy, the original Primary Mortgage Insurance Policy or certificate;

               (vii) the original mortgagee title insurance policy (which may be a certificate relating to a master policy of title insurance) or an attorney's opinion of title where customary; and

               (viii) any of the following that are in the possession of the Mortgage Loan Seller or a document custodian on its behalf: (A) the original of or a copy of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage or (B) the original of or a copy of any power of attorney, if applicable.

                  With respect to a maximum of approximately 5.00% of the Original Mortgage Loans, by outstanding principal balance of the Original Mortgage Loans as of the Cut-off Date, if any original Mortgage Note referred to in clause (i) above cannot be located, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the Trustee (or the Custodian on behalf of the Trustee) of a photocopy of such Mortgage Note, if available, with a lost note affidavit. If any of the original Mortgage Notes for which a lost note affidavit was delivered to the Trustee (or the Custodian on behalf of the Trustee) is subsequently located, such original Mortgage Note shall be delivered to the Trustee (or the Custodian on behalf of the Trustee) within three Business Days.

                  If any of the documents referred to in Sections 2.01(ii),
(iii) or (iv) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or
(y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee (or the Custodian) of a copy of each such document certified by the related Underlying Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the related Underlying Seller, delivery to the Trustee (or the Custodian) promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original.

                  In instances where the original title insurance policy referred to in clause (vii) above (which may be a certificate relating to a master policy of title insurance) pertaining to the Mortgaged Property relating to a Mortgage Loan cannot be delivered by the Depositor to the Trustee (or the Custodian on behalf of the Trustee) prior to or concurrently with the execution and delivery of this Agreement because such policy is not yet available, the Depositor may, in lieu of delivering the original or a copy of such title insurance, deliver to the Trustee or the Custodian on behalf of the Trustee) a binder with respect to such policy (which may be a certificate relating to a master policy of title insurance) and deliver the original or a copy of such policy (which may be a certificate relating to a master policy of title insurance) to the Trustee (or the Custodian on behalf of the Trustee) within 270 days of the Closing Date. In instances where an original assumption, modification, consolidation or extension agreement cannot be delivered by the Depositor to the Trustee (or the Custodian on behalf of the Trustee) prior to or concurrently with the execution and delivery of this Agreement, the Depositor may, in lieu of delivering the original of such agreement, deliver a certified copy thereof.

                  Except with respect to any Mortgage Loan for which MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record, the Trustee shall enforce the obligation of the related Servicer or Underlying Seller under the related Servicing Agreement to promptly (within sixty days following the later of the Closing Date and the date of receipt by the Trustee (or the Custodian on behalf of the Trustee) of the recording information for a Mortgage, but in no event later than ninety days following the Closing Date) submit or cause to be submitted for recording, at the expense of such Servicer or Underlying Seller (except, in the case of any Mortgage Loan, to the extent such Servicer or Underlying Seller shall have paid for one such recordation as required under the related Servicing Agreement, in which case, such obligation to record shall be an obligation of the Mortgage Loan Seller and such cost shall be at the expense of the Mortgage Loan Seller) and at no expense to the Trust Fund, the Trustee, the Trust Administrator, the Master Servicer or the Depositor, in the appropriate public office for real property records, each Assignment referred to in clauses (iii) and (iv) above and the Depositor shall execute or cause to be executed each original Assignment or cause each original Assignment to be executed in the following form: "HSBC Bank USA, National Association as Trustee under the applicable agreement." In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Trust Administrator, at the expense of the Underlying Seller or the Mortgage Loan Seller, shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded. If the related Underlying Seller or the Mortgage Loan Seller, as applicable, fails to pay the cost of recording the Assignments or of correcting any such defect, such expense will be paid by the Trust Administrator and shall be reimbursable to the Trust Administrator as an Extraordinary Trust Fund Expense. Notwithstanding the foregoing, neither the Trustee nor the Trust Administrator shall be responsible for determining whether any Assignment delivered by the Depositor hereunder is in recordable form. Notwithstanding any of the foregoing, but without limiting the requirement that such Assignments be in recordable form, neither the Trust Administrator nor the Trustee shall be required to submit or cause to be submitted for recording each Assignment delivered to it (or to the Custodian) pursuant to Sections 2.01(iii) and (iv), if such recordation shall not, as of the Closing Date, be required by the Rating Agencies, as a condition to their assignment on the Closing Date of their initial ratings to the Certificates, as evidenced by the delivery by the Rating Agencies of their ratings letters on the Closing Date. Nothing herein shall limit any obligation any Servicer may have to record any Assignment when required by the applicable servicing standard or other provisions of the related Servicing Agreement.

                  In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Depositor further agrees that it will cause, within 30 Business Days after the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Depositor further agrees that it will not alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

                  The Depositor shall deliver or cause to be delivered to the Trustee (or the Custodian on behalf of the Trustee) promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan.

                  All original documents relating to the Mortgage Loans that are not delivered to the Trustee (or the Custodian) are and shall be held by or on behalf of the Mortgage Loan Seller, the Servicer, the Depositor or the Master Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee (or the Custodian). Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Servicer.

                  Wherever it is provided in this Section 2.01 that any document, evidence or information relating to a Mortgage Loan be delivered or supplied to the Trustee, the Depositor shall do so by delivery thereof to the Trustee or the Custodian on behalf of the Trustee.

                  The parties hereto understand and agree that it is not intended that any mortgage loan be included in the Trust that is a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003.

Section 2.02.     Acceptance of Trust Fund by the Trustee.

                  Subject to the provisions of Section 2.01, subject to the review described below and any exceptions noted on the exception report described in the next paragraph below and based solely on a certification received by it from each Custodian, the Trustee acknowledges receipt of the documents referred to in Section 2.01 above and all other assets included in the definition of "Trust Fund" and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "Trust Fund" in trust for the exclusive use and benefit of all present and future Certificateholders.

                  The Trustee agrees to execute and deliver (or cause the Custodian to execute and deliver) to the Depositor, the Mortgage Loan Seller, the Master Servicer, the Trustee and the Trust Administrator on or prior to the Closing Date an acknowledgment of receipt of the related original Mortgage Note for each Mortgage Loan (with any exceptions noted), substantially in the form attached as Exhibit C-3 hereto.

                  The Trustee agrees, for the benefit of the Certificateholders, to review, or that it has reviewed pursuant to Section 2.01 (or to cause the Custodian to review or that it has caused the Custodian to have reviewed) each Mortgage File on or prior to the Closing Date, with respect to each Mortgage Loan (or, with respect to any document delivered after the Startup Day, within 90 days of receipt and with respect to any Qualified Substitute Mortgage, within 90 days after the assignment thereof). The Trustee further agrees, for the benefit of the Certificateholders, to deliver (or cause the Custodian to deliver) to the Depositor, the Mortgage Loan Seller, the Master Servicer, the Trust Administrator and the Trustee, a certification substantially in the form attached hereto as Exhibit C-1 (or substantially in such similar form as such certification may be obtained from the Custodian under the applicable custodial agreement), within 90 days following the Closing Date, with respect to each Mortgage Loan (or, with respect to any document delivered after the Startup Day, within 90 days of receipt and with respect to any Qualified Substitute Mortgage, within 90 days after the assignment thereof) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.01 of this Agreement (other than, with respect to any Mortgage Loan listed on the Mortgage Loan Schedule as subject to a Primary Mortgage Insurance Policy, the original Primary Mortgage Insurance Policy, the receipt of which it shall not be a duty of the Trustee or the Custodian to ascertain) are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the Mortgage Loan identifying number, the state and zip code, the original principal amount, the Monthly Payment amount at origination, the original stated maturity, the first Due Date and the Gross Margin set forth in the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee (or the Custodian, as applicable) is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, legally enforceable, valid or binding or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

                  Prior to the first anniversary date of this Agreement the Trustee shall deliver (or cause the Custodian to deliver) to the Depositor, the Mortgage Loan Seller, the Master Servicer, the Trust Administrator and the Trustee a final certification in the form annexed hereto as Exhibit C-2, with any applicable exceptions noted thereon.

                  If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee (or the Custodian, as applicable) finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee (or the Custodian, as applicable) shall so notify (cause the Custodian to notify) the Depositor, the Mortgage Loan Seller, the Master Servicer, the Trust Administrator and the Trustee. In addition, upon the discovery by the Depositor or the Master Servicer (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the related Underlying Seller under the related Servicing Agreement or by the Mortgage Loan Seller under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties to this Agreement.

                  The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee in trust for the benefit of the Certificateholders and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

Section 2.03. Repurchase or Substitution of Mortgage Loans by the Mortgage Loan
              Seller, the Underlying Seller or the Depositor

                  (a) Upon discovery or receipt of notice by the Depositor, the Master Servicer, the Trust Administrator or the Trustee of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the related Underlying Seller or the Mortgage Loan Seller of any representation, warranty or covenant under the applicable Servicing Agreement or under the Mortgage Loan Purchase Agreement, as applicable, in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the party so discovering or receiving notice shall promptly notify the other parties to this Agreement, and the Trustee thereupon shall promptly notify the related Underlying Seller and the Mortgage Loan Seller of such defect, missing document or breach and request that the related Underlying Seller or the Mortgage Loan Seller, as applicable, deliver such missing document or cure such defect or breach within 90 days from the date such Underlying Seller or the Mortgage Loan Seller, as applicable, was notified of such missing document, defect or breach, and if such Underlying Seller or the Mortgage Loan Seller, as applicable, does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the obligations of such Underlying Seller or the Mortgage Loan Seller, as applicable, under the related Servicing Agreement or the Mortgage Loan Purchase Agreement, as applicable, (i) to repurchase such Mortgage Loan from REMIC I at the Purchase Price within 90 days after the date on which such Underlying Seller or the Mortgage Loan Seller, as applicable, was notified (subject to Section 2.03(e)) of such missing document, defect or breach, and (ii) to indemnify the Trust Fund in respect of such missing document, defect or breach, in the case of each of (i) and (ii), if and to the extent that such Underlying Seller or the Mortgage Loan Seller, as applicable, is obligated to do so under the related Servicing Agreement or the Mortgage Loan Purchase Agreement, as applicable. The Purchase Price for the repurchased Mortgage Loan and any indemnification shall be remitted by the related Underlying Seller or the Mortgage Loan Seller, as applicable, to the Master Servicer for deposit into the Master Servicer Collection Account, and the Trust Administrator, upon receipt of written notice from the Master Servicer of such deposit, shall give written notice to the Trustee that such deposit has taken place and the Trustee shall release (or cause the Custodian to release) to the related Underlying Seller or the Mortgage Loan Seller, as applicable, the related Mortgage File, and the Trustee and the Trust Administrator shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as such Underlying Seller or the Mortgage Loan Seller, as applicable, shall furnish to it and as shall be necessary to vest in such Underlying Seller or the Mortgage Loan Seller, as applicable, any Mortgage Loan released pursuant hereto, and the Trustee and the Trust Administrator shall have no further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the related Servicing Agreement or the Mortgage Loan Purchase Agreement, as applicable, the related Underlying Seller or the Mortgage Loan Seller, as applicable, may cause such Mortgage Loan to be removed from REMIC I (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). It is understood and agreed that the obligation of the related Underlying Seller or the Mortgage Loan Seller, as applicable, to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing, and if and to the extent provided in the related Servicing Agreement or the Mortgage Loan Purchase Agreement, as applicable, to perform any applicable indemnification obligations with respect to any such omission, defect or breach, as provided in the related Underlying Agreement or the Mortgage Loan Purchase Agreement, shall constitute the only remedies respecting such omission, defect or breach available to the Trustee or the Trust Administrator on behalf of the Certificateholders.

                  (b) Reserved.

                  (c) Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section
2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

                  (d) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the date which is two years after the Startup Day for REMIC I.

                  As to any Deleted Mortgage Loan for which an Underlying Seller or the Mortgage Loan Seller, as applicable, substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by such Underlying Seller or the Mortgage Loan Seller, as applicable, delivering to the Trustee (or to the Custodian, as applicable), for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment in blank or to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Trustee (or the Custodian, as applicable) shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and shall thereafter, review such documents within the time periods and in the manner specified in Section 2.02 and deliver the applicable certifications, with any applicable exceptions noted thereon, within the time periods and in the manner specified in Section 2.02. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Underlying Seller or the Mortgage Loan Seller, as applicable. For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Underlying Seller or the Mortgage Loan Seller, as applicable, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Trust Administrator shall give or cause to be given written notice to the Trustee and the Certificateholders that such substitution has taken place, and the Trust Administrator shall amend or cause the Custodian to amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and, upon receipt thereof, shall deliver a copy of such amended Mortgage Loan Schedule to the Master Servicer. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement, the related Servicing Agreement (including all applicable representations and warranties thereof included in such Servicing Agreement) and the Mortgage Loan Purchase Agreement (including all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement), in each case as of the date of substitution.

                  For any month in which an Underlying Seller or the Mortgage Loan Seller, as applicable, substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will monitor the obligation of the Servicer, to the extent provided in the Servicing Agreement, to determine the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Scheduled Principal Balance thereof as of the date of substitution, together with one month's interest on such Scheduled Principal Balance at the applicable Mortgage Loan Remittance Rate. If the Servicing Agreement does not require the Servicer to determine the Substitution Shortfall Amount, the Master Servicer, based on information provided to it by the Servicer, shall determine the Substitution Shortfall Amount. Upon receipt of the Servicer's determination of the Substitution Shortfall Amount or upon determination by the Master Servicer of the Substitution Shortfall Amount, the Master Servicer shall give prompt written notice thereof to the Trustee. On the date of such substitution, the Trustee will monitor the obligation of the Underlying Seller or the Mortgage Loan Seller, as applicable, to deliver or cause to be delivered, and shall request that such delivery be to the Master Servicer for deposit in the Master Servicer Collection Account, an amount equal to the Substitution Shortfall Amount, if any, and the Trustee (or the Custodian, as applicable), upon receipt of the related Qualified Substitute Mortgage Loan or Loans and written notice given by the Master Servicer of such deposit, shall release to the Underlying Seller or the Mortgage Loan Seller, as applicable, the related Mortgage File or Files and the Trustee and the Trust Administrator shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Underlying Seller or the Mortgage Loan Seller, as applicable, shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

                  In addition, the Underlying Seller or the Mortgage Loan Seller, as applicable, shall obtain at its own expense and deliver to the Trustee and the Trust Administrator an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on any Trust REMIC, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code, or (b) any Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(e) Upon discovery by the Depositor, the Master Servicer, the Trust Administrator or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties to this Agreement, and the Trustee shall give written notice thereof to the related Underlying Seller and the Mortgage Loan Seller. In connection therewith, the related Underlying Seller pursuant to the related Servicing Agreement, the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement or the Depositor pursuant to this Agreement shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made by (i) the related Underlying Seller, if the affected Mortgage Loan's status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Underlying Seller under the related Servicing Agreement, (ii) by the Mortgage Loan Seller if the affected Mortgage Loan's status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Mortgage Loan Seller under the Mortgage Loan Purchase Agreement and does not result from a breach of any representation, warranty or covenant made by the Underlying Seller under the related Servicing Agreement or (iii) the Depositor, if the affected Mortgage Loan's status as a non-qualified mortgage is a breach of no representation or warranty. Any such repurchase or substitution shall be made in the same manner as set forth in Sections 2.03(a). The Trustee shall reconvey to the Depositor, the Mortgage Loan Seller or the related Underlying Seller, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased by the Mortgage Loan Seller or such Underlying Seller for breach of a representation or warranty.

Section 2.04.     Reserved.

Section 2.05.     Representations, Warranties and Covenants of the Master
                  Servicer

                  The Master Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of the Trustee and the Certificateholders, and to the Depositor, that as of the Closing Date or as of such date specifically provided herein:

               (i) The Master Servicer is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer;

               (ii) The Master Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Master Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Depositor and the Trustee, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

               (iii) The execution and delivery of this Agreement by the Master Servicer, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of charter and by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer's knowledge, would in the future materially and adversely affect, the ability of the Master Servicer to perform its obligations under this Agreement;

               (iv) The Master Servicer or an Affiliate thereof is an approved seller/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act;

               (v) The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

               (vi) No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to perform any of its other obligations hereunder in accordance with the terms hereof,

               (vii) There are no actions or proceedings against, or investigations known to it of, the Master Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Master Servicer of its obligations under, or validity or enforceability of, this Agreement; and

               (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee (or to the Custodian on its behalf) and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Master Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to other parties to this Agreement.

Section 2.06.     Issuance of the Certificates.

                  The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it (or the Custodian on its behalf) of the Mortgage Files, subject to the provisions of Section 2.01 and Section 2.02, together with the assignment to it of all other assets included in REMIC I delivered on the date hereof, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery of such assets delivered on the date hereof and in exchange therefor, the Trust Administrator, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in REMIC II.

Section 2.07. Conveyance of the REMIC I Regular Interests; Acceptance of REMIC
              II by the Trustee.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests for the benefit of the Class R Certificateholders (as holder of the Class R-I Interest) and REMIC II (as holder of the REMIC I Regular Interests). The Trustee acknowledges receipt of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Class R Certificateholders (as holder of the Class R-I Interest) and REMIC II (as holder of the REMIC I Regular Interests). The rights of the Class R Certificateholders (as holder of the Class R-I Interest) and of REMIC II (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I, and all ownership interests evidenced or constituted by the Class R-I Interest and the REMIC I Regular Interests, shall be as set forth in this Agreement.

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                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01.     Master Servicer to Act as Master Servicer.

                  The Master Servicer shall supervise, monitor and oversee the obligation of the Servicer to service and administer the Mortgage Loans in accordance with the terms of the Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Servicer as necessary from time-to-time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicer and shall cause the Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by the Servicer under the Servicing Agreement. The Master Servicer shall independently monitor the Servicer's servicing activities with respect to each Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicer's and Master Servicer's records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Trust Administrator as shall be necessary in order for it to prepare the statements specified in Section 4.02, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicers to the Custodial Account pursuant to the Servicing Agreement.

                  The Trustee shall furnish the Servicer and the Master Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicer and the Master Servicer to service and administer the Mortgage Loans and REO Properties.

                  The Trustee and the Trust Administrator shall provide access to the records and documentation in possession of the Trustee or the Trust Administrator, as applicable, regarding the Mortgage Loans and REO Properties and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee or the Trust Administrator, as applicable; provided, however, that, unless otherwise required by law, neither the Trustee nor the Trust Administrator shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee and the Trust Administrator shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee's or Trust Administrator's, as applicable, actual costs.



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

                  The Trustee shall execute and deliver to the Servicer and the Master Servicer any court pleadings, requests for trustee's sale or other documents necessary or desirable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument;
(iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Mortgage or otherwise available at law or equity.

Section 3.02.     [Reserved]

Section 3.03.     Monitoring of Servicers

                  (a) The Master Servicer shall be responsible for reporting to the Trustee, the Trust Administrator and the Depositor the compliance by the Servicer with its duties under the Servicing Agreement. In the review of the Servicer's activities, the Master Servicer may rely upon an officer's certificate of the Servicer (or similar document signed by an officer of the Servicer) with regard to such Servicer's compliance with the terms of the Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that the Servicer should be terminated in accordance with the Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor, the Trust Administrator and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

                  (b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of the Servicer under the Servicing Agreement, and shall, in the event that the Servicer fails to perform its obligations in accordance with the Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as Servicer of the related Mortgage Loans or cause the Trustee to enter in to a new Servicing Agreement with a successor Servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer; and provided, further, that any such new Servicing Agreement shall be in a form acceptable to the Trustee which is not inconsistent with the duties of the Trustee under this Agreement and the Servicing Agreement with the terminated Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of the Servicing Agreement and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

                  (c) To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to any Servicing Agreement (including, without



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limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor Servicer to service the Mortgage Loans in accordance with the Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Master Servicer Collection Account.

                  (d) The Master Servicer shall require the Servicer to comply with the remittance requirements and other obligations set forth in the Servicing Agreement.

                  (e) If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

Section 3.04.     Fidelity Bond.

                  The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

Section 3.05.     Power to Act; Procedures.

                  The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents,
(ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Article X, shall not permit any Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any Trust REMIC to fail to qualify as a



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REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in
Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action would not cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC. The Trustee shall furnish the Master Servicer or any Servicer, upon written request from a Servicing Officer, with any powers of attorney empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or any Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 8.10 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

Section 3.06.     Due on Sale Clauses; Assumption Agreements

                  To the extent provided in the Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicer to enforce such clauses in accordance with the Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

Section 3.07.     Release of Mortgage Files

(a) Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by any Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicer will, if required under the applicable Servicing Agreement (or if the Servicer does not, the Master Servicer may), promptly furnish to the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit E hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Custodial Account maintained by the applicable Servicer pursuant to the Servicing Agreement have been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to the applicable Servicer the related Mortgage File. Upon receipt of such certification and request, the Custodian, on behalf of the Trustee, shall promptly release the related Mortgage File to the applicable Servicer and the Trustee, the Trust Administrator and the Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full,



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

the Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Custodial Account.

                  (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the applicable Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Custodian, on behalf of the Trustee, shall, upon the request of the Servicer or the Master Servicer, and delivery to the Custodian, on behalf of the Trustee, of two copies of a request for release signed by a Servicing Officer substantially in the form of Exhibit E (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Servicer or the Master Servicer, as applicable. Such trust receipt shall obligate the Servicer or the Master Servicer to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by the Servicer or the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the Servicer or the Master Servicer.

Section 3.08. Documents, Records and Funds in Possession of Master Servicer to
              be Held for Trustee

                  (a) The Master Servicer shall transmit and the Servicer (to the extent required by the Servicing Agreement) shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof, or in the case of the Servicer, the Servicing Agreement, to be delivered to the Trustee or Custodian. Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer's right to retain or withdraw from the Master Servicer Collection Account the Master Servicing Compensation and other amounts provided in this Agreement, and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the applicable Servicing Agreement. The Master Servicer shall, and (to the extent provided in the applicable Servicing Agreement) shall cause each Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such



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access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

                  (b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and the Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the Servicing Agreement, as applicable.

Section 3.09.     Standard Hazard Insurance and Flood Insurance Policies.

                  (a) For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicers under the related Servicing Agreements to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreements. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

                  (b) Pursuant to Section 3.19 and Section 3.20, any amounts collected by the Master Servicer under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Master Servicer Collection Account, subject to withdrawal pursuant to Section 3.20 and Section
3.21. Any cost incurred by the Master Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer pursuant to
Section 3.20 and Section 3.21.

Section 3.10.     Presentment of Claims and Collection of Proceeds.

                  The Master Servicer shall cause the related Servicer (to the extent provided in the applicable Servicing Agreement) to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the insurance policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Master Servicer Collection Account upon receipt,



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except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable insurance policy need not be so deposited (or remitted).

Section 3.11.     Maintenance of Primary Mortgage Insurance Policies.

(a) The Master Servicer shall not take, or permit the Servicer (to the extent such action is prohibited under the Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Master Servicer or such Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause the Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit the Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable.

(b) The Master Servicer agrees to present, or to cause the Servicer (to the extent required under the Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.19 and
Section 3.20, any amounts collected by the Master Servicer or the Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Master Servicer Collection Account, subject to withdrawal pursuant to Section 3.20 and
Section 3.21.

Section 3.12. Trustee to Retain Possession of Certain Insurance Policies and Documents.

                  The Trustee shall retain (or cause a Custodian on its behalf to retain) possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee shall also retain (or cause a Custodian on its behalf to retain) possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee (or to the Custodian on the Trustee's behalf), upon the execution or receipt thereof the originals of any Primary Mortgage Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.



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Section 3.13.     Realization Upon Defaulted Mortgage Loans.

                  The Master Servicer shall cause the Servicer (to the extent required under the Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

Section 3.14.     Compensation for the Master Servicer.

                  The Master Servicer will be entitled to all income and gain realized from any investment of funds in the Master Servicer Collection Account, pursuant to Section 3.20 and Section 3.21 and all income and gain realized from any investment of funds in the Distribution Account pursuant to Section 3.22 and
Section 3.23, for the performance of its activities hereunder (the "Master Servicer Compensation"). Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise shall be retained by the Servicer in accordance with the Servicing Agreement. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

Section 3.15.     REO Property.

                  (a) In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the applicable Servicer to protect and conserve such REO Property (and to conduct any activities relating to the operation or management of such REO Property) in accordance with the REMIC Provisions and in a manner that does not result in a tax on "net income from foreclosure property" or cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (but, in the case of a Group S Mortgage Loan, only in the manner and to the extent required by the applicable Servicing Agreement).

                  (b) The Master Servicer shall, to the extent required by the Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Custodial Account.

                  (c) The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed P&I Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed P&I Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

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

                  (d) To the extent provided in the Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above shall be deposited in the Custodial Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the Master Servicer Collection Account on the next succeeding Servicer Remittance Date.

Section 3.16.     Annual Officer's Certificate as to Compliance.

                  The Master Servicer shall deliver to the Trustee, the Depositor and the Rating Agencies on or before March 1 of each year, commencing on March 1, 2005, an Officer's Certificate, certifying that with respect to the period ending December 31 of the prior year: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer's knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that any Servicer has failed to perform any of its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof. Copies of such statements shall be provided to any Certificateholder upon request, by the Trust Administrator at the Master Servicer's expense.

Section 3.17.     Annual Independent Accountant's Servicing Report.

                  If the Master Servicer has, during the course of any fiscal year, directly serviced any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee, the Depositor and the Rating Agencies on or before March 1 of each year, commencing on March 1, 2005 to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer's performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer's activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. Copies of such statements shall be provided to any Certificateholder upon request by the Trust Administrator at the expense of the Master Servicer. If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such



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exceptions have been or are susceptible of cure, and if susceptible of cure will take prompt action to cure.

Section 3.18. Obligations of the Master Servicer in Respect of Prepayment Interest Shortfalls.

                  In the event of a Prepayment Interest Shortfall, the Master Servicer shall remit to the Trust Administrator, from its own funds and without right of reimbursement (except as described below), not later than the related Distribution Date, Compensating Interest in an amount equal to the lesser of (i) the aggregate amounts in respect of Compensating Interest required to be paid by the Servicer with respect to Prepayment Interest Shortfalls attributable to Principal Prepayments in full on the related Mortgage Loans for the related Distribution Date and not so paid by the Servicer and (ii) the aggregate Administration Fee for the Trust Administrator for the related collection period under this Agreement. In the event the Master Servicer pays any amount in respect of such Compensating Interest prior to the time it shall have succeeded as successor Servicer, the Master Servicer shall be subrograted to the Trust Fund's right to receive such amount from the Servicer. In the event the Trust Fund receives from the Servicer all or any portion of amounts in respect of Compensating Interest required to be paid by the Servicer in connection with Principal Prepayments in full, not so paid by the Servicer when required, and paid by the Master Servicer pursuant to this Section 3.18, then the Master Servicer may reimburse itself for the amount of Compensating Interest paid by the Master Servicer from such receipts by the Trust Fund.

Section 3.19.     Custodial Account.

                  (a) The Master Servicer shall enforce the obligation of the Servicer to establish and maintain a Custodial Account in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt, all collections of principal and interest on any Mortgage Loan and any REO Property received by a Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, and advances made from the Servicer's own funds (less servicing compensation as permitted by the applicable Servicing Agreement and other amounts permitted to be netted from such required deposits pursuant to the applicable Servicing Agreement) and all other amounts to be deposited in the Custodial Account. The Servicer is hereby authorized to make withdrawals from and deposits to the related Custodial Account for purposes required or permitted by this Agreement. To the extent provided in the Servicing Agreement, the Custodial Account shall be an Eligible Account and segregated on the books of any applicable Depository Institution in the name of the Trustee for the benefit of Certificateholders.

                  (b) The Master Servicer shall enforce the obligations of the Servicer under the Servicing Agreement with respect (i) to the segregation the Custodial Account and with respect to required deposits into the Custodial Account, in each case pursuant to the terms of the Servicing Agreement, (ii) withdrawals from the Custodial Account permitted or required to be



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made pursuant to the terms of the Servicing Agreement and (iii) the protection and investment of funds in the Custodial Account pursuant to the terms of the Servicing Agreement.

Section 3.20.     Master Servicer Collection Account.

                  (a) The Master Servicer shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Master Servicer Collection Account as a segregated trust account or accounts. The Master Servicer Collection Account shall be an Eligible Account. The Master Servicer will deposit in the Master Servicer Collection Account as identified by the Master Servicer and as received by the Master Servicer, the following amounts:

               (i) Any amounts remitted to the Master Servicer by the Servicer from the Custodial Account;

               (ii) Any P&I Advance and any Compensating Interest Payments received from the Servicer or made by the Master Servicer (unless, in the case of the Master Servicer, such amounts are deposited by the Master Servicer directly into the Distribution Account);

               (iii) Any Insurance Proceeds or Net Liquidation Proceeds received by or on behalf of the Master Servicer or which were not deposited in the Custodial Account;

               (iv) The Purchase Price with respect to any Mortgage Loans repurchased by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement or by an Underlying Seller pursuant to the related Servicing Agreement or purchased by the majority Holder of the Residual Certificates pursuant to Section 9.01 and any Substitution Shortfall Amounts;

               (v) Any amounts required to be deposited with respect to losses on investments of deposits in the Master Servicer Collection Account; and

               (vi) Any other amounts received by or on behalf of the Master Servicer and required to be deposited in the Master Servicer Collection Account pursuant to this Agreement.

                  (b) All amounts deposited to the Master Servicer Collection Account shall be held by the Master Servicer in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Master Servicer Collection Account or the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (A) prepayment or late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges and (B) the items enumerated in Section 3.21(a) (with respect the clearing and termination of the Master Servicer Collection Account and with respect to amounts deposited in error), in Section 3.21(b) or in clauses (i), (ii), (iii), (iv), (vi) of Section 3.21(c), need not be credited by the Master Servicer to the Distribution Account or the Master Servicer Collection Account, as applicable. In the event that the Master Servicer shall deposit or cause to be



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

deposited to the Distribution Account any amount not required to be credited thereto, the Trustee or the Trust Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

                  (c) The amount at any time credited to the Master Servicer Collection Account may be invested, in the name of the Trustee, or its nominee, for the benefit of the Certificateholders, in Permitted Investments as directed by Master Servicer. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the Business Day immediately preceding the next Distribution Date. Any and all investment earnings on amounts on deposit in the Master Servicer Account from time to time shall be for the account of the Master Servicer. The Master Servicer from time to time shall be permitted to withdraw or receive distribution of any and all investment earnings from the Master Servicer Collection Account. The risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer. The Master Servicer shall deposit the amount of any such loss in the Master Servicer Collection Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

Section 3.21. Permitted Withdrawals and Transfers from the Master Servicer Collection Account.

                  (a) The Master Servicer will, from time to time on demand of the Servicer or the Trust Administrator, make or cause to be made such withdrawals or transfers from the Master Servicer Collection Account as the Master Servicer has designated for such transfer or withdrawal pursuant to this Agreement and the related Servicing Agreement. The Master Servicer may clear and terminate the Master Servicer Collection Account pursuant to Section 9.01 and remove amounts from time to time deposited in error.

                  (b) On an ongoing basis, the Master Servicer shall withdraw from the Master Servicer Collection Account (i) to pay any Extraordinary Trust Fund Expenses including but not limited to amounts payable to the Master Servicer pursuant to Section 6.03(c), and (ii) any amounts expressly payable to the Master Servicer as set forth in Section 3.14.

                  (c) The Master Servicer may withdraw from the Master Servicer Collection Account any of the following amounts (in the case of any such amount payable or reimbursable to the Servicer, only to the extent the Servicer shall not have paid or reimbursed itself such amount prior to making any remittance to the Master Servicer pursuant to the terms of the Servicing Agreement):

               (i) to reimburse the Master Servicer or the Servicer for any P&I Advance of its own funds, the right of the Master Servicer or a Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such P&I Advance was made;



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

               (ii) to reimburse the Master Servicer or the Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or such Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

               (iii) to reimburse the Master Servicer or the Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or such Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan;

               (iv) to reimburse the Master Servicer or any Servicer for advances of funds (other than P&I Advances) made with respect to the Mortgage Loans, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

               (v) to reimburse the Master Servicer or the Servicer for any P&I Advance or Servicing Advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the P&I Advance or Servicing Advance has not been reimbursed pursuant to clauses (i) through (iv);

               (vi) without duplication of any of the foregoing, to reimburse or pay any Servicer any such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the related Servicing Agreement and to refund to the Servicer any amount remitted by the Servicer to the Master Servicer in error.

                  The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Master Servicer Collection Account pursuant to clauses (i) through (vi) above or with respect to any such amounts which would have been covered by such clauses had the amounts not been retained by the Master Servicer without being deposited in the Master Servicer Collection Account.

                  (d) On or before the Business Day prior to each Distribution Date, the Master Servicer shall remit to the Trust Administrator for deposit in the Distribution Account any P&I Advances required to be made and any Compensating Interest required to be paid, in either such case by the Master Servicer with respect to the Mortgage Loans.

                  (e) Without duplication of the amount set forth in Section 3.21(d) above, no later than 3:00 p.m. New York time on the Business Day prior to each Distribution Date, the Master Servicer shall remit the Available Distribution Amount on deposit in the Master Servicer Collection Account with respect to the related Distribution Date to the Trust Administrator for deposit in the Distribution Account.



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

Section 3.22.     Distribution Account.

                  (a) On behalf of the Trust Fund, the Trust Administrator shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Trustee and the Certificateholders. The Distribution Account shall be an Eligible Account.

                  (b) The Trust Administrator may direct any depository institution maintaining the Distribution Account to invest the funds on deposit in such account or to hold such funds uninvested. All investments pursuant to this Section 3.22 shall be in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trust Administrator is the obligor thereon or if such investment is managed or advised by a Person other than the Trust Administrator or an Affiliate of the Trust Administrator, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trust Administrator is the obligor thereon or if such investment is managed or advised by the Trust Administrator or any Affiliate. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in the Distribution Account shall be made in the name of the Trust Administrator (in its capacity as such), or in the name of a nominee of the Trust Administrator. The Trust Administrator shall be entitled to sole possession over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trust Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Trust Administrator or its nominee. In the event amounts on deposit in the Distribution Account are at any time invested in a Permitted Investment payable on demand, the Trust Administrator shall:

                           (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                           (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trust Administrator that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Distribution Account.

                  (c) All income and gain realized from the investment of funds deposited in the Distribution Account shall be for the benefit of the Master Servicer. The Trust Administrator deposit in the Distribution Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such Account immediately upon realization of such loss. Notwithstanding the foregoing, the Trust Administrator may at its discretion, and without liability, hold the funds in the Distribution Account uninvested.

                  (d) The Trust Administrator shall deposit into the Distribution Account upon receipt any amounts remitted to it for deposit therein pursuant to Section 3.21 or any other provision of this Agreement.



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

Section 3.23. Permitted Withdrawals and Transfers from the Distribution Account.

                  The Trust Administrator shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

               (i) to make distributions in accordance with Section 4.01;

               (ii) to pay to the Trust Administrator on each Distribution Date the Administration Fee;

               (iii) to pay any amounts in respect of taxes pursuant to Section 10.01(g);

               (iv) without duplication of the amount set forth in clause (iii) above, to pay any Extraordinary Trust Fund Expenses to the extent not paid by the Master Servicer from the Master Servicer Collection Account;

               (v) to pay to the Master Servicer, any interest or investment income earned on funds deposited in the Distribution Account;

               (vi) to withdraw any amount deposited in the Distribution Account in error; and

               (vii) to clear and terminate the Distribution Account pursuant to
          Section 9.01.

Section 3.24.     Prohibited Activities With Respect to REO Properties.

                  Notwithstanding anything to the contrary in this Agreement or in the Servicing Agreement, none of the Master Servicer, the Trust Administrator or the Trustee shall:

               (i) authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

               (ii) authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

               (iii) authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

               (iv) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund; unless, in any such case, the Master Servicer has obtained an Opinion of Counsel, provided to the Trustee, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held



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

          by the Trust Fund, in which case the Master Servicer may take such actions as are specified in such Opinion of Counsel.



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                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01.     Distributions.

                  (a) (1) On each Distribution Date, the Trust Administrator shall withdraw from the Distribution Account an amount equal to the Available Distribution Amount and distribute the following amounts, in the following order of priority:

               (i) concurrently, to the Holders of the Class A Certificates, and on the first Distribution Date, the Holders of the Residual Certificates, the Interest Distribution Amount for each such Class for such Distribution Date, on a PRO RATA basis based on the entitlement of each such Class to such interest;

               (ii) concurrently, (A) to the Holders of the Class I-A Certificates, to the extent of the Senior Principal Distribution Amount for such Class of Class A Certificates, in reduction of the Certificate Principal Balance of such Class, until the Certificate Principal Balance of such Class has been reduced to zero, (B) to the Holders of the Class II-A Certificates, to the extent of the Senior Principal Distribution Amount for such Class of Class A Certificates, in reduction of the Certificate Principal Balance of such Class, until the Certificate Principal Balance of such Class has been reduced to zero and (C) to the Holders of the Class III-A Certificates, and on the first Distribution Date, the Residual Certificates, the extent of the Senior Principal Distribution Amount for such Classes of Certificates, in reduction of the Certificate Principal Balance of each such Class, first to the Residual Certificates until the Certificate Principal Balance of such Class has been reduced to zero and then to the Class III-A Certificates until the Certificate Principal Balance of such Class has been reduced to zero;

               (iii) to the Holders of the Subordinate Certificates, the Interest Distribution Amount for each such Class for such Distribution Date, distributable in the order of priority from the Class of Subordinate Certificates with the lowest numerical designation to the Class of Subordinate Certificates with the highest numerical designation;

               (iv) to the Holders of the Subordinate Certificates, an aggregate amount equal to the Subordinate Principal Distribution Amount for such Distribution Date, allocable among the Classes of Subordinate Certificates in reduction of the Certificate Principal Balances thereof PRO RATA in accordance with the respective amounts payable as to each such Class pursuant to the priorities and amounts set forth in
          Section 4.01(b)(i);

               (v) to the Excess Diverted Interest Reserve Account, the Excess Diverted Interest Reserve Amount, if any, and

               (vi) to the Holders of the Class R Certificates, any remaining amounts.

                  Immediately prior to the distributions to the Holders of the Certificates on each Distribution Date, any adjustments to the Certificate Principal Balances of the Certificates



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required by this paragraph shall be made. An amount equal to the lesser of (x)
the amount of Subsequent Recoveries included in the Available Funds for such Distribution Date and (y) the aggregate amount of related Realized Losses, other than Excess Bankruptcy Losses, Excess Fraud Losses, Excess Special Hazard Losses and Extraordinary Losses, previously allocated to the Certificates and that remain "outstanding" as set forth below shall be applied as follows: first, to increase the Certificate Principal Balance of the Class of Certificates with the highest payment priority to which such Realized Losses were previously allocated, to the extent of any such Realized Losses previously allocated to such Class and remaining "outstanding"; second, to increase the Certificate Principal Balance of the Class of Certificates with the next highest payment priority to which such Realized Losses were previously allocated, to the extent of any such Realized Losses previously allocated to such Class and remaining "outstanding"; and so forth. For purposes of the foregoing, with respect to any Class of Certificates, the amount of previously allocated Realized Losses that have been offset by an increase in Certificate Principal Balance as provided above shall be deemed no longer "outstanding". but not by more than the amount of Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.04. Holders of any Class of Certificates with respect to which there shall have been a Certificate Principal Balance increase pursuant to this paragraph will not be entitled to any distribution in respect of interest on the amount of such increase for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

                  (2) All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class prior to the allocation of Extraordinary Trust Fund Expenses and Realized Losses, in each case allocated to such Class of Certificates, on such Distribution Date pursuant to Section 4.04.

                  (b) (i) On each Distribution Date, the aggregate distributions of principal made on such date in respect of the Subordinate Certificates pursuant to Section 4.01(a)(1)(iv) above shall be applied among the various Classes thereof, in the order of priority from the Class of Subordinate Certificates with the lowest numerical designation to the Class of Subordinate Certificates with the highest numerical designation, in each case to the extent of remaining available funds up to the amount allocable to such Class for such Distribution Date and in each case until the aggregate Certificate Principal Balance of each such Class is reduced to zero, in an amount with respect to each such Class equal to the sum of (X) the Class M-1 Percentage or the related Class B Percentage, as applicable, of the amounts described in clauses (i) through (v) of clause (a) of the definition of Subordinate Principal Distribution Amount,
(Y) the portion of the amounts described in clauses (b), (c) and (e) of the definition of Subordinate Principal Distribution Amount allocable to such Class pursuant to Section 4.01(b)(ii) below and (Z) the excess, if any, of the amount required to be distributed to such Class pursuant to this Section 4.01(b)(i) for the immediately preceding Distribution Date, over the aggregate distributions of principal made in respect of such Class of Certificates on such immediately preceding Distribution Date pursuant to Section 4.01 to the extent that any such excess is not attributable to Realized Losses which were allocated to Subordinate Certificates with a lower priority pursuant to Section 4.04.



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

                  (ii) On any Distribution Date, the portion of (a) all net Liquidation Proceeds and Insurance Proceeds with respect to any Mortgage Loans that were the subject of a Final Recovery Determination in the related Prepayment Period and (b) all Principal Prepayments received in respect of the Mortgage Loans in the related Prepayment Period, allocable to principal and not included in the Senior Principal Distribution Amount, will be allocated on a PRO RATA basis among the following Classes of Subordinate Certificates (each, an "Eligible Class") in proportion to the respective outstanding Certificate Principal Balances thereof: (i) the Class M-1 Certificates, (ii) the Class B-1 Certificates, (iii) the Class B-2 Certificates, if on such Distribution Date the aggregate percentage interest in the Trust Fund evidenced by the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds 2.10% before giving effect to distributions on such Distribution Date, (iv) the Class B-3 Certificates, if on such Distribution Date the aggregate percentage interest in the Trust Fund evidenced by the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds 1.20% before giving effect to distributions on such Distribution Date, (v) the Class B-4 Certificates, if on such Distribution Date the aggregate percentage interest in the Trust Fund evidenced by the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds 0.70% before giving effect to distributions on such Distribution Date, (vi) the Class B-5 Certificates, if on such Distribution Date the aggregate percentage interest in the Trust Fund evidenced by the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds 0.50% before giving effect to distributions on such Distribution Date and (vii) the Class B-6 Certificates, if on such Distribution Date the percentage interest in the Trust Fund evidenced by the Class B-6 Certificates equals or exceeds 0.20% before giving effect to distributions on such Distribution Date. Notwithstanding the foregoing, if the application of the foregoing on any Distribution Date as provided in Section
4.01 would result in a distribution in respect of principal to any Class or Classes of Subordinate Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such Class, a "Maturing Class") then:
(a) the amount to be allocated to each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal Balance of such Class to zero and (b) the total amount of the reductions pursuant to clause (a) above in the amount to be allocated to the Maturing Class or Classes shall be allocated among the remaining Eligible Classes on a PRO RATA basis in proportion to the respective outstanding Certificate Principal Balances thereof prior to the allocation thereto of any of the amounts described in the preceding sentence. Furthermore, if the Class M-1 Certificates or a Class of Class B Certificates is not an Eligible Class, any amounts allocable to principal and distributable pursuant to this Section 4.01(b)(ii) will be distributed among the Class M-1 Certificates and the Class B Certificates that are Eligible Classes in the manner set forth above.

                  (c) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated PRO RATA among the outstanding Certificates in such Class based on their respective Percentage Interests. Payments in respect of each Class of Certificates on each Distribution Date will be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in Section 4.01(e) or Section 9.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and with respect to any Class of Certificates other than the Residual Certificates is the registered owner of Certificates having an initial aggregate Certificate Principal Balance that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial Certificate Principal Balance of such Class of Certificates, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

                  Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Trust Administrator, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

                  (d) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. None of the Holders of any Class of Certificates, the Depositor, the Trustee, the Trust Administrator or the Master Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

                  (e) Except as otherwise provided in Section 9.01, whenever the Trust Administrator expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Trust Administrator shall, no later than five days after the latest related Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that:

               (i) the Trust Administrator expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Trust Administrator therein specified, and

               (ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period.

               (iii) Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trust Administrator and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section



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

          4.01(e) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trust Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall, directly or through an agent, mail a final notice to remaining non-tendering Certificateholders concerning surrender of their Certificates and shall continue to hold any remaining funds for the benefit of non-tendering Certificateholders. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in such trust fund. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall pay to the Citigroup Global Markets Inc. all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trust Administrator as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(e).

Section 4.02.     Statements to Certificateholders.

                  On each Distribution Date, based, as applicable, on information provided to the Trust Administrator by the Master Servicer (which in turn shall be based, as applicable, on information provided to the Master Servicer by the Servicer), the Trust Administrator shall prepare and make available to each Holder of the Certificates, the other parties hereto and the Rating Agencies, a statement as to the distributions to be made on such Distribution Date containing the following information:

               (i) the amount of the distribution made on such Distribution Date to the Holders of Certificates of each such Class allocable to principal;

               (ii) the amount of the distribution made on such Distribution Date to the Holders of Certificates of each such Class allocable to interest;

               (iii) the aggregate amount of compensation received by the Servicer, the Master Servicer and the Trust Administrator in respect of related Due Period and such other customary information as the Trust Administrator deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

               (iv) the aggregate amount of P&I Advances for each Loan Group for such Distribution Date;

               (v) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties in each Loan Group at the close of business on such Distribution Date;



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               (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans in each Loan Group as of the related Due Date;

               (vii) the number and aggregate unpaid principal balance of Mortgage Loans in each Loan Group that are (a) delinquent 30 to 59 days, (b) delinquent 60 to 89 days, (c) delinquent 90 or more days in each case, as of the last day of the preceding calendar month, (d) as to which foreclosure proceedings have been commenced and (e) with respect to which the related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force (in the case of the Mortgage Loans set forth in this clause (e), separately indicating the number and aggregate unpaid principal balance of Mortgage Loans within such category that have the characteristics set forth in clauses (a), (b), (c) and (d) above);

               (viii) with respect to the Mortgage Loans in each Loan Group that became REO Properties during the preceding calendar month, the total number of such Mortgage Loans and the unpaid principal balance and the Stated Principal Balance of such Mortgage Loans in the aggregate as of the date they became REO Properties;

               (ix) with respect to each Loan Group, the aggregate Stated Principal Balance of any REO Properties as of the close of business on the last Business Day of the calendar month preceding the Distribution Date;

               (x) with respect to each Loan Group, the aggregate amount of Principal Prepayments made during the related Prepayment Period;

               (xi) the aggregate amount of Realized Losses with respect to the Mortgage Loans in each Loan Group incurred during the related Prepayment Period (or, in the case of Bankruptcy Losses allocable to interest, allocable to the related Due Period), separately identifying whether such Realized Losses constituted Fraud Losses, Special Hazard Losses or Bankruptcy Losses;

               (xii) the aggregate amount of Extraordinary Trust Fund Expenses withdrawn from the Master Servicer Collection Account or the Distribution Account for such Distribution Date;

               (xiii) the aggregate Certificate Principal Balance of each such Class of Certificates, after giving effect to the distributions, and allocations of Realized Losses and Extraordinary Trust Fund Expenses, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses and Extraordinary Trust Fund Expenses and separately identifying whether such Realized Losses constituted Fraud Losses, Special Hazard Losses, Bankruptcy Losses or Excess Losses;

               (xiv) the Certificate Factor for each such Class of Certificates applicable to such Distribution Date;

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               (xv) the Interest Distribution Amount in respect of each such
          Class of Certificates for such Distribution Date (separately identifying any reductions in the case of Subordinate Certificates resulting from the allocation of Realized Losses allocable to interest and Extraordinary Trust Fund Expenses on such Distribution Date) and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

               (xvi) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by Compensating Interest paid by the Servicer or the Master Servicer;

               (xvii) the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

               (xviii) the then-applicable Bankruptcy Amount, Fraud Loss Amount, and Special Hazard Amount;

               (xix) and in the case of any Distribution Date, the amount of any distributions to the Holders of the Residual Certificates (apart from the principal thereof and interest thereon in the case of the first Distribution Date).

               (xx) with respect to Mortgage Loans as to which a Final Liquidation has occurred, the number of Mortgage Loans, the aggregate unpaid principal balance of such Mortgage Loans and the aggregate amount of proceeds (including Liquidation Proceeds and Insurance Proceeds) collected in respect of such Mortgage Loans.

                  In the case of information furnished pursuant to subclauses
(i) through (iii) above, the amounts shall be expressed as a dollar amount per Single Certificate of the relevant Class.

                  The Trust Administrator will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the Master Servicer, the Depositor and the Rating Agencies via the Trust Administrator's internet website. The Trust Administrator's internet website shall initially be located at "www.ctslink.com". Assistance in using the website can be obtained by calling the Trust Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trust Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trust Administrator shall provide timely and adequate notification to all above parties regarding any such changes.Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall forward to each Person who at any time during the calendar year was a Holder of a Regular Certificate a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trust Administrator pursuant to any requirements of the Code as from time to time are in force.

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

                  Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall upon request forward to each Person who at any time during the calendar year was a Holder of a Residual Certificate a statement setting forth the amount, if any, actually distributed with respect to the Residual Certificates, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared by the Trust Administrator and furnished to such Holders pursuant to the rules and regulations of the Code as are in force from time to time.

                  Upon request, the Trust Administrator shall forward to each Certificateholder, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to such Certificateholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of such Certificateholder in accordance with such reasonable and explicit instructions and directions as such Certificateholder may provide. For purposes of this Section 4.02, the Trust Administrator's duties are limited to the extent that the Master Servicer receives timely reports as required from the Servicer.

                  On each Distribution Date, the Trust Administrator shall provide Bloomberg Financial Markets, L.P. ("Bloomberg") cusip level factors for each class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trust Administrator and Bloomberg.

Section 4.03.     P&I Advances.

                  (a) In the event the Servicer fails to make any P&I Advance required to be made by it under the Servicing Agreement, then the Master Servicer (in the Master Servicer's capacity as successor Servicer, or in the Master Servicer's capacity as Master Servicer hereunder if such Servicer shall not have been terminated and succeeded to under such Servicing Agreement) or any other successor Servicer shall be required to make such P&I Advance on the Distribution Date with respect to which the Servicer was required to make such Advance, subject to the Master Servicer's (or such successor Servicer's) determination of recoverability. The Master Servicer (or other successor Servicer) shall not be required to make any P&I Advance to cover any Relief Act Shortfall on any Mortgage Loan. If the Master Servicer (or other successor Servicer) is required to make any P&I Advances, such advances may be made by it
(i) from its own funds or (ii) from the Custodial Account or Master Servicer Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of Custodial Account or Master Servicer Collection Account, as applicable, that amounts held for future distribution have been, as permitted by this Section 4.03, used by the Master Servicer (or other successor Servicer) in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Master Servicer (or other successor Servicer) with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution and so used shall be appropriately reflected in the Master Servicer's (or other successor Servicer's) records and replaced by the Master Servicer (or other successor Servicer) by deposit in the Custodial



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Account or the Master Servicer Collection Account, as applicable, on or before any future Servicer Remittance Date to the extent that the Available Distribution Amount for the related Distribution Date (determined without regard to P&I Advances to be made on such Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make P&I Advances.

                  (b) The obligation of the Master Servicer (or other successor Servicer) to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to Section 4.03(c) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from REMIC I pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section.

                  (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder by the Master Servicer (or other successor Servicer) if such P&I Advance would, if made, be deemed by the Master Servicer (or other successor Servicer) to be a Nonrecoverable P&I Advance. The determination by the Master Servicer (or other successor Servicer) that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officers' Certificate of the Master Servicer (or other successor Servicer) delivered to the Depositor and the Trustee.

Section 4.04.     Allocation of Extraordinary Trust Fund Expenses and Realized
                  Losses.

                  (a) Prior to each Distribution Date, the Master Servicer shall determine, based on information provided to it by the Servicer, as to each Mortgage Loan and REO Property: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Prepayment Period; (ii) whether and the extent to which such Realized Losses constituted Fraud Losses or Special Hazard Losses; and (iii) the respective portions of such Realized Losses allocable to interest and allocable to principal. Prior to each Distribution Date, the Master Servicer shall also determine as to each Mortgage Loan, based on information provided to it by the
Servicer: (A) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Prepayment Period; and (B) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period.

                  (b) All Realized Losses on the Mortgage Loans (other than Excess Losses) shall be allocated by the Trust Administrator on each Distribution Date as follows: first, to the Class B-6 Certificates; second, to the Class B-5 Certificates; third, to the Class B-4 Certificates; fourth, to the Class B-3 Certificates; fifth, to the Class B-2 Certificates; sixth, to the Class B-1 Certificates, in each case until the Certificate Principal Balance thereof has been reduced to zero and seventh, to the Class M-1 Certificates, in each case until the Certificate Principal Balance thereof has been reduced to zero. Thereafter, upon the reduction of the Certificate Principal Balances of the Subordinate Certificates to zero, such Realized Losses will be allocated on any



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Distribution Date first, to any amounts on deposit in the Excess Diverted
Interest Reserve Account and second, to the Class A-1 Certificates (if the Realized Loss is on a Group I Mortgage Loan); to the Class A-2 Certificates (if the Realized Loss is on a Group II Mortgage Loan) and to the Class A-3 Certificates (if the Realized Loss is on a Group III Mortgage Loan). If a Realized Loss is allocated to the Excess Diverted Interest Reserve Account, the Trust Administrator shall pay the Group I Excess Diverted Interest Reserve Deposit, the Group II Excess Diverted Interest Reserve Deposit or the Group III Excess Diverted Interest Reserve Deposit, as applicable, to the Available Distribution Amount to which the Realized Loss relates.

                  Excess Losses shall be allocated on any Distribution Date by allocating (i) the related Senior Percentage of the Excess Loss to the Class A-1 Certificates (if the Realized Loss is on a Group I Mortgage Loan); to the Class A-2 Certificates (if the Realized Loss is on a Group II Mortgage Loan); and to the Class A-3 Certificates (if the Realized Loss is on a Group III Mortgage
Loan) and (ii) the Group I Subordinate Percentage, the Group II Subordinate Percentage or the Group III Subordinate Percentage, as applicable, of the Excess Loss to the Subordinate Certificates.

                  Extraordinary Trust Fund Expenses shall be allocated on any Distribution Date as follows: first, to the Class B-6 Certificates; second, to the Class B-5 Certificates; third, to the Class B-4 Certificates; fourth, to the Class B-3 Certificates; fifth, to the Class B-2 Certificates; sixth, to the Class B-1 Certificates and seventh, to the Class M-1 Certificates, in each case until the Certificate Principal Balance of the related Class has been reduced to zero. Thereafter, the Extraordinary Trust Fund Expenses will be allocated on any Distribution Date among the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates, as applicable, on a PRO RATA basis.

                  As used herein, an allocation of a Realized Loss or Extraordinary Trust Fund Expense on a "PRO RATA basis" among two or more specified Classes of Certificates means an allocation on a PRO RATA basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

                  (c) Notwithstanding anything to the contrary herein, in no event shall the Certificate Principal Balance of a Class A Certificate be reduced more than once in respect of any particular amount both (i) allocable to such Certificate in respect of Realized Losses or Extraordinary Trust Fund Expenses pursuant to Section 4.04 and (ii) payable to the Holder of such Certificate pursuant to Section 4.01(a) as a portion of the Senior Principal Distribution Amount.

Section 4.05.     Compliance with Withholding Requirements.

                  Notwithstanding any other provision of this Agreement, the Trust Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trust Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such

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

withholding. In the event the Trust Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trust Administrator shall indicate the amount withheld to such Certificateholders.

Section 4.06. Distributions on and Allocations of Realized Losses to the REMIC I Regular Interests.

                  Distributions of principal shall be deemed to be made to the REMIC I Regular Interests, in each case from the related Loan Group, first, to REMIC I Regular Interest LT-1SUB, REMIC I Regular Interest LT-2SUB and REMIC I Regular Interest LT-3SUB and, as applicable, so that the Uncertificated Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of the Class A Certificates (and with respect to the first Distribution Date, the Class R Certificates) in such Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and second, any remaining principal in each Loan Group to REMIC I Regular Interest LT-ZZ. Realized Losses from each Loan Group shall be applied after all distributions have been made on each Distribution Date, first, to REMIC I Regular Interest LT-1SUB, REMIC I Regular Interest LT-2SUB and REMIC I Regular Interest LT-3SUB, as applicable, so that the Uncertificated Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of the Class A Certificate in the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and second, any remaining Realized Losses from each Loan Group shall be allocated to REMIC I Regular Interest LT-ZZ.

Section 4.07.     Commission Reporting.

                  The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K. Within 15 days after each Distribution Date, the Trust Administrator shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Form 8-K with a copy of the statement to be furnished to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2005, the Trust Administrator shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to (i) March 31, 2005 and (ii) unless and until a Form 15 Suspension Notice shall have been filed, March 31st of each year thereafter, the Master Servicer, in its capacity as master servicer hereunder, shall execute and file a Form 10-K, in substance conforming to industry standards, with respect to the Trust. Such Form 10-K shall include the Master Servicer Certification (substantially in the form attached hereto as Exhibit N), the annual independent accountant's servicing report and annual statement of compliance to be delivered by the Servicer pursuant to the Servicing Agreement and the annual independent accountant's servicing report (if applicable) and annual statement of compliance to



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be delivered by the Master Servicer pursuant to Sections 3.16 and 3.17. The
Depositor hereby grants to the Trust Administrator a limited power of attorney to execute and file the Form 8-K on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trust Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trust Administrator and the Master Servicer, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement or the Mortgage Loans as the Trust Administrator or the Master Servicer reasonably deems appropriate to prepare and file all necessary reports with the Commission. Neither the Trust Administrator nor the Master Servicer shall have any responsibility to file any items other than those specified in this Section 4.07; provided, however, the Trust Administrator and the Master Servicer will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Fees and expenses incurred by the Trust Administrator or the Master Servicer in connection with this Section 4.07 shall not be reimbursable from the Trust Fund.

Section 4.08.     Excess Diverted Interest Reserve Account

                  (a) No later than the Closing Date, the Trust Administrator shall establish and maintain with itself, a separate, segregated trust account titled "Wells Fargo Bank, N.A., as Trust Administrator for HSBC Bank USA, National Association as Trustee, in trust for the registered holders of Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2004-HYB3--Excess Diverted Interest Reserve Account."

                  (b) On each Distribution Date as to which there is an Excess Diverted Interest Reserve Amount payable to a Class of Class A Certificates, the Trust Administrator shall deposit into the Excess Diverted Interest Reserve Account the amount of such Excess Diverted Interest Reserve Amount, rather than distributing such amounts to the Class R Certificateholders. On each such Distribution Date, the Trust Administrator shall hold all such amounts for the benefit of the Holders of the Class A Certificates, and will distribute such amounts to the Holders of the Class A Certificates, in the amounts and priorities set forth in Section 4.01.

                  (c) For federal and state income tax purposes, the Excess Diverted Interest Reserve Account will be a "qualified reserve fund" within the meaning of Code Section 860(G)(7)(B).

                  (d) At the written direction of the Holders of a majority in Percentage Interest in the Class R Certificates, the Trust Administrator shall direct any depository institution maintaining the Excess Diverted Interest Reserve Account to invest the funds in such account in one or more Permitted Investments, selected in writing by the Holders of a majority in Percentage Interest in the Class R Certificates, bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trust Administrator or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trust Administrator or an Affiliate manages



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or advises such investment. Interest earned on such investment shall be deposited into the Excess Diverted Interest Reserve Account.

(e) For federal tax return and information reporting, the right of the Holders of the Class A Certificates to receive payments from the Excess Diverted Interest Reserve Account in respect of any Excess Diverted Interest Reserve Amount shall be assigned a value of zero.

(f) On the final Distribution Date, all Excess Diverted Interest Reserve Amounts remaining in the Excess Diverted Interest Reserve Account, if any, shall be paid to the Holders of the Class R Certificates.



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                                   ARTICLE V

                                THE CERTIFICATES

Section 5.01.     The Certificates.

                  (a) The Certificates in the aggregate will represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in the Trust Fund. At the Closing Date, the aggregate Certificate Principal Balance of the Certificates will equal the aggregate Stated Principal Balance of the Mortgage Loans.

                  The Certificates will be substantially in the forms annexed hereto as Exhibit A-1 through A-10. The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

                  Upon original issue, the Certificates shall be executed, authenticated and delivered by the Trust Administrator to or upon the order of the Depositor. The Certificates shall be executed and attested by manual or facsimile signature on behalf of the Trust Administrator by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Trust Administrator by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  (b) The Book-Entry Certificates shall initially be issued as one or more Certificates held by the Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trust Administrator except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The Trust Administrator is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the



                                       88
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agreement that it has with the Depository authorizing it to act as such. The
Book-Entry Custodian may, and if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Trust Administrator (if the Trust Administrator is not the Book-Entry Custodian) and any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Trust Administrator resigns or is removed in accordance with the terms hereof, the successor Trust Administrator or, if it so elects, the Depository shall immediately succeed to its predecessor's duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the Book-Entry Custodian.

                  The Trustee, the Trust Administrator, the Master Servicer and the Depositor may for all purposes (including the making of payments due on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trust Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

                  If (i)(A) the Depositor advises the Trust Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor, (ii) [reserved] or (iii) after the occurrence of a Master Servicer Event of Termination, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates advise the Trust Administrator through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trust Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trust Administrator of the Book-Entry Certificates by the Book-Entry Custodian or the Depository, as applicable, accompanied by registration instructions from the Depository for registration of transfer, the Trust Administrator shall issue the Definitive Certificates. Such Definitive Certificates will be issued in minimum denominations of $100,000, except that any beneficial ownership that was represented by a Book-Entry Certificate in an amount less than $100,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate. None of the Depositor, the Master Servicer, the Trustee or the Trust Administrator shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.



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Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trust Administrator, to the extent applicable with respect to such Definitive Certificates, and the Trustee and the Trust Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

Section 5.02.     Registration of Transfer and Exchange of Certificates.

                  (a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be appointed by the Trust Administrator in accordance with the provisions of Section 8.12 a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

                  (b) No transfer of any Class B-4 Certificate, Class B-5 Certificate or Class B-6 Certificate (the "Private Certificates") shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of a Private Certificate is to be made without registration or qualification (other than in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor), the Trust Administrator shall require, receipt of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder's prospective transferee, substantially in the forms attached hereto as Exhibit F; and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Trust Administrator or the Master Servicer, in each case its capacity as such, or the Trust Fund), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder's prospective transferee upon which such Opinion of Counsel is based, if any. None of the Depositor, the Trust Administrator or the Trustee is obligated to register or qualify the Private Certificates under the 1933 Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect the transfer of a Private Certificate or interest therein shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Depositor and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  (c) No transfer of a Private Certificate or Residual Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "Plan Assets" of a Plan within the meaning of the DOL Regulations ("Plan Assets"), as certified by such transferee in the form of Exhibit G, unless the Trust Administrator is provided with an Opinion of Counsel on which the Trustee, the Trust Administrator, the Depositor and the Master Servicer may rely which establishes to the satisfaction of the Trust



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Administrator that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Trustee, the Trust Administrator or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Trustee, the Trust Administrator or the Trust Fund; provided, however, that unless such an Opinion of Counsel is provided, each Person acquiring a Private Certificate or any interest therein shall be required to provide a certification, that either (i) it is not a Plan or investing with "Plan Assets" or (ii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied. Neither an Opinion of Counsel, nor any certification as provided above, will be required in connection with the initial transfer of any such Certificate by the Depositor (in which case, the Depositor shall be deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets) and the Trust Administrator shall be entitled to conclusively rely upon a representation (which, upon the request of the Trust Administrator, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

                  Each beneficial owner of a Class M-1 Certificate, Class B-1 Certificate, Class B-2 Certificate or Class B-3 Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with "Plan Assets," (ii) it has acquired and is holding such certificate in reliance on PTCE 2002-41, as amended from time to time ("Exemption"), and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Moody's, Fitch Ratings or S&P and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

                  If any Certificate or any interest therein is acquired or held in violation of the provisions of the preceding two paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding two paragraphs shall indemnify and hold harmless the Depositor, the Master Servicer, the Trustee, the Trust Administrator and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

                  (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trust Administrator or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B)



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below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                    (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trust Administrator of any change or impending change in its status as a Permitted Transferee.

                    (B) In connection with any proposed Transfer of any
               Ownership Interest in a Residual Certificate, the Trust Administrator shall require delivery to it and shall not register the Transfer of any Residual Certificate until its receipt of an affidavit and agreement (a "Transfer Affidavit and Agreement"), in the form attached hereto as Exhibit H, from the proposed Transferee, in form and substance satisfactory to the Trust Administrator, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                    (C) Notwithstanding the delivery of a Transfer Affidavit and
               Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trust Administrator who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                    (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (y) not to transfer its Ownership Interest unless it provides a transferor affidavit (a "Transferor Affidavit"), in the form attached hereto as Exhibit H, to the Trust Administrator stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

                    (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trust Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder."

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               (ii) The Trust Administrator will register the Transfer of any
          Residual Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Trust Administrator as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Trust Administrator shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

               (iii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Trust Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                           (B) If any purported Transferee shall become a holder
                  of a Residual Certificate in violation of the restrictions in this Section 5.02(d) and to the extent that the retroactive restoration of the rights of the holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Trust Administrator shall have the right, without notice to the holder or any prior holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Trust Administrator on such terms as the Trust Administrator may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Trust Administrator. Such purchaser may be the Trust Administrator itself or any Affiliate of the Trust Administrator. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trust Administrator or its Affiliates), expenses and taxes due, if any, will be remitted by the Trust Administrator to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Trust Administrator, and the Trust Administrator shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                  (iv) The Trust Administrator on behalf of the Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in
Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization. Reasonable compensation for providing such information may be accepted by the Trust Administrator.



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                  (v) The provisions of this Section 5.02(d) set forth prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trust Administrator and the Trustee at the expense of the party seeking to modify, add to or eliminate any such provision the following:

                    (A) written notification from each Rating Agency to the
               effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

                    (B) an Opinion of Counsel, in form and substance
               satisfactory to the Trust Administrator and the Trustee, to the effect that such modification of, addition to or elimination of such provisions will not cause any Trust REMIC to cease to qualify as a REMIC and will not cause (x) any Trust REMIC to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or (y) a Person other than the prospective transferee to be subject to a REMIC tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

                  (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Trust Administrator maintained for such purpose pursuant to Section 8.12, the Trust Administrator shall execute, authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

                  (f) At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Trust Administrator maintained for such purpose pursuant to Section 8.12. Whenever any Certificates are so surrendered for exchange the Trust Administrator shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trust Administrator duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (g) No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  (h) All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Trust Administrator in accordance with its customary procedures.

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Section 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates.

                  If (i) any mutilated Certificate is surrendered to the Trust Administrator, or the Trust Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual knowledge by the Trust Administrator that such Certificate has been acquired by a protected purchaser, the Trust Administrator shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trust Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trust Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04.     Persons Deemed Owners.

                  The Depositor, the Master Servicer, the Trustee, the Trust Administrator and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Trustee, the Trust Administrator or any agent of any of them shall be affected by notice to the contrary.

Section 5.05.     Certain Available Information.

                  On or prior to the date of the first sale of any Private Certificate to an Independent third party, the Depositor shall provide to the Trust Administrator ten copies of any private placement memorandum or other disclosure document used by the Depositor in connection with the offer and sale of the Private Certificates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trust Administrator, the Depositor promptly shall inform the Trust Administrator of such event and shall deliver to the Trust Administrator ten copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trust Administrator shall maintain at its Corporate Trust Office and shall make available free of charge during normal business hours for review by any Holder of a Certificate or any Person identified to the Trust Administrator as a prospective transferee of a Certificate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Private Certificate, the private placement memorandum or other disclosure document relating to such Certificates in the form most recently provided to the Trust Administrator; and (ii) in all cases, (A) this Agreement and any amendments hereof entered into pursuant to Section 11.01, (B) all monthly statements required to be delivered to Certificateholders of the relevant Class pursuant to
Section 4.02 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date, (C) [reserved] and (D)


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any and all Officers' Certificates delivered to the Trust Administrator by the
Master Servicer since the Closing Date to evidence the Master Servicer's determination that any P&I Advance was, or if made, would be a Nonrecoverable P&I Advance. Copies and mailing of any and all of the foregoing items will be available from the Trust Administrator upon request at the expense of the person requesting the same.



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                                   ARTICLE VI

                      THE DEPOSITOR AND THE MASTER SERVICER

Section 6.01.     Liability of the Depositor and the Master Servicer.

                  The Depositor and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor and the Master Servicer herein.

Section 6.02.   Merger or Consolidation of the Depositor or the Master Servicer.

                  Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Master Servicer will keep in full effect its existence, rights and franchises as a national banking association and shall ensure that it (or an Affiliate) maintains its qualification as an approved conventional seller/servicer for Fannie Mae or Freddie Mac in good standing. The Depositor and the Master Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  The Depositor or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; PROVIDED, HOWEVER, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that the Rating Agency's ratings of the Class A Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies).

Section 6.03. Limitation on Liability of the Depositor, the Master Servicer and Others.

(a) Subject, in the case of the Master Servicer, to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 6.04 below, none of the Depositor, the Master Servicer or any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Depositor, the Master Servicer or any such Person against any



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breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Master Servicer pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

                  The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities. The Master Servicer shall not be liable for any acts or omissions of any Servicer, except as otherwise expressly provided herein.

                  (b) The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Certificates or any Servicing Agreement, other than any loss, liability or expense to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

                  (c) The Master Servicer, the Custodian and any director, officer, employee or agent of the Master Servicer or the Custodian shall be indemnified by the Trust Fund and held harmless thereby against any loss, liability or expense including reasonable legal fees and disbursements of counsel incurred by the Master Servicer sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Certificates or any Servicing Agreement or otherwise arising out of or in connection with the acceptance or administration of the obligations and duties of the Master Servicer under this Agreement or any Servicing Agreement, other than any loss, liability or expense (i) that does not constitute an "unanticipated expense" within the meaning of the REMIC Provisions, (ii) that is specifically required to be incurred by the Master Servicer or the Custodian, as applicable, without right of reimbursement pursuant to this Agreement, (iii) for which the Master Servicer or the Custodian, as applicable, receives indemnification, from the Servicer or otherwise, pursuant to the AAR Agreement or the Servicing Agreement,
(iv) in the case of the Master Servicer, that constitutes a Servicing Advance relating to a specific Mortgage Loan or Mortgage Loans for which the Master Servicer's entitlement to reimbursement shall be governed by Section 3.21 or (v) that is incurred by reason of willful misfeasance, bad faith or negligence of the Master Servicer or the Custodian, as applicable, in the performance of its duties hereunder hereunder (in the case of the Master Servicer) or its duties referred to herein or its duties under any applicable custodial agreement (in the case of the Custodian), as applicable, or by reason of the Master Servicer's or the Custodian's, as applicable, reckless disregard of obligations and duties hereunder (in the case of the Master Servicer) or its duties referred to herein or its duties under any applicable custodial agreement (in the case of the Custodian), as applicable, or as a result of a breach of the Master Servicer's obligations under Article X hereof (in the case of the Master Servicer). Notwithstanding the foregoing, if the Master Servicer shall be acting as successor to the Servicer under the Servicing Agreement, the provisions of Section 6.03(d), and not the provisions of this Section 6.03(c), shall govern the Trust Fund's indemnification of the Master Servicer when it is acting in such capacity.

                  (d) The Master Servicer, if it shall be acting in a capacity as successor Servicer, and any director, officer, employee or agent of the Master Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense, including reasonable legal fees and disbursements of counsel, incurred in connection with the Master Servicer's acting in such capacity and sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Certificates or any Servicing Agreement, other than any loss, liability or expense to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

                  (e) Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; PROVIDED, HOWEVER, that each of the Depositor and the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the Depositor or the Master Servicer acts without the consent of Holders of Certificates entitled to at least 51% of the Voting Rights (which consent shall not be necessary in the case of litigation or other legal action by either to enforce their respective rights or defend themselves hereunder), the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor (subject to the limitations set forth above) and the Master Servicer shall be entitled to be reimbursed therefor from the Master Servicer Collection Account as an Extraordinary Trust Fund Expense, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Master Servicer Collection Account. Nothing in this Section 6.03(e) shall affect the Master Servicer's obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Section 3.01.

Section 6.04.     Indemnification from the Master Servicer.

                  The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees



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and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Servicing Agreement, the AAR Agreement or the Certificates or the powers of attorney delivered by the Trustee hereunder (i) related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Trustee shall have given the Master Servicer and the Depositor written notice thereof promptly after the Trustee shall have with respect to such claim or legal action knowledge thereof. The Master Servicer's failure to receive any such notice shall not affect any Indemnified Person's right to indemnification under this
Section 6.04, except to the extent the Master Servicer is materially prejudiced by such failure to give notice. This indemnity shall survive the resignation or removal of the Trustee, Master Servicer or the Trust Administrator and the termination of this Agreement. For purposes of this Section 6.04, "Indemnified Persons" means the Trustee, the Custodian (if it is not the Master Servicer) and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

Section 6.05. Limitation on Resignation of the Master Servicer; Assignment of Master Servicing.

                  (a) Except as provided in Section 6.05(b) below, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel rendered by an Independent counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee and the Rating Agencies. No resignation of the Master Servicer shall become effective until the Trustee or a successor Master Servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

                  (b) The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the Master Servicer hereunder and that the purchaser or transferee (a) be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) have a net worth of not less than $15,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it after the date of such assumption as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii)

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each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an officer's certificate and an Opinion of Independent counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

Section 6.06.     Successor Master Servicer.

                  In connection with the appointment of any successor Master Servicer or the assumption of the duties of the Master Servicer, the Depositor or the Trustee may make such arrangements for the compensation of such successor Master Servicer out of payments on the Mortgage Loans as the Depositor or the Trustee and such successor Master Servicer shall agree. If the successor Master Servicer does not agree that such market value is a fair price, such successor Master Servicer shall obtain two quotations of market value from third parties actively engaged in the master servicing of single-family mortgage loans. Notwithstanding the foregoing, the compensation payable to a successor Master Servicer may not exceed the compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as Master Servicer hereunder.

Section 6.07.     Rights of the Depositor in Respect of the Master Servicer.

                  The Master Servicer shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer in respect of the Master Servicer's rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish to the Depositor and the Trustee its most recent financial statements of the parent company of the Master Servicer and such other information relating to the Master Servicer's capacity to perform its obligations under this Agreement that it possesses. To the extent such information is not otherwise available to the public, the Depositor and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer's written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies, rating agencies or reinsurers or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Trustee or the Trust Fund, and in either case, the Depositor or the Trustee, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement or exercise the rights of the Master Servicer under this Agreement; provided that the Master Servicer shall not be relieved of any of its obligations under



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this Agreement by virtue of such performance by the Depositor or its designee.
The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

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                                  ARTICLE VII

                                     DEFAULT

Section 7.01.     Master Servicer Events of Termination.

                  "Master Servicer Event of Termination," wherever used herein, means any one of the following events (whatever the reason for such Master Servicer Event of Termination and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and only with respect to the defaulting Master Servicer:

               (i) the Master Servicer fails to cause to be deposited in the Distribution Account any amount so required to be deposited pursuant to this Agreement (other than a P&I Advance), and such failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; or

               (ii) the Master Servicer fails to observe or perform in any material respect any other material covenants and agreements set forth in this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing not less than 25% of the Voting Rights; or

               (iii) there is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

               (iv) the Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

               (v) the Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Section 6.05; or



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               (vi) any failure of the Master Servicer to make any P&I Advance
          (other than a Nonrecoverable P&I Advance) required to be made from its own funds pursuant to Section 4.03 by 5:00 p.m. New York time on the Business Day prior to the applicable Distribution Date.

                  In each and every such case, so long as such Master Servicer Event of Termination with respect to the Master Servicer shall not have been remedied, either the Trustee or the Holders of Certificates evidencing not less than 51% of the Voting Rights, by notice in writing to the Depositor, the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property master serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of the written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall, subject to Section 7.02, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 7.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the property and amounts which are then or should be part of the Trust Fund or which thereafter become part of the Trust; and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer's duties thereunder. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or related REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

                  Notwithstanding the foregoing, if a Master Servicer Event of Termination described in clause (vi) of this Section 7.01 shall occur, the Trustee shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the Master Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Certificateholder or to reimbursement of P&I Advances and other advances of its own funds, and the Trustee shall act as provided in Section 7.02 to carry out the duties of the Master Servicer, including the obligation to make any P&I Advance the nonpayment of which was a Master Servicer Event of Termination described in clause (vi) of this Section
7.01. Any such action taken by the Trustee must be prior to the distribution on the relevant Distribution Date.

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Section 7.02.     Trustee to Act; Appointment of Successor.

                  (a) Upon the receipt by the Master Servicer of a notice of termination pursuant to Section 7.01 or an Opinion of Counsel rendered by Independent counsel pursuant to Section 6.05 to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that the Trustee shall have no obligation whatsoever with respect to any liability (other than P&I Advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of termination. As compensation therefor, but subject to Section 6.06, the Trustee shall be entitled to compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, that the Trustee shall obtain a letter or other evidence from each Rating Agency that the ratings, if any, on each of the Certificates will not be lowered as a result of the selection of the successor to the Master Servicer. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that the provisions of Section 6.06 shall apply, the compensation shall not be in excess of that which the Master Servicer would have been entitled to if the Master Servicer had continued to act hereunder, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                  (b) If the Trustee shall succeed to any duties of the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of Article VIII shall be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of Article VI, however, shall apply to it in its capacity as successor Master.

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Section 7.03.     Notification to Certificateholders.

                  (a) Upon any termination of the Master Servicer pursuant to
Section 7.01 above or any appointment of a successor to the Master Servicer pursuant to Section 7.02 above, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

                  (b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Master Servicer Event of Termination or five days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Holders of Certificates notice of each such occurrence, unless such default or Master Servicer Event of Termination shall have been cured or waived.

Section 7.04.     Waiver of Master Servicer Events of Termination.

                  The Holders representing at least 66% of the Voting Rights evidenced by all Classes of Certificates affected by any default or Master Servicer Event of Termination hereunder may waive such default or Master Servicer Event of Termination; PROVIDED, HOWEVER, that a default or Master Servicer Event of Termination under clause (i) or (vi) of Section 7.01 may be waived only by all of the Holders of the Regular Certificates. Upon any such waiver of a default or Master Servicer Event of Termination, such default or Master Servicer Event of Termination shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Master Servicer Event of Termination or impair any right consequent thereon except to the extent expressly so waived.

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                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01.     Duties of Trustee and Trust Administrator.

                  The Trustee and the Trust Administrator, prior to the occurrence of a Master Servicer Event of Termination and after the curing of all Master Servicer Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Master Servicer Event of Termination has occurred (which has not been cured) of which a Responsible Officer has knowledge, each of the Trustee and the Trust Administrator shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  Each of the Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that neither the Trustee nor the Trust Administrator will be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments. If any such instrument is found not to conform to the requirements of this Agreement in a material manner the Trustee or the Trust Administrator, as applicable, shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's or the Trust Administrator's satisfaction, the Trustee or the Trust Administrator, as applicable, will provide notice thereof to the Certificateholders.

                  No provision of this Agreement shall be construed to relieve the Trustee or the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

               (i) prior to the occurrence of a Master Servicer Event of Termination, and after the curing of all such Master Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Trust Administrator and, in the absence of bad faith on the part of the Trustee or the Trust Administrator, as applicable, the Trustee or the Trust Administrator, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Trust Administrator, as the case may be, and conforming to the requirements of this Agreement;

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               (ii) Neither the Trustee nor the Trust Administrator shall be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee or the Trust Administrator, as applicable, unless it shall be proved that the Trustee or the Trust Administrator, as the case may be, was negligent in ascertaining the pertinent facts;

               (iii) Neither the Trustee nor the Trust Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 51% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Trust Administrator, as applicable, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement; and

               (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Master Servicer Event of Termination unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Depositor, the Servicer or the Holders of Certificates evidencing not less than 51% of the Voting Rights.

                  Neither the Trustee nor the Trust Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

Section 8.02.     Certain Matters Affecting the Trustee and the Trust
                  Administrator.

                  (a) Except as otherwise provided in Section 8.01:

               (i) Either the Trustee or the Trust Administrator may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee or the Trust Administrator may prescribe;

               (ii) Either the Trustee or the Trust Administrator may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in



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          respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

               (iii) Neither the Trustee nor the Trust Administrator shall be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Trust Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee or the Trust Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Trust Administrator shall be answerable for other than its negligence or willful misconduct in the performance of any such act; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Master Servicer Event of Termination of which the Trustee has received written notice or of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

               (iv) Prior to the occurrence of a Master Servicer Event of Termination hereunder and after the curing or waiver of all Master Servicer Events of Termination which may have occurred, neither the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) Prior to the occurrence of a Master Servicer Event of Termination and after the curing of all Master Servicer Events of Termination which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholder; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, as applicable, not reasonably assured to the Trustee or the Trust Administrator, as applicable, by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator, as applicable, may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding; and

               (vi) Either the Trustee or the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, custodians or nominees.

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                  (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

Section 8.03. Neither Trustee nor Trust Administrator Liable for Certificates or Mortgage Loans.

                  The recitals contained herein and in the Certificates (other than the signature of the Trust Administrator, the authentication of the Trust Administrator on the Certificates, the acknowledgments of the Trustee contained in Article II and the representations and warranties of the Trustee and the Trust Administrator in Section 8.13) shall be taken as the statements of the Depositor and neither the Trustee nor the Trust Administrator assumes any responsibility for their correctness. Neither the Trustee nor the Trust Administrator makes any representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 8.13) or of the Certificates (other than the signature of the Trust Administrator and authentication of the Trust Administrator on the Certificates) or of any Mortgage Loan or related document. Neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Master Servicer Collection Account by the Master Servicer.

Section 8.04.     Trustee and Trust Administrator May Own Certificates.

                  Each of the Trustee and the Trust Administrator in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or Trust Administrator, as applicable. Each of the Trustee and the Trust Administrator in its individual capacity or any other capacity may transact any banking and trust business with the Underlying Sellers, the Servicer, the Depositor or their Affiliates.

Section 8.05.     Trustee's and Trust Administrator's Fees and Expenses.

                  (a) The Trust Administrator shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Administration Fee with respect to the calendar month that immediately preceded the month of such Distribution Date. The annual fees of the Trustee hereunder and of the Custodian shall be paid in accordance with a side letter agreement with the Trust Administrator and at the sole expense of the Trust Administrator. The Trustee, the Trust Administrator or any director, officer, employee or agent of any of them, shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (not including expenses and disbursements incurred or made by the Trustee or the Trust Administrator, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's or the Trust Administrator's performance in accordance with the provisions of this Agreement) incurred by the Trustee or by the Trust Administrator arising out of or in connection with the acceptance or administration of the obligations and duties of the Trustee or the Trust Administrator under this Agreement, other than



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any loss, liability or expense (i) resulting from a breach of the Servicer's or the Master Servicer's obligations and duties under the Servicing Agreement or this Agreement, as applicable, for which the Trustee or the Trust Administrator, as applicable, is indemnified under the Servicing Agreement or under Section
6.04 of this Agreement, as applicable or (ii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee or of the Trust Administrator, as applicable, in the performance of its duties hereunder or by reason of the Trustee's or the Trust Administrator's , as applicable, reckless disregard of obligations and duties hereunder or as a result of a breach of the Trustee's or the Trust Administrator's, as applicable, obligations under Article X hereof. Any amounts payable to the Trustee, the Trust Administrator or any director, officer, employee or agent of the Trustee or the Trust Administrator, in respect of the indemnification provided by this
Section 8.05(a), or pursuant to any other right of reimbursement from the Trust Fund that the Trustee, the Trust Administrator or any director, officer, employee or agent of the Trustee or the Trust Administrator, may have hereunder in its capacity as such, may be withdrawn by the Trust Administrator for payment to the applicable indemnified Person from the Distribution Account at any time. The foregoing indemnity shall survive the resignation or removal of the Trustee or the Trust Administrator.

                  (b) The Depositor shall pay or cause to be paid any annual rating agency fees of the Rating Agencies for ongoing surveillance from its own funds without right of reimbursement.

Section 8.06.     Eligibility Requirements for Trustee and Trust Administrator.

                  Each of the Trustee and the Trust Administrator hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal offices of each of the Trustee and the Trust Administrator (other than the initial Trustee and initial Trust Administrator) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee or Trust Administrator, as applicable, at the time such Trustee or Trust Administrator, as applicable, is appointed Trustee or Trust Administrator, as applicable, to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee or the Trust Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07.     Resignation and Removal of the Trustee and the Trust
                  Administrator.

                  The Trustee or the Trust Administrator may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer, the



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Master Servicer, each Rating Agency and, if the Trustee is resigning, to the
Trust Administrator, or, if the Trust Administrator is resigning, to the Trustee. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee or Trust Administrator, (which may be the same Person in the event both the Trustee and the Trust Administrator resign or are removed) by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee or Trust Administrator, as applicable, and one copy to the successor Trustee or Trust Administrator. If no successor Trustee or Trust Administrator, as applicable, shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Trust Administrator, as applicable.

                  If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor (or in the case of the Trust Administrator, the Trustee), or if at any time the Trustee or the Trust Administrator shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Trust Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the Servicer may remove the Trustee or the Trust Administrator, as applicable. If the Depositor or the Servicer removes the Trustee or the Trust Administrator under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee or Trust Administrator, as applicable, by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or Trust Administrator so removed and one copy to the successor Trustee or Trust Administrator.

                  The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee or the Trust Administrator and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee or Trust Administrator so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor.

                  Any resignation or removal of the Trustee or Trust Administrator and appointment of a successor Trustee or Trust Administrator pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

                  Notwithstanding anything to the contrary contained herein, the Master Servicer and the Trust Administrator shall at all times be the same Person.

Section 8.08.     Successor Trustee or Trust Administrator.

                  Any successor Trustee or Trust Administrator appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Servicer and to its predecessor Trustee or Trust Administrator an instrument accepting such appointment hereunder, and



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thereupon the resignation or removal of the predecessor Trustee or Trust
Administrator shall become effective, and such successor Trustee or Trust Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Trust Administrator. The Depositor and the predecessor Trustee or Trust Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee Trust Administrator all such rights, powers, duties and obligations.

                  No successor Trustee or Trust Administrator shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee or Trust Administrator shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee or Trust Administrator shall not result in a downgrading of the Regular Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

                  Upon acceptance of appointment by a successor Trustee or Trust Administrator as provided in this Section 8.08, the successor Trustee or Trust Administrator shall mail notice of the appointment of a successor Trustee or Trust Administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.

Section 8.09.     Merger or Consolidation of Trustee or Trust Administrator.

                  Any entity into which the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any entity succeeding to the business of the Trustee or Trust Administrator, shall be the successor of the Trustee or the Trust Administrator hereunder, as applicable, provided such entity shall be eligible under the provisions of Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10.     Appointment of Co-Trustee or Separate Trustee.

                  Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of REMIC I or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as cotrustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC I, and to vest in such Person or Persons, in such capacity, such title to REMIC I or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case a Master Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and



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no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

                  In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC I or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11.     [intentionally omitted]

Section 8.12.     Appointment of Office or Agency.

                  The Trust Administrator will appoint an office or agency in the City of Minneapolis, Minnesota where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or upon the Trust Administrator in respect of the Certificates and this Agreement may be served.

Section 8.13.     Representations and Warranties.

                  Each of the Trustee and the Trust Administrator hereby represents and warrants to the Master Servicer and the Depositor, as of the Closing Date, that:

               (i) It is duly organized, validly existing and in good standing under the laws of the United States.

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               (ii) The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its articles of association or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

               (iii) It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) It is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the it to perform its obligations under this Agreement or the financial condition of it.

               (vi) No litigation is pending or, to the best of its knowledge, threatened against it which would prohibit it from entering into this Agreement or, in its good faith reasonable judgment, is likely to materially and adversely affect either the ability of it to perform its obligations under this Agreement or the financial condition of it.

Section 8.14.     No Trustee Liability for Actions or Inactions of Custodians.

                  Notwithstanding anything to the contrary herein, in no event shall the Trustee be liable to any party hereto or to any third party for the performance of any custody-related functions with respect to which the applicable Custodian shall fail to take action on behalf of the Trustee or, in the case of the Group S Mortgage Loans, with respect to which the performance of custody-related functions pursuant to the terms of the custodial agreement with the applicable Custodian shall fail to satisfy all the related requirements under this Agreement.

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                                   ARTICLE IX

                                   TERMINATION

Section 9.01.     Termination Upon Repurchase or Liquidation of the Trust Fund.

                  (a) Subject to Section 9.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Trust Administrator and the Trustee with respect to the Mortgage Loans (other than the obligations of the Master Servicer to the Trustee pursuant to Section
6.04 and of the Master Servicer to provide for and the Trust Administrator to make payments to the Holders of the related Class(es) of Certificates as hereinafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trust Administrator and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Terminator of all Mortgage Loans and each REO Property remaining in REMIC I and
(ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. The purchase by the Terminator of all Mortgage Loans and each REO Property remaining in REMIC I shall be at a price (the "Termination Price") equal to the greater of (A) the aggregate Purchase Price of all the Mortgage Loans included in such Trust REMIC, plus the appraised value of each REO Property, if any, included in such Trust REMIC, such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee in their reasonable discretion and (B) the aggregate fair market value of all of the assets in such Trust REMIC (as determined by the Master Servicer, with the consent of the Trustee, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01).

                  (b) The majority Holder of the Class R Certificates (unless such Holder is the Mortgage Loan Seller, Citigroup Global Markets Inc. or an Affiliate of either of them) or if such majority Holder fails to exercise such option, the Master Servicer (either such Holder or the Servicer, as applicable, the "Terminator") shall have the right to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; provided, however, that the Terminator, as provided above, may elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) above only if the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust Fund at the time of such election is reduced to less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date. For federal income tax purposes, the purchase by the Terminator of all Mortgage Loans and all REO Properties underlying the Certificates is intended to facilitate a redemption of such Certificates pursuant to a "cleanup call" within the meaning of Treasury regulation section 1.860G-2(j). Notwithstanding the foregoing, the Terminator shall



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

have the right to transfer, sell or assign its rights to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I.

                  (c) Notice of the liquidation of the Certificates shall be given promptly by the Trust Administrator by letter to Certificateholders mailed
(a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property remaining in REMIC I by the Terminator, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trust Administrator therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the Certificates from and after the Interest Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trust Administrator. In the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I by the Terminator, the Terminator shall deliver to the Trust Administrator for deposit in the Distribution Account not later than the last Business Day of the month next preceding the month in which such distribution will be made an amount in immediately available funds equal to the Termination Price. Upon certification from Trust Administrator as to the making of such final deposit, the Trustee shall promptly release or cause to be released to the Terminator the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments delivered to it which are necessary to effectuate such transfer.

                  (d) Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Trust Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 4.01 in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trust Administrator and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trust Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall, directly or through an agent, mail a final notice to remaining related non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall pay to Citigroup Global Markets Inc. all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any



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Certificateholder on any amount held in trust by the Trust Administrator as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

                  Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.

Section 9.02.     Additional Termination Requirements.

                  (a) In the event that the Terminator purchases all the Mortgage Loans and each REO Property, the Trust Fund shall be terminated in accordance with the following additional requirements (or in connection with the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in REMIC I, the additional requirement specified in clause (i) below), unless the Trust Administrator and the Master Servicer have received an Opinion of Counsel, which Opinion of Counsel shall be at the expense of the Terminator (or in connection with a termination resulting from the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in such Trust REMIC, which Opinion of Counsel shall be at the expense of the person seeking nonadherence to the following additional requirements but which in no event shall be at the expense of the Trust Fund or, unless it is the person seeking nonadherence to the following additional requirements, the Master Servicer or the Trust Administrator), to the effect that the failure of such Trust REMIC or any other Trust REMIC to comply with such additional requirements of this Section 9.02 will not (i) result in the imposition on the Trust Fund of taxes on "prohibited transactions," as described in Section 860F of the Code, or
(ii) cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding:

               (i) The Trust Administrator shall specify the first day in the 90-day liquidation period in a statement attached to each related Trust REMIC's final Tax Return pursuant to Treasury regulation Section 1.860F-1, and such termination shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Master Servicer (in connection with a termination resulting from the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in such Trust REMIC) or at the expense of the Terminator (in connection with a termination resulting from the exercise of a cleanup call);

               (ii) During such 90-day liquidation period, and at or prior to the time of making of the final payment on the Certificates, the Trust Administrator on behalf of the Trustee shall sell all of the assets of REMIC I to the Terminator for cash; and

               (iii) At the time of the making of the final payment on the Certificates, the Trust Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in REMIC I (other than cash retained to meet claims), and each Trust REMIC shall terminate at that time.

                  (b) At the expense of the Terminator (or in the event of termination under Section 9.01(a)(ii), at the expense of the Trust Administrator), the Trust Administrator shall



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prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation for each Trust REMIC being terminated pursuant to this Section 9.02.

                  (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trust Administrator to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.

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                                   ARTICLE X

                                REMIC PROVISIONS

                  SECTION 10.01.            REMIC Administration.

                  (a) Separate REMIC elections as set forth in the Preliminary Statement shall be made by the Trust Administrator on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each Trust REMIC shall be as designated in the Preliminary Statement.

                  (b) The Closing Date is hereby designated as the "Startup Day" of each Trust REMIC within the meaning of Section 860G(a)(9) of the Code.

                  (c) The Trust Administrator shall pay any and all expenses relating to any tax audit of any Trust REMIC (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any Trust REMIC that involve the Internal Revenue Service or state tax authorities), including the expense of obtaining any tax related Opinion of Counsel. The Trust Administrator shall be entitled to reimbursement of expenses incurred pursuant to this Section 10.01(c) to the extent provided in Section 8.05.

                  (d) The Trust Administrator shall prepare and the Trustee shall sign and the Trust Administrator shall file all of the Tax Returns in respect of each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Trust Administrator without any right of reimbursement therefor. The Master Servicer shall provide on a timely basis to the Trust Administrator or its designee such information with respect to the assets of the Trust Fund as is in its possession and reasonably required by the Trust Administrator to enable it to perform its obligations under this Article.

                  (e) The Holder of the Class R Certificates at any time holding the largest Percentage Interest thereof shall be the "tax matters person" as defined in the REMIC Provisions (the related "Tax Matters Person") with respect to REMIC I and shall act as Tax Matters Person for REMIC I. The Holder of the Class R Certificates at any time holding the largest Percentage Interest thereof shall be the Tax Matters Person with respect to REMIC II and shall act as Tax Matters Person for REMIC II. The Trust Administrator, as agent for each Tax Matters Person, shall perform on behalf of each Trust REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trust Administrator, as agent for the Tax Matters Person, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a related Residual Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. The Trust Administrator, as agent for each Tax Matters Person, shall represent each Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment



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as to any taxable year of any Trust REMIC, enter into settlement agreements with any government taxing agency, extend any statute of limitations relating to any item of any Trust REMIC and otherwise act on behalf of any Trust REMIC in relation to any tax matter involving the Trust Fund.

                  (f) The Trustee, the Trust Administrator, the Master Servicer and the Holders of Certificates shall take any action or cause each Trust REMIC to take any action necessary to create or maintain the status of such Trust REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, the Trust Administrator, the Master Servicer nor the Holder of any Residual Certificate shall take any action, cause any Trust REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon such Trust REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee, the Trust Administrator and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any Trust REMIC created hereunder or the assets therein, or causing such Trust REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a related Residual Certificate will consult with the Trustee, the Trust Administrator and the Master Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any Trust REMIC, and no such Person shall take any such action or cause any Trust REMIC to take any such action as to which the Trustee, the Trust Administrator or the Master Servicer has advised it in writing that an Adverse REMIC Event could occur.

                  (g) In the event that any tax is imposed on "prohibited transactions" of any Trust REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of such Trust REMIC as defined in Section 860G(c) of the Code, on any contributions to such Trust REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trust Administrator pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trust Administrator of any of its obligations under this Article X, (ii) to the Trustee pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, (iii) to the Master Servicer pursuant to
Section 10.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X, or otherwise (iv) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

                  (h) The Trust Administrator, as agent for each Tax Matters Person, shall, for federal income tax purposes, maintain books and records with respect to each Trust REMIC created hereunder on a calendar year and on an accrual basis.

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                  (i) No additional contributions of assets shall be made to any
Trust REMIC created hereunder, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

                  (j) None of the Trustee, the Trust Administrator or the Master Servicer shall enter into any arrangement by which any Trust REMIC created hereunder will receive a fee or other compensation for services.

                  (k) The Trust Administrator will apply for an Employee Identification Number from the Internal Revenue Service via a Form SS-4 or other acceptable method for all tax entities and shall complete the Form 8811.

Section 10.02.    Prohibited Transactions and Activities.

                  None of the Depositor, the Master Servicer, the Trustee or the Trust Administrator shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of any Trust REMIC created hereunder pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any Trust REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any Trust REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any Trust REMIC created hereunder as a REMIC or of the interests therein other than the Residual Certificates as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any Trust REMIC created hereunder to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

Section 10.03. Indemnification With Respect to Certain Taxes and Loss of REMIC Status.

                  (a) In the event that any Trust REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Master Servicer of its duties and obligations set forth herein or due to a breach of the Master Servicer's covenants set forth in this Article X, the Master Servicer shall indemnify the Trustee, the Trust Administrator and the Trust Fund against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence or breach; provided, however, that the Master Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Trust Administrator, the Depositor, the Servicer or any Holder of Residual Certificates, as applicable, nor for any such Losses resulting from misinformation provided by a Holder of Residual Certificates on which the Master Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holders of Residual Certificates now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event



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shall the Master Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Master Servicer of its duties and obligations set forth herein or out of a breach of the Master Servicer's covenants set forth in this Article X and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

                  (b) In the event that any Trust REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee or the Trust Administrator of its duties and obligations set forth herein or due to a breach of the Trustee's or Trust Administrator's covenants set forth in this Article X, the Trustee or the Trust Administrator, as applicable, shall indemnify the Trust Fund against any and all Losses resulting from such negligence or breach by it; provided, however, that neither the Trustee nor the Trust Administrator shall be liable for any such Losses attributable to the action or inaction of the Servicer, the Master Servicer, the Depositor or a Holder of Residual Certificates, as applicable, nor for any such Losses resulting from misinformation provided by a Holder of Residual Certificates on which the Trustee or the Trust Administrator has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holders of Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee or the Trust Administrator have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Trustee or the Trust Administrator, as applicable, of its duties and obligations set forth herein or out of a breach of the Trustee's or Trust Administrator's covenants set forth in this Article X, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01.    Amendment.

                  This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Trust Administrator and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or defect, (ii) to correct, modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders), (iii) to amend the provisions of Section 4.07 or (iv) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced by either (a) an Opinion of Counsel delivered to the Trust Administrator or (b) written notice to the Depositor, the Master Servicer, the Trust Administrator and the Trustee or other written evidence from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.

                  This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner, other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66% of the Voting Rights allocated to such Class, or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

                  Notwithstanding any contrary provision of this Agreement, the Trust Administrator shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not result in the imposition of any tax on any Trust REMIC pursuant to the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

                  Promptly after the execution of any such amendment the Trust Administrator shall notify each Certificateholder and make available to each Certificateholder a copy of such amendment.

                  It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

                  The cost of any Opinion of Counsel to be delivered pursuant to this Section 11.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee or the Trust Administrator, to the extent the Trustee or the Trust Administrator is taking such action on behalf of the Certificateholders.

                  Notwithstanding the foregoing, the Master Servicer, the Trustee or the Trust Administrator may, but none of them shall be obligated to, enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

Section 11.02.    Recordation of Agreement; Counterparts.

                  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Certificateholders, but only upon direction of the Trustee or the Trust Administrator accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03.    Limitation on Rights of Certificateholders.

                  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of any of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless (i) such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and (ii) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.04.    Governing Law.

                  This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 11.05.    Notices.

                  All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service or delivered in any other manner specified herein, to (a) in the case of the Depositor, 390 Greenwich Street, New York, New York 10013,
Attention: Mortgage Finance Group (telecopy number (212) 723-8604), or such other address or telecopy number as may hereafter be furnished to the Master Servicer, the Trust Administrator and the Trustee in writing by the Depositor,
(b) in the case of the Master Servicer or the Trust Administrator, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: CMLTI 2004-HYB3 (telecopy number (410) 715-2380), with a copy to Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: CMLTI 2004-HYB3 (telecopy number (410) 715-2380), with a copy to Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: CMLTI 2004-HYB3, or such other address or telecopy number as may hereafter be furnished to the Depositor and the Trustee in writing by the Master Servicer and the Trust Administrator, and (c) in the case of the Trustee, HSBC Bank USA, National Association, 452 Fifth Avenue, New York, NY 10018, Attention:

Issuer Services Dept., (telecopy number 212-525-1300), or such other address or telecopy number as may hereafter be furnished to the Master Servicer, the Trust Administrator and the Depositor in writing by the Trustee. Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopid hereunder also shall be mailed to the appropriate party in the manner set forth above.

Section 11.06.    Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.07.    Notice to Rating Agencies.

                  The Trust Administrator shall use its best efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (a) Any material change or amendment to this Agreement;

                  (b) The occurrence of any Master Servicer Event of Termination that has not been cured or waived;

                  (c) The resignation or termination of, or the appointment of a successor to, the Master Servicer, the Trust Administrator or the Trustee;

                  (d) The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

                  (e) The final payment to the Holders of any Class of Certificates;

                  (f) Any change in the location of the Master Servicer Collection Account or the Distribution Account;

                  (g) Any event that would result in the inability of the Trustee, were it to succeed as Master Servicer, to make advances regarding delinquent Mortgage Loans to the same extent the Master Servicer is required to make such advances as provided in Section 4.03; and

                  (h) The filing of any claim under the Master Servicer's blanket bond and errors and omissions insurance policy required hereunder or the cancellation or material modification of coverage under any such instrument.

                  In addition, the Trust Administrator shall promptly make available to the Rating Agency copies of each report to Certificateholders described in Section 4.02 and the Master

Servicer shall promptly furnish or cause to be furnished to each Rating Agency copies of the following:

                  1. Each annual statement as to compliance described in Section 3.16; and

                  2. Each annual independent public accountants' servicing report described in Section 3.17.

                  Any such notice pursuant to this Section 11.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Standard & Poor's, a division of the McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10004 and Moody's Investors Service, Inc, 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Surveillance Group, or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

Section 11.08.    Article and Section References.

                  All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

Section 11.09.    Grant of Security Interest.

                  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the Trustee be, and be construed as, a sale of the Mortgage Loans by the Depositor and not a pledge of the Mortgage Loans by the Depositor to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York;
(2) the conveyance provided for in Section 2.01 hereof shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Master Servicer Collection Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor's obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the Depositor to the Trustee.

Section 11.10. Duties of Trust Fund as Owner of Mortgage Loans under Servicing Agreements.

                  To the extent the Trust Fund has any duties or obligations under the Servicing Agreements or is otherwise asked to perform under such Servicing Agreements, the Master Servicer (or the Custodian with respect to any custody-related matter) shall perform any such duties or obligations relating to the Mortgage Loans being serviced thereunder, and the Trustee shall perform any such duties and obligations relating to (i) enforcement of any duties and obligations of the assignor under any Assignment, Assumption and Recognition Agreement, (ii) to financial obligations of the Trust Fund, which obligations shall be paid solely by the Trustee on behalf of the Trust Fund out of the assets of the Trust Fund (except for expenses and disbursements incurred or made by the Trustee in connection therewith, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement) and (iii) any other such duties or obligations which must be performed by the legal owner of the Trust Fund, such as, by way of illustration, execution of any release of any mortgages upon the sale or other disposition of the related mortgage loan. With respect to any additional duties or obligations of the Trust Fund under the Servicing agreements, the Master Servicer, Custodian, Trust Administrator and Trustee will together, in good faith, determine which party is best suited to perform such obligation or duty. For the avoidance of doubt, this Agreement has generally established which obligations under the Servicing Agreements the Trustee, the Master Servicer, the Trust Administrator and the Custodian will perform on behalf of the Trust Fund, and it is the intention of the parties hereto that the Servicing Agreements shall be interpreted in a like manner.

Section 11.11.    Duties of Custodian.

                  Wherever in this Agreement the Trustee is obligated to perform custody-related functions or to cause the related Custodian to perform such functions, the Trustee hereby agrees to so cause the related Custodian to perform such functions to the extent the applicable Custodian is required to perform the same under the applicable custodial agreement, and (ii) wherever in the applicable custodial agreement the Trustee (as the successor owner of such Mortgage Loan under such custodial agreement) is required to give any direction required to be given by the owner of such Mortgage Loan thereunder, the Trustee hereby agrees to give such direction. In addition, the Trust Administrator agrees to pay the fees (and ordinary expenses of the kind not reimbursable pursuant to Section 8.05 hereof) of the related Custodian, from out of its Administration Fees or from its own funds, in either such case without right of reimbursement from the Trust Fund or any other party to this Agreement.

                  IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                             CITIGROUP MORTGAGE LOAN TRUST INC.,
                             as Depositor


                             By:   /s/ Peter Steinmetz
                                --------------------------------------
                             Name:     Peter Steinmetz
                             Title:


                             WELLS FARGO BANK, N.A.,
                               as Master Servicer

                             By:   /s/ Peter A. Gobell
                                --------------------------------------
                             Name:     Peter A. Gobell
                             Title:    Vice President


                             WELLS FARGO BANK, N.A.,
                             as Trust Administrator

                             By:   /s/ Peter A. Gobell
                                --------------------------------------
                             Name:     Peter A. Gobell
                             Title:    Vice President


                             HSBC BANK USA, NATIONAL ASSOCIATION,
                             as Trustee


                             By: /s/ Wendy Zhang
                                --------------------------------------
                             Name:   Wendy Zhang
                             Title:  Assistant Vice President

STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )


                  On the __ day of September 2004, before me, a notary public in and for said State, personally appeared _________________, known to me to be a ____________________ of Citigroup Mortgage Loan Trust, Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                --------------------------------------
                                  Notary Public



[Notarial Seal]

STATE OF                   )
                           )  ss.:
COUNTY OF                  )


                  On the ____ day of September 2004, before me, a notary public in and for said State, personally appeared ______________, known to me to be a ________________ of Wells Fargo Bank, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                --------------------------------------
                                  Notary Public

[Notarial Seal]

STATE OF                   )
                           ) ss.:
COUNTY OF                  )


                  On the ____ day of September 2004, before me, a notary public in and for said State, personally appeared ______________, known to me to be a ________________ of Wells Fargo Bank, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                --------------------------------------
                                  Notary Public

[Notarial Seal]

STATE OF                   )
                           ) ss.:
COUNTY OF ________         )


                  On the ___ day of September 2004, before me, a notary public in and for said State, personally appeared ______________, known to me to be a ________________ of HSBC Bank USA, National Association, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                --------------------------------------
                                  Notary Public

[Notarial Seal]

                                   EXHIBIT A-1
                                   -----------

                          FORM OF CLASS I-A CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
         SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986
         (THE "CODE").

Series 2004-HYB3                                 Aggregate Certificate Principal Balance of
                                                 the Class I-A Certificates as of the Issue Date:
Pass-Through Rate: Variable                      $ 294,086,000.00

Cut-off Date and date of Pooling and             Denomination: $ 294,086,000.00
Servicing Agreement: September 1, 2004
                                                 Master Servicer: Wells Fargo Bank, N.A.
First Distribution Date: October 25, 2004
                                                 Trust Administrator: Wells Fargo Bank, N.A.
No. 1
                                                 Trustee: HSBC Bank USA, National Association

                                                 Issue Date: September 30, 2004

                                                 CUSIP: 17307G JX 7

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.




                                     A-1-1

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class I-A Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class I-A Certificates in the REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class I-A Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.



                                     A-1-2

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, the Trustee, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trust Adminstrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.



                                     A-1-3

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the REMIC and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the REMIC of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the REMIC all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                     A-1-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: September __, 2004

                                        CITIGROUP MORTGAGE LOAN TRUST
                                        2004-HYB3

                                        WELLS FARGO BANK, N.A., not in its
                                             individual capacity, but solely as
                                             Trust Administrator


                                        By: ____________________________________
                                                 Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.

                                        CITIGROUP MORTGAGE LOAN TRUST
                                        2004-HYB3

                                        WELLS FARGO BANK, N.A., not in its
                                              individual capacity, but solely as
                                              Trust Administrator


                                        By: ____________________________________
                                                 Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN
                                                                ---------
TEN ENT - as tenants by the entireties                       (Cust) (Minor)
                                                             under Uniform Gifts
JT TEN - as joint tenants with right                         to Minors Act
         if survivorship and not as                          ___________________
         tenants in common                                         (State)

     Additional abbreviations may also be used though not in the above list.




                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: __________________________________________
________________________________________________________________________________


Dated:

                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed



                                     A-1-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of ____________________________________________________________,
account number _____________________________________, or, if mailed by check, to
_____________________________________. Applicable statements should be mailed to
________________________________________________________________________________
This information is provided by ___________________________________________, the assignee named above, or _________________________________________ as its agent.




                                     A-1-7

                                   EXHIBIT A-2
                                   -----------

                         FORM OF CLASS II-A CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
         SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986
         (THE "CODE").

         INTERNAL REVENUE CODE OF 1986 (THE "CODE").

Series 2004-HYB3                                 Aggregate Certificate Principal Balance of
                                                 the Class II-A Certificates as of the Issue Date:
Pass-Through Rate: Variable                      $ 58,707,000.00

Cut-off Date and date of Pooling and             Denomination: 58,707,000.00
Servicing Agreement: September 1, 2004
                                                 Master Servicer: Wells Fargo Bank, N.A.
First Distribution Date: October 25, 2004
                                                 Trust Administrator: Wells Fargo Bank, N.A.
No. 1
                                                 Trustee: HSBC Bank USA, National Association

                                                 Issue Date: September 30, 2004

                                                 CUSIP: 17307G JY 5






                                     A-2-1

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class II-A Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class II-A Certificates in the REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class II-A Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date




                                     A-2-2
or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, the Trustee, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trust Adminstrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.



                                     A-2-3

                  The Depositor, the Master Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the REMIC and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the REMIC of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the REMIC all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                     A-2-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: September __, 2004

                                        CITIGROUP MORTGAGE LOAN TRUST
                                        2004-HYB3

                                        WELLS FARGO BANK, N.A., not in its
                                             individual capacity, but solely as
                                             Trust Administrator


                                        By: ____________________________________
                                                 Authorized Officer




                          CERTIFICATE OF AUTHENTICIATION
                          ------------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.

                                        CITIGROUP MORTGAGE LOAN TRUST
                                        2004-HYB3

                                        WELLS FARGO BANK, N.A., not in its
                                              individual capacity, but solely as
                                              Trust Administrator


                                        By: ____________________________________
                                                 Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN
                                                                ---------
TEN ENT - as tenants by the entireties                       (Cust) (Minor)
                                                             under Uniform Gifts
JT TEN - as joint tenants with right                         to Minors Act
         if survivorship and not as                          ___________________
         tenants in common                                         (State)

     Additional abbreviations may also be used though not in the above list.




                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: __________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed




                                     A-2-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of ____________________________________________________________,
account number _____________________________________, or, if mailed by check, to
_____________________________________. Applicable statements should be mailed to
________________________________________________________________________________
This information is provided by ___________________________________________, the assignee named above, or _________________________________________ as its agent.




                                     A-2-7

                                   EXHIBIT A-3
                                   -----------

                         FORM OF CLASS III-A CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
         SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986
         (THE "CODE").

Series 2004-HYB3                                 Aggregate Certificate Principal Balance of
                                                 the Class II-A Certificates as of the Issue Date:
Pass-Through Rate: Variable                      $ 38,727,000.00

Cut-off Date and date of Pooling and             Denomination:  $38,727,000.00
Servicing Agreement: September 1, 2004
                                                 Master Servicer: Wells Fargo Bank, N.A.
First Distribution Date: October 25, 2004
                                                 Trust Administrator: Wells Fargo Bank, N.A.
No. 1
                                                 Trustee: HSBC Bank USA, National Association

                                                 Issue Date: September 30, 2004

                                                 CUSIP:17307G JZ 2

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.



                                     A-3-1

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class III-A Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class III-A Certificates in the REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class III-A Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.



                                     A-3-2

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, the Trustee, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trust Adminstrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.



                                     A-3-3

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the REMIC and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the REMIC of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the REMIC all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                     A-3-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: September __, 2004

                                        CITIGROUP MORTGAGE LOAN TRUST
                                        2004-HYB3

                                        WELLS FARGO BANK, N.A., not in its
                                             individual capacity, but solely as
                                             Trust Administrator


                                        By: ____________________________________
                                                 Authorized Officer




                          CERTIFICATE OF AUTHENTICIATION
                          ------------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.

                                        CITIGROUP MORTGAGE LOAN TRUST
                                        2004-HYB3

                                        WELLS FARGO BANK, N.A., not in its
                                              individual capacity, but solely as
                                              Trust Administrator


                                        By: ____________________________________
                                                 Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN
                                                                ---------
TEN ENT - as tenants by the entireties                       (Cust) (Minor)
                                                             under Uniform Gifts
JT TEN - as joint tenants with right                         to Minors Act
         if survivorship and not as                          ___________________
         tenants in common                                         (State)

     Additional abbreviations may also be used though not in the above list.




                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: __________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed




                                     A-3-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of ____________________________________________________________,
account number _____________________________________, or, if mailed by check, to
_____________________________________. Applicable statements should be mailed to
________________________________________________________________________________
This information is provided by ___________________________________________, the assignee named above, or _________________________________________ as its agent.




                                     A-3-7

                                   EXHIBIT A-4
                                   -----------

                          FORM OF CLASS M-1 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
         SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986
         (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         ANY PURCHASER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(c) OF THE AGREEMENT.




                                     A-5-1

Series 2004-HYB3                                 Aggregate Certificate Principal Balance of
                                                 the Class M-1 Certificates as of the Issue Date:
Pass-Through Rate: Variable                      $ 2,447,000.00

Cut-off Date and date of Pooling and             Denomination: $ 2,447,000.00
Servicing Agreement: September 1, 2004
                                                 Master Servicer: Wells Fargo Bank, N.A.
First Distribution Date: October 25, 2004
                                                 Trust Administrator: Wells Fargo Bank, N.A.
No. 1
                                                 Trustee: HSBC Bank USA, National Association

                                                 Issue Date: September 30, 2004

                                                 CUSIP:17307G KA 5

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.




                                     A-5-2

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR
         INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE
         UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-1 Certificates in the REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-1 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.



                                     A-5-3

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  Any purchaser of this Certificate shall be deemed to have made the representation set forth in section 5.02 (c) of the Agreement.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the



                                     A-5-4

Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the REMIC and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the REMIC of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the REMIC all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.





                                     A-5-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: September __, 2004

                                        CITIGROUP MORTGAGE LOAN TRUST
                                        2004-HYB3

                                        WELLS FARGO BANK, N.A., not in its
                                             individual capacity, but solely as
                                             Trust Administrator


                                        By: ____________________________________
                                                 Authorized Officer




                          CERTIFICATE OF AUTHENTICIATION
                          ------------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.

                                        CITIGROUP MORTGAGE LOAN TRUST
                                        2004-HYB3

                                        WELLS FARGO BANK, N.A., not in its
                                              individual capacity, but solely as
                                              Trust Administrator


                                        By: ____________________________________
                                                 Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN
                                                                ---------
TEN ENT - as tenants by the entireties                       (Cust) (Minor)
                                                             under Uniform Gifts
JT TEN - as joint tenants with right                         to Minors Act
         if survivorship and not as                          ___________________
         tenants in common                                         (State)

     Additional abbreviations may also be used though not in the above list.




                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: __________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed




                                     A-4-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of ____________________________________________________________,
account number _____________________________________, or, if mailed by check, to
_____________________________________. Applicable statements should be mailed to
________________________________________________________________________________
This information is provided by ___________________________________________, the assignee named above, or _________________________________________ as its agent.





                                     A-4-8

                                   EXHIBIT A-5
                                   -----------

                          FORM OF CLASS B-1 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
         SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986
         (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES AND THE MEZZANINE CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         ANY PURCHASER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(c) OF THE AGREEMENT.




                                     A-5-1

Series 2004-HYB3                                 Aggregate Certificate Principal Balance of
                                                 the Class B-1 Certificates as of the Issue Date:
Pass-Through Rate: Variable                      $ 5,302,000.00

Cut-off Date and date of Pooling and             Denomination: $ 5,302,000.00
Servicing Agreement: September 1, 2004
                                                 Master Servicer: Wells Fargo Bank, N.A.
First Distribution Date: October 25, 2004
                                                 Trust Administrator: Wells Fargo Bank, N.A.
No. 1
                                                 Trustee: HSBC Bank USA, National Association

                                                 Issue Date: September 30, 2004

                                                 CUSIP: 17307G KB 3

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.




                                     A-5-2

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class B-1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B-1 Certificates in the REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-1 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.



                                     A-5-3

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  Any purchaser of this Certificate shall be deemed to have made the representation set forth in section 5.02 (c) of the Agreement.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the



                                     A-5-4

Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the REMIC and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the REMIC of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the REMIC all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.





                                     A-5-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: September __, 2004

                                        CITIGROUP MORTGAGE LOAN TRUST
                                        2004-HYB3

                                        WELLS FARGO BANK, N.A., not in its
                                             individual capacity, but solely as
                                             Trust Administrator


                                        By: ____________________________________
                                                 Authorized Officer




                          CERTIFICATE OF AUTHENTICIATION
                          ------------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.

                                        CITIGROUP MORTGAGE LOAN TRUST
                                        2004-HYB3

                                        WELLS FARGO BANK, N.A., not in its
                                              individual capacity, but solely as
                                              Trust Administrator


                                        By: ____________________________________
                                                 Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN
                                                                ---------
TEN ENT - as tenants by the entireties                       (Cust) (Minor)
                                                             under Uniform Gifts
JT TEN - as joint tenants with right                         to Minors Act
         if survivorship and not as                          ___________________
         tenants in common                                         (State)

     Additional abbreviations may also be used though not in the above list.




                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: __________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed




                                     A-5-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of ____________________________________________________________,
account number _____________________________________, or, if mailed by check, to
_____________________________________. Applicable statements should be mailed to
________________________________________________________________________________
This information is provided by ___________________________________________, the assignee named above, or _________________________________________ as its agent.




                                     A-5-8

                                   EXHIBIT A-6
                                   -----------

                          FORM OF CLASS B-2 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
         SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986
         (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE MEZZANINE CERTIFICATES AND THE CLASS B-1 CERTIFICATE TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         ANY PURCHASER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(c) OF THE AGREEMENT.

Series 2004-HYB3                                 Aggregate Certificate Principal Balance of
                                                 the Class B-2 Certificates as of the Issue Date:
Pass-Through Rate: Variable                      $ 3,670,000.00

Cut-off Date and date of Pooling and             Denomination: $ 3,670,000.00
Servicing Agreement: September 1, 2004
                                                 Master Servicer: Wells Fargo Bank, N.A.
First Distribution Date: October 25, 2004
                                                 Trust Administrator: Wells Fargo Bank, N.A.
No. 1
                                                 Trustee: HSBC Bank USA, National Association

                                                 Issue Date: September 30, 2004

                                                 CUSIP: 17307G  KC 1

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.




                                     A-6-2

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class B-2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B-2 Certificates in the REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-2 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.



                                     A-6-3

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  Any purchaser of this Certificate shall be deemed to have made the representation set forth in section 5.02(c) of the Agreement.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the



                                     A-6-4

Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the REMIC and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the REMIC of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the REMIC all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                     A-6-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: September __, 2004

                                        CITIGROUP MORTGAGE LOAN TRUST
                                        2004-HYB3

                                        WELLS FARGO BANK, N.A., not in its
                                             individual capacity, but solely as
                                             Trust Administrator


                                        By: ____________________________________
                                                 Authorized Officer




                          CERTIFICATE OF AUTHENTICIATION
                          ------------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.

                                        CITIGROUP MORTGAGE LOAN TRUST
                                        2004-HYB3

                                        WELLS FARGO BANK, N.A., not in its
                                              individual capacity, but solely as
                                              Trust Administrator


                                        By: ____________________________________
                                                 Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN
                                                                ---------
TEN ENT - as tenants by the entireties                       (Cust) (Minor)
                                                             under Uniform Gifts
JT TEN - as joint tenants with right                         to Minors Act
         if survivorship and not as                          ___________________
         tenants in common                                         (State)

     Additional abbreviations may also be used though not in the above list.




                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: __________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed




                                     A-6-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of ____________________________________________________________,
account number _____________________________________, or, if mailed by check, to
_____________________________________. Applicable statements should be mailed to
________________________________________________________________________________
This information is provided by ___________________________________________, the assignee named above, or _________________________________________ as its agent.




                                     A-6-8

                                   EXHIBIT A-7
                                   -----------

                          FORM OF CLASS B-3 CERTIFICATE

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
         SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986
         (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE CLASS M-1 CERTIFICATE, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         ANY PURCHASER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(c) OF THE AGREEMENT.




                                     A-7-1

Series 2004-HYB3                                 Aggregate Certificate Principal Balance of
                                                 the Class B-3 Certificates as of the Issue Date:
Pass-Through Rate: Variable                      $ 2,040,000.00

Cut-off Date and date of Pooling and             Denomination: $ 2,040,000.00
Servicing Agreement: September 1, 2004
                                                 Master Servicer: Wells Fargo Bank, N.A.
First Distribution Date: October 25, 2004
                                                 Trust Administrator: Wells Fargo Bank, N.A.
No. 1
                                                 Trustee: HSBC Bank USA, National Association

                                                 Issue Date: September 30, 2004

                                                 CUSIP: 17307G KD 9

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.




                                     A-7-2

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class B-3 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B-3 Certificates in the REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-3 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.



                                     A-7-3

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  Any purchaser of this Certificate shall be deemed to have made the representation set forth in section 5.02(c) of the Agreement.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the



                                     A-7-4

Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the REMIC and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the REMIC of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the REMIC all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                     A-7-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: September __, 2004

                                        CITIGROUP MORTGAGE LOAN TRUST
                                        2004-HYB3

                                        WELLS FARGO BANK, N.A., not in its
                                             individual capacity, but solely as
                                             Trust Administrator


                                        By: ____________________________________
                                                 Authorized Officer




                          CERTIFICATE OF AUTHENTICIATION
                          ------------------------------

         This is one of the Certificates referred to in the within-mentioned Agreement.

                                        CITIGROUP MORTGAGE LOAN TRUST
                                        2004-HYB3

                                        WELLS FARGO BANK, N.A., not in its
                                              individual capacity, but solely as
                                              Trust Administrator


                                        By: ____________________________________
                                                 Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN
                                                                ---------
TEN ENT - as tenants by the entireties                       (Cust) (Minor)
                                                             under Uniform Gifts
JT TEN - as joint tenants with right                         to Minors Act
         if survivorship and not as                          ___________________
         tenants in common                                         (State)

     Additional abbreviations may also be used though not in the above list.




                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: __________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed




                                     A-7-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of ____________________________________________________________,
account number _____________________________________, or, if mailed by check, to
_____________________________________. Applicable statements should be mailed to
________________________________________________________________________________
This information is provided by ___________________________________________, the assignee named above, or _________________________________________ as its agent.





                                     A-7-8

                                   EXHIBIT A-8
                                   -----------

                          FORM OF CLASS B-4 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
         SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986
         (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.




                                     A-8-1

Series 2004-HYB3                                 Aggregate Certificate Principal Balance of
                                                 the Class B-4 Certificates as of the Issue Date:
Pass-Through Rate: Variable                      $ 815,000.00

Cut-off Date and date of Pooling and             Denomination: $815,000.00
Servicing Agreement: September 1, 2004
                                                 Master Servicer: Wells Fargo Bank, N.A.
First Distribution Date: October 25, 2004
                                                 Trust Administrator: Wells Fargo Bank, N.A.
No. 1
                                                 Trustee: HSBC Bank USA, National Association

                                                 Issue Date: September 30, 2004

                                                 CUSIP: 17307G KF 4

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.





                                     A-8-2

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR
         INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE
         UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Citigroup Global Markets Inc. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class B-4 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B-4 Certificates in the REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-4 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.




                                     A-8-3

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Trust Administrator or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or




                                     A-8-4
such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Trust Administrator and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the REMIC and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the REMIC of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the REMIC all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.




                                     A-8-5

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.






                                     A-8-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: September __, 2004

                                        CITIGROUP MORTGAGE LOAN TRUST 2004-HYB3

                                        WELLS FARGO BANK, N.A., not in its
                                             individual capacity, but solely as
                                             Trust Administrator


                                        By: ____________________________________
                                                     Authorized Officer




                          CERTIFICATE OF AUTHENTICIATION
                          ------------------------------

                  This is one of the Certificates referred to in the within-mentioned Agreement.

                                        CITIGROUP MORTGAGE LOAN TRUST 2004-HYB3

                                        WELLS FARGO BANK, N.A., not in its
                                             individual capacity, but solely as
                                             Trust Administrator


                                        By: ____________________________________
                                                    Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN
                                                                ---------
TEN ENT - as tenants by the entireties                       (Cust) (Minor)
                                                             under Uniform Gifts
JT TEN - as joint tenants with right                         to Minors Act
         if survivorship and not as                          ___________________
         tenants in common                                         (State)

     Additional abbreviations may also be used though not in the above list.




                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: __________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed




                                     A-8-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of ____________________________________________________________,
account number _____________________________________, or, if mailed by check, to
_____________________________________. Applicable statements should be mailed to
________________________________________________________________________________
This information is provided by ___________________________________________, the assignee named above, or _________________________________________ as its agent.





                                     A-8-9

                                   EXHIBIT A-9
                                   -----------

                          FORM OF CLASS B-5 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
         SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986
         (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.




                                     A-9-1

Series 2004-HYB3                                 Aggregate Certificate Principal Balance of
                                                 the Class B-5 Certificates as of the Issue Date:
Pass-Through Rate: Variable                      $ 1,224,000.00

Cut-off Date and date of Pooling and             Denomination: $ 1,224,000.00
Servicing Agreement: September 1, 2004
                                                 Master Servicer: Wells Fargo Bank, N.A.
First Distribution Date: October 25, 2004
                                                 Trust Administrator: Wells Fargo Bank, N.A.
No. 1
                                                 Trustee: HSBC Bank USA, National Association

                                                 Issue Date: September 30, 2004

                                                 CUSIP: 17307G KG 2

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.




                                     A-9-2

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Citigroup Global Markets Inc. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class B-5 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B-5 Certificates in the REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-5 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.




                                     A-9-3

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Trust Administrator or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or



                                     A-9-4
such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Trust Administrator and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the REMIC and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the REMIC of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the REMIC all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.



                                     A-9-5

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.






                                     A-9-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: September __, 2004

                                        CITIGROUP MORTGAGE LOAN TRUST 2004-HYB3

                                        WELLS FARGO BANK, N.A., not in its
                                             individual capacity, but solely as
                                             Trust Administrator

                                        By: ____________________________________
                                                    Authorized Officer




                          CERTIFICATE OF AUTHENTICIATION
                          ------------------------------

                  This is one of the Certificates referred to in the within-mentioned Agreement.

                                        CITIGROUP MORTGAGE LOAN TRUST 2004-HYB3

                                        WELLS FARGO BANK, N.A., not in its
                                             individual capacity, but solely as
                                             Trust Administrator


                                        By: ____________________________________
                                                    Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN
                                                                ---------
TEN ENT - as tenants by the entireties                       (Cust) (Minor)
                                                             under Uniform Gifts
JT TEN - as joint tenants with right                         to Minors Act
         if survivorship and not as                          ___________________
         tenants in common                                         (State)

     Additional abbreviations may also be used though not in the above list.




                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: __________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed




                                     A-9-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of ____________________________________________________________,
account number _____________________________________, or, if mailed by check, to
_____________________________________. Applicable statements should be mailed to
________________________________________________________________________________
This information is provided by ___________________________________________, the assignee named above, or _________________________________________ as its agent.





                                     A-9-9

                                  EXHIBIT A-10
                                  ------------

                          FORM OF CLASS B-6 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
         SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986
         (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.




                                     A-10-1

Series 2004-HYB3                                 Aggregate Certificate Principal Balance of
                                                 the Class B-6 Certificates as of the Issue Date:
Pass-Through Rate: Variable                      $ 815,998.95

Cut-off Date and date of Pooling and             Denomination: $ 815,998.95
Servicing Agreement: September 1, 2004
                                                 Master Servicer: Wells Fargo Bank, N.A.
First Distribution Date: October 25, 2004
                                                 Trust Administrator: Wells Fargo Bank, N.A.
No. 1
                                                 Trustee: HSBC Bank USA, National Association

                                                 Issue Date: September 30, 2004

                                                 CUSIP: 17307G KH 0

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.




                                     A-10-2

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Citigroup Global Markets Inc. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class B-6 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B-6 Certificates in the REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-5 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.



                                     A-10-3

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, the Trustee, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Trust Administrator or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or



                                     A-10-4
such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Trust Administrator and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the REMIC and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the REMIC of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the REMIC all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.



                                     A-10-5

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.






                                     A-10-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: September __, 2004

                                        CITIGROUP MORTGAGE LOAN TRUST 2004-HYB3

                                        WELLS FARGO BANK, N.A., not in its
                                                 individual capacity, but solely
                                                 as Trust Administrator


                                        By: ____________________________________
                                                      Authorized Officer




                          CERTIFICATE OF AUTHENTICIATION
                          ------------------------------

                  This is one of the Certificates referred to in the within-mentioned Agreement.

                                        CITIGROUP MORTGAGE LOAN TRUST 2004-HYB3

                                        WELLS FARGO BANK, N.A., not in its
                                                 individual capacity, but solely
                                                 as Trust Administrator


                                        By: ____________________________________
                                                     Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN
                                                                ---------
TEN ENT - as tenants by the entireties                       (Cust) (Minor)
                                                             under Uniform Gifts
JT TEN - as joint tenants with right                         to Minors Act
         if survivorship and not as                          ___________________
         tenants in common                                         (State)

     Additional abbreviations may also be used though not in the above list.




                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: __________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed




                                     A-10-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of ____________________________________________________________,
account number _____________________________________, or, if mailed by check, to
_____________________________________. Applicable statements should be mailed to
________________________________________________________________________________
This information is provided by ___________________________________________, the assignee named above, or _________________________________________ as its agent.





                                     A-10-9

                                  EXHIBIT A-11
                                  ------------

                           FORM OF CLASS R CERTIFICATE

         THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED
         STATES PERSON.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE
         INVESTMENT CONDUIT" ("REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
         REVENUE CODE OF 1986 (THE "CODE").

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION
         5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO
         HEREIN.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED



                                     A-11-1

         ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(D) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.


Series 2004-HYB3                                 Aggregate Certificate Principal Balance of
                                                 the Class R Certificates as of the Issue Date:
Pass-Through Rate: Variable                      $100.00

Cut-off Date and date of Pooling and             Denomination: $100.00
Servicing Agreement: September 1, 2004
                                                 Master Servicer: Wells Fargo Bank, N.A.
First Distribution Date: October 25, 2004
                                                 Trust Administrator: Wells Fargo Bank, N.A.
No. 1
                                                 Trustee: HSBC Bank USA, National Association

                                                 Issue Date: September 30, 2004





                                     A-11-2

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans") formed and sold by

                       CITIGROUP MORTGAGE LOAN TRUST INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP MORTGAGE LOAN TRUST INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that Citigroup Global Markets Inc. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class R Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class R Certificates in the REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Citigroup Mortgage Loan Trust Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.



                                     A-11-3

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.



                                     A-11-4

                  Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Trustee (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class R Certificates have been designated as a residual interest in a REMIC, (B) it will include in its income a PRO RATA share of the net income of the Trust Fund and that such income may be an "excess inclusion," as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

                  The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.

                  The Depositor, the Master Servicer, the Trustee and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in the REMIC and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the REMIC of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the REMIC all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Depositor, and the Trustee assumes no responsibility for their correctness.



                                     A-11-5

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.







                                     A-11-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: September __, 2004

                                        CITIGROUP MORTGAGE LOAN TRUST 2004-HYB3

                                        WELLS FARGO BANK, N.A., not in its
                                             individual capacity, but solely as
                                             Trust Administrator


                                        By: ____________________________________
                                                   Authorized Officer




                          CERTIFICATE OF AUTHENTICIATION
                          ------------------------------

                  This is one of the Certificates referred to in the within-mentioned Agreement.

                                        CITIGROUP MORTGAGE LOAN TRUST 2004-HYB3

                                        WELLS FARGO BANK, N.A., not in its
                                             individual capacity, but solely as
                                             Trust Administrator


                                        By: ____________________________________
                                                 Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - CUSTODIAN
                                                                ---------
TEN ENT - as tenants by the entireties                       (Cust) (Minor)
                                                             under Uniform Gifts
JT TEN - as joint tenants with right                         to Minors Act
         if survivorship and not as                          ___________________
         tenants in common                                         (State)

     Additional abbreviations may also be used though not in the above list.




                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Trustee to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: __________________________________________
________________________________________________________________________________

Dated:

                                        ________________________________________
                                        Signature by or on behalf of assignor



                                        ________________________________________
                                        Signature Guaranteed




                                     A-11-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
for the account of ____________________________________________________________,
account number _____________________________________, or, if mailed by check, to
_____________________________________. Applicable statements should be mailed to
________________________________________________________________________________
This information is provided by ___________________________________________, the assignee named above, or _________________________________________ as its agent.





                                     A-11-9

                                    EXHIBIT B
                                    ---------

          FORM OF EACH ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

                               See Tabs 9, 10 & 11

                                   EXHIBIT C-1
                                   -----------

                     FORM OF TRUSTEE'S INITIAL CERTIFICATION

                                                              ____________, 2004

Citigroup Mortgage Loan Trust Inc.
390 Greenwich Street, 4th Floor
New York, New York 10013

         Re: Pooling and Servicing Agreement, dated as of September 1, 2004, among Citigroup Mortgage Loan Trust Inc., Wells Fargo Bank, N.A. as master servicer and trust administrator and HSBC Bank USA, National Association as Trustee, Mortgage Pass-through Certificates, Series 2004-HYB3
                  --------------------------------------------------------------

Ladies and Gentlemen:

                  Attached is the Trustee's preliminary exceptions in accordance with Section 2.02 of the referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                  As to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant
Section 2.01 of the Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (iii) and (xiv) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File.

                  The Trustee is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

                                        HSBC BANK USA, NATIONAL ASSOCIATION,
                                        as Trustee


                                        By: __________________________________
                                        Name:
                                        Title:




                                      C-1-1

                                   EXHIBIT C-2
                                   -----------

                      FORM OF TRUSTEE'S FINAL CERTIFICATION

                                                              [Date]

Citigroup Mortgage Loan Trust Inc.
390 Greenwich Street, 4th Floor
New York, NY 10013


         Re: Pooling and Servicing Agreement, dated as of September 1, 2004, among Citigroup Mortgage Loan Trust Inc., Wells Fargo Bank, N.A. as master servicer and trust administrator, HSBC Bank USA, National Association as Trustee, Mortgage Pass-Through Certificates, Series 2004-HYB3
                  ------------------------------------------------------------

Ladies and Gentlemen:

                  In accordance with Section 2.01 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto), it or a Custodian on its behalf has received:

                  (i) the original Mortgage Note, endorsed in one of the following forms: (A) in the name of the Trustee or (B) in blank, in each case, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

                  (ii) (A) the original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording thereon, and
(B) the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

                  (iii) unless the Mortgage Loan is registered on the MERS(R) System, of the Mortgage iN recordable form in blank or to the Trustee;

                  (iv) the original recorded Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS(R) System and noting the presence of the MIN) as contemplated by the immediately precedinG clause (iii);

                  (v) the original of or a copy of each related assumption, modification, consolidation or extension agreement, with evidence of recording thereon, if any;

                  (vi) with respect to any Mortgage Loan listed on the Mortgage Loan Schedule as subject to a Primary Mortgage Insurance Policy, the original Primary Mortgage Insurance Policy or certificate;



                                      C-2-1

                  (vii) the original mortgagee title insurance policy (which may be a certificate relating to a master policy of title insurance) or an attorney's opinion of title where customary; and

                  (viii) any of the following that are in the possession of the Mortgage Loan Seller or a document custodian on its behalf: (A) the original of or a copy of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage or (B) the original of or a copy of any power of attorney, if applicable.

                  The Trustee is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                       HSBC BANK USA, NATIONAL ASSOCIATION,
                                       as Trustee


                                       By: __________________________________
                                       Name:
                                       Title:










                                      C-2-2

                                   EXHIBIT C-3
                                   -----------

                        FORM OF RECEIPT OF MORTGAGE NOTE

                                                 September 30, 2004

Citigroup Mortgage Loan Trust Inc.
390 Greenwich Street, 4th Floor
New York, NY 10013


         Re: Pooling and Servicing Agreement, dated as of September 1, 2004, among Citigroup Mortgage Loan Trust Inc., Wells Fargo Bank, N.A. as master servicer and trust administrator and HSBC Bank USA, National Association as Trustee, Mortgage Pass-Through Certificates, Series 2004-HYB3
                  --------------------------------------------------------------

Ladies and Gentlemen:

                  In accordance with Section 2.01 of the above-captioned Pooling and Servicing Agreement, we hereby acknowledge the receipt of the original Mortgage Notes (a copy of which is attached hereto as Exhibit 1) with any exceptions thereto listed on Exhibit 2.

                                        HSBC BANK USA, NATIONAL ASSOCIATION,
                                        as Trustee


                                        By: __________________________________
                                        Name:
                                        Title:




                                      C-3-1

                                    EXHIBIT D
                                    ---------

                    FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

                                    See Tab 3

                        MORTGAGE LOAN PURCHASE AGREEMENT

                  This is a Mortgage Loan Purchase Agreement (the "Agreement"), dated September 28, 2004, between Citigroup Mortgage Loan Trust Inc., a Delaware corporation (the "Purchaser") and Citigroup Global Markets Realty Corp., a New York corporation (the "Seller").

                              PRELIMINARY STATEMENT

                  The Seller intends to sell the Mortgage Loans (as hereinafter defined) to the Purchaser on the terms and subject to the conditions set forth in this Agreement. The Purchaser intends to deposit the Mortgage Loans into a mortgage pool comprising the trust fund. The trust fund will be evidenced by a single series of mortgage pass-through certificates designated as Series 2004-HYB3 (the "Certificates"). The Certificates will consist of eleven classes of certificates. The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of September 1, 2004 (the "Pooling and Servicing Agreement"), among the Purchaser as depositor, Wells Fargo Bank, N.A. as master servicer (in such capacity, the "Master Servicer") and as trust administrator (in such capacity, the "Trust Administrator") and HSBC Bank USA, National Association as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

                  The parties hereto agree as follows:

                  SECTION 1. AGREEMENT TO PURCHASE. The Seller agrees to sell, and the Purchaser agrees to purchase, on or before September 30, 2004 (the "Closing Date"), certain adjustable-rate, conventional residential mortgage loans (the "Mortgage Loans") purchased by the Seller from Countrywide Home Loans, Inc. ("Countrywide Home Loans"), National City Mortgage Co. ("National City") and Wells Fargo Home Mortgage, Inc. ("WFHM") (each, an "Originator", and collectively, the "Originators"), having an aggregate principal balance as of the close of business on September 1, 2004 (the "Cut-off Date") of $407,837,498.25 (the "Closing Balance"), after giving effect to all payments due on the Mortgage Loans on or before the Cut-off Date, whether or not received.

                  SECTION 2. MORTGAGE LOAN SCHEDULE. The Purchaser and the Seller have agreed upon which of the mortgage loans owned by the Seller are to be purchased by the Purchaser pursuant to this Agreement and the Seller will prepare or cause to be prepared on or prior to the Closing Date a final schedule (the "Closing Schedule") that together shall describe such Mortgage Loans and set forth all of the Mortgage Loans to be purchased under this Agreement. The Closing Schedule will conform to the requirements set forth in this Agreement and to the definition of "Mortgage Loan Schedule" under the Pooling and Servicing Agreement. The Closing Schedule shall be used as the Mortgage Loan Schedule under the Pooling and Servicing Agreement and shall be prepared by the Seller based on information provided by the Originators.

                  SECTION 3. CONSIDERATION.

                  (a) In consideration for the Mortgage Loans to be purchased hereunder, the Purchaser shall, as described in Section 7, pay to or upon the order of the Seller in immediately available funds an amount (the "Mortgage Loan Purchase Price") equal to the net sale proceeds of the Certificates, plus accrued interest.

                  (b) The Purchaser or any assignee, transferee or designee of the Purchaser shall be entitled to all scheduled payments of principal due after the Cut-off Date, all other payments of principal due and collected after the Cut-off Date, and all payments of interest on the Mortgage Loans allocable to the period after the Cut-off Date. All scheduled payments of principal and interest due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Seller.

                  (c) Pursuant to the Pooling and Servicing Agreement, the Purchaser will assign all of its right, title and interest in and to the Mortgage Loans, together with its rights under this Agreement, to the Trustee for the benefit of the related Certificateholders.

                  SECTION 4. TRANSFER OF THE MORTGAGE LOANS.

                  (a) POSSESSION OF MORTGAGE FILES. The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse but subject to the terms of this Agreement, all of its right, title and interest in, to and under the Mortgage Loans. The contents of each Mortgage File not delivered to the Purchaser or to any assignee, transferee or designee of the Purchaser on or prior to the Closing Date are and shall be held in trust by the Seller for the benefit of the Purchaser or any assignee, transferee or designee of the Purchaser. Upon the sale of the Mortgage Loans, the ownership of each Mortgage Note, the related Mortgage and the other contents of the related Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller on or after the Closing Date shall immediately vest in the Purchaser and shall be delivered immediately to the Purchaser or as otherwise directed by the Purchaser.

                  (b) DELIVERY OF MORTGAGE LOAN DOCUMENTS. The Seller will, on or prior to the Closing Date, deliver or cause to be delivered to the Purchaser or any assignee, transferee or designee of the Purchaser each of the following documents for each Mortgage Loan:

                    (i) the original Mortgage Note, endorsed in one of the
               following forms: (i) in the name of the Trustee or (ii) in blank, in each case, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

                    (ii) the original Mortgage with evidence of recording
               thereon;

                    (iii) an original Assignment of the Mortgage in recordable form in blank or to the Trustee;

                    (iv) the original recorded Assignment or Assignments of the
               Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage in blank or to the Trustee as contemplated by the immediately preceding clause
               (iii);

                    (v) the original of or a copy of each related assumption,
               modification, consolidation or extension agreement, with evidence of recording thereon, if any;

                    (vi) with respect to any Mortgage Loan listed on the
               Mortgage Loan Schedule as subject to a Primary Mortgage Insurance Policy, the original Primary Mortgage Insurance Policy or certificate;

                    (vii) the original mortgagee title insurance policy or an
               attorney's opinion of title where customary; and

                    (viii) any of the following that are in the possession of
               the Seller or a document custodian on its behalf: (A) the original of or a copy of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage or (B) the original of or a copy of any power of attorney, if applicable.

                  With respect to a maximum of approximately 5.00% of the Original Mortgage Loans, by outstanding principal balance of the Original Mortgage Loans as of the Cut-off Date, if any original Mortgage Note referred to in Section 4(b)(i) above cannot be located, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon delivery to the Trust Administrator (as designee of the Purchaser) of a photocopy of such Mortgage Note, if available, with a lost note affidavit. If any of the original Mortgage Notes for which a lost note affidavit was delivered to the Trust Administrator is subsequently located, such original Mortgage Note shall be delivered to the Trust Administrator within three Business Days.

                  If any of the documents referred to in Sections 4(b)(ii),
(iii) or (iv) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or
(y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trust Administrator of a copy of each such document certified by the Originator in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Originator, delivery to the Trust Administrator promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original.

                  To the extent not already recorded, the Trust Administrator, at the expense of the Seller shall pursuant to the Pooling and Servicing Agreement promptly (and in no event later than three months following the later of the Closing Date and the date of receipt by the Trust Administrator of the recording information for a Mortgage) submit or cause to be submitted for recording, at no expense to the Trust Estate or the Trust Administrator, in the appropriate public office for real property records, each Assignment delivered to it pursuant to Sections 4(b)(iii) and (iv) above. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Trust Administrator, at the expense of the Seller, shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded. Notwithstanding the foregoing, but without limiting the requirement that such Assignments be in recordable form, neither the Trust Administrator nor the Trustee shall be required to submit or cause to be submitted for recording each Assignment delivered to it pursuant to Sections 4(b)(iii) and (iv) if such recordation shall not, as of the Closing Date, be required by the Rating Agencies, as a condition to their assignment on the Closing Date of their initial ratings to the Certificates, as evidenced by the delivery by the Rating Agencies of their ratings letters on the Closing Date.

                  The Seller shall deliver or cause to be delivered to the Trust Administrator promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan.

                  All original documents relating to the Mortgage Loans that are not delivered to the Trust Administrator are and shall be held by or on behalf of the Seller, the Servicer, the Purchaser or the Master Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trust Administrator. Any such original document delivered to or held by the Seller or the Purchaser that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the related Servicer.

                  Notwithstanding the foregoing, with respect to any materially defective document in, or any document missing from, a Mortgage File, if the Seller would not be in breach of any obligation pursuant to this Section 4 but for a breach by WFHM pursuant to the Seller's Warranties and Servicing Agreements (the "Wells Servicing Agreements"), dated May 1, 2004, and July 1, 2004, between the Seller and WFHM, by National City pursuant to the Master Seller's Warranties and Servicing Agreement (the "National City Servicing Agreement"), dated September 1, 2003, as amended, between the Seller and National City, or by Countrywide pursuant to the Master Mortgage Loan Purchase and Servicing Agreement (the "Countrywide Servicing Agreement"), dated December 15, 2003, between Countrywide and the Seller; the Countrywide Servicing Agreement, the Wells Servicing Agreements and the National City Servicing Agreement, in each case as assigned to the Trustee pursuant to an assignment, assumption and recognition agreement, the "Servicing Agreements"), then the applicable Originator thereunder, in the manner and to the extent set forth therein, and not the Seller hereunder, shall be required to remedy such breach.

                  (c) ACCEPTANCE OF MORTGAGE LOANS. The documents delivered pursuant to Section 4(b) hereof shall be reviewed by the Purchaser or any assignee, transferee or designee of the Purchaser at any time before or after the Closing Date (and with respect to each document permitted to be delivered after the Closing Date within seven days of its delivery) to ascertain that all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule.

                  (d) TRANSFER OF INTEREST IN AGREEMENTS. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, to the Trustee, as may be required to effect the purposes of the Pooling and Servicing Agreement, without the consent of the Seller, and the assignee shall succeed to the rights and obligations hereunder of the Purchaser. Any expense reasonably incurred by or on behalf of the Purchaser or the Trustee in connection with enforcing any obligations of the Seller under this Agreement will be promptly reimbursed by the Seller.

                  (e) EXAMINATION OF MORTGAGE FILES. Prior to the Closing Date, the Seller shall either (i) deliver in escrow to the Purchaser or to any assignee, transferee or designee of the Purchaser, for examination, the Mortgage File pertaining to each Mortgage Loan, or (ii) make such Mortgage Files available to the Purchaser or to any assignee, transferee or designee of the Purchaser for examination. Such examination may be made by the Purchaser or the Trustee, and their respective designees, upon reasonable notice to the Seller during normal business hours before the Closing Date and within 60 days after the Closing Date. If any such person makes such examination prior to the Closing Date and identifies any Mortgage Loans that do not conform to the requirements of the Purchaser as described in this Agreement, such Mortgage Loans shall be deleted from the Closing Schedule. The Purchaser may, at its option and without notice to the Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or any person has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of the Purchaser or any assignee, transferee or designee of the Purchaser to demand repurchase or other relief as provided herein or under the Pooling and Servicing Agreement.

                  SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER.

                  The Seller and the Purchaser understand, acknowledge and agree that, the representations and warranties set forth in this Section 5 are made as of the Closing Date or as of the date specifically provided herein.

                  As permitted under the Servicing Agreements, the Seller hereby assigns to the Purchaser all of its right, title and interest under the Servicing Agreements to the extent of the Mortgage Loans set forth on the Mortgage Loan Schedule, including, but not limited to, any representations and warranties of the Originators concerning the Mortgage Loans.

                  (a) The Seller hereby represents and warrants, as to each Mortgage Loan, to the Purchaser, as of the date hereof and as of the Closing Date, and covenants, that:

                    (i) To the best of the Seller's knowledge, nothing has
               occurred in the period of time from the date each representation and warranty was made by each Originator pursuant to the respective Servicing Agreement to the Closing Date which would cause such representation and warranty to be untrue in any material respect on the Closing Date.

                    (ii) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

                    (iii) None of the mortgage loans are (i) "High Cost" as such term is defined in the Home Ownership Protection Act of 1994 ("HOEPA") or (ii) a reasonably equivalent provision as defined by the applicable predatory and abusive lending laws.

                    (iv) An appraisal form 1004 or Form 2055 with an interior
               inspection for first lien mortgage loans has been obtained.

                    (v) No Mortgage Loan is a high cost loan or a covered loan, as applicable (as such terms are defined in Standard & Poor's LEVELS Version 5.6 Glossary Revised, Appendix E.

                    (vi) There is no mortgage loan in the trust that was
               originated on or after October 1, 2002 and before March 7, 2003 which is secured by property located in the State of Georgia.

                  (b) The Seller hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, and covenants, that:

                    (i) The Seller is duly organized, validly existing and in
               good standing as a corporation under the laws of the State of New York with full corporate power and authority to conduct its business as presently conducted by it to the extent material to the consummation of the transactions contemplated herein. The Seller has the full corporate power and authority to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the full corporate power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of this Agreement.

                    (ii) The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery hereof by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization or by general principles of equity.

                    (iii) The execution, delivery and performance of this
               Agreement by the Seller (x) does not conflict and will not conflict with, does not breach and will not result in a breach of and does not constitute and will not constitute a default (or an event, which with notice or lapse of time or both, would constitute a default) under (A) any terms or provisions of the articles of incorporation or by-laws of the Seller, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which the Seller or any of its property is bound or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or any of its property and (y) does not create or impose and will not result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans.

                    (iv) No consent, approval, authorization or order of,
               registration or filing with, or notice on behalf of the Seller to any governmental authority or court is required, under federal laws or the laws of the State of New York, for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation by the Seller of any other transaction contemplated hereby and by the Pooling and Servicing Agreement; provided, however, that the Seller makes no representation or warranty regarding federal or state securities laws in connection with the sale or distribution of the Certificates.

                    (v) This Agreement does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained herein not misleading. The written statements, reports and other documents prepared and furnished or to be prepared and furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby taken in the aggregate do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

                    (vi) The Seller is not in violation of, and the execution
               and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder.

                    (vii) The Seller does not believe, nor does it have any
               reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

                    (viii) Immediately prior to the sale of the Mortgage Loans to the Purchaser as herein contemplated, the Seller will be the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note, and, upon the payment to the Seller of the Purchase Price, in the event that the Seller retains or has retained record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof from and after the date hereof.

                    (ix) There are no actions or proceedings against, or
               investigations known to it of, the Seller before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans by the Seller or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or validity or enforceability of, this Agreement.

                    (x) The consummation of the transactions contemplated by
               this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller are not subject to the bulk transfer or any similar statutory provisions.

                    (xi) The Seller has not dealt with any broker, investment
               banker, agent or other person, except for the Purchaser or any of its affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans.

                    (xii) There is no litigation currently pending or, to the
               best of the Seller's knowledge without independent investigation, threatened against the Seller that would reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates or the execution, delivery, performance or enforceability of this Agreement, or that would result in a material adverse change in the financial condition of the Seller.

                    (xiii) The Seller is solvent and will not be rendered
               insolvent by the consummation of the transactions contemplated hereby. The Seller is not transferring any Mortgage loan with any intent to hinder, delay or defraud any of its creditors.

                  SECTION 6. REPURCHASE OBLIGATION FOR DEFECTIVE DOCUMENTATION AND FOR BREACH OF REPRESENTATION AND WARRANTY.

                  Notwithstanding anything to the contrary set forth below, with respect to any breach by the Seller of a representation or warranty made by the Seller in Section 5 that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or the interest therein of the Purchaser, if the Seller would not be in breach of such representation or warranty but for a breach by the related Originator of a representation and warranty made by such Originator in the related Servicing Agreement, then such Originator thereunder, in the manner and to the extent set forth therein, and not the Seller, hereunder shall be required to remedy such breach; provided, however, that notwithstanding the foregoing, in the case of a breach of the representations and warranties set forth in Section 5(a)(ii) or Section 5(a)(iii) hereof, if the related Originator shall not have so remedied such breach within the time period set forth in the related Servicing Agreement, then within 30 additional days, the Seller shall remedy such breach in the manner set forth below.

                  It is understood and agreed that the representations and warranties set forth in Section 5 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser and any assignee, transferee or designee of the Purchaser, including the Trustee for the benefit of holders of the Mortgage Pass-Through Certificates evidencing an interest in all or a portion of the Mortgage Loans, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination or lack of examination of any Mortgage File. With respect to the representations and warranties contained herein that are made to the knowledge or the best knowledge of the Seller, or as to which the Seller has no knowledge, if it is discovered that the substance of any such representation and warranty is inaccurate and the inaccuracy materially and adversely affects the value of the related Mortgage Loan, or the interest therein of the Purchaser or the Purchaser's assignee, designee or transferee, then notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, such inaccuracy shall be deemed a breach of the applicable representation and warranty and the Seller shall take such action described in the following paragraphs of this Section 6 in respect of such Mortgage Loan. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties made by the Seller that materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

                  Within 90 days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty made by the Seller that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or the interest therein of the Purchaser (or within such other time period determined as provided in the first paragraph of this Section 6 in the case of a breach of the representations and warranties set forth in Section 5(a)(ii) or Section 5(a)(iii) hereof), the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser's option, repurchase such Mortgage Loan at the Purchase Price. The Seller may, at the request of the Purchaser and assuming the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase a deficient Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans. If the Seller does not provide a Qualified Substitute Mortgage Loan or Loans, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan(s) pursuant to the foregoing provisions of this Section 6 shall occur on a date designated by the Purchaser and shall be accomplished by deposit in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any repurchase or substitution required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

                  At the time of substitution or repurchase by the Seller of any deficient Mortgage Loan, the Purchaser and the Seller shall arrange for the reassignment of the repurchased or substituted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Trustee relating to the deficient or repurchased Mortgage Loan. In the event the Purchase Price is deposited in the Collection Account. The Seller shall, simultaneously with such deposit, give written notice to the Purchaser that such deposit has taken place. Upon such repurchase, the Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

                  As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the Seller shall effect such substitution by delivering to the Purchaser or its designee for such Qualified Substitute Mortgage Loan or Loans the Mortgage Note, the Mortgage, the Assignment and such other documents and agreements as are required by the Pooling and Servicing Agreement, with the Mortgage Note endorsed as required therein. The Seller shall remit for deposit in the Collection Account the Monthly Payment due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Seller. For the month of substitution, distributions to the Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan. Upon such substitution, the Qualified Substitute Mortgage Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans as of the date of substitution, the covenants, representations and warranties set forth in Section 5.

                  It is understood and agreed that the representations and warranties set forth in Section 5 shall survive delivery of the respective Mortgage Files to the Trustee on behalf of the Purchaser.

                  It is understood and agreed that (i) the obligations of the Seller set forth in this Section 6 to cure, repurchase and substitute for a defective Mortgage Loan and (ii) the obligations of the Seller as provided in the next sentence constitute the sole remedies of the Purchaser respecting a missing or defective document or a breach of the representations and warranties contained in Section 5. The Seller shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the representations and warranties contained in Section 5(a) this Agreement, to the extent and only to the extent that the related Servicer shall have defaulted in its obligation to provide such indemnification for the related breach by such Servicer of the representations made by such Servicer in the related Servicing Agreement.

                  SECTION 7. CLOSING; PAYMENT FOR THE MORTGAGE LOANS. The closing of the purchase and sale of the Mortgage Loans shall be held at the New York City office of Thacher Proffitt & Wood llp at 10:00 AM New York City time on the Closing Date.

                  The closing shall be subject to each of the following conditions:

                  (a) All of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the date as of which they are made and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

                  (b) The Purchaser shall have received, or the attorneys of the Purchaser shall have received in escrow (to be released from escrow at the time of closing), all Closing Documents as specified in Section 8 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

                  (c) The Seller shall have delivered or caused to be delivered and released to the Purchaser or to its designee, all documents (including without limitation, the Mortgage Loans) required to be so delivered by the Purchaser; and

                  (d) All other terms and conditions of this Agreement shall have been complied with.

                  Subject to the foregoing conditions, the Purchaser shall deliver or cause to be delivered to the Seller on the Closing Date, against delivery and release by the Seller to the Trustee of all documents required pursuant to the Pooling and Servicing Agreement, the consideration for the Mortgage Loans as specified in Section 3 of this Agreement, by delivery to the Seller of the Mortgage Loan Purchase Price.

                  SECTION 8. CLOSING DOCUMENTS. Without limiting the generality of Section 7 hereof, the closing shall be subject to delivery of each of the following documents:

                  (a) An Officers' Certificate of the Seller, dated the Closing Date, upon which the Purchaser and Citigroup Global Markets Inc. (the "Underwriter") may rely, in a form acceptable to the Purchaser;

                  (b) A Secretary's Certificate of the Seller, dated the Closing Date, upon which the Purchaser and the Underwriter may rely, in a form acceptable to the Purchaser, and attached thereto copies of the certificate of incorporation, by-laws and certificate of good standing of the Seller;

                  (c) An Opinion of Counsel of the Seller, dated the Closing Date and addressed to the Purchaser and the Underwriter, in a form acceptable to the Purchaser;

                  (d) An Officers' Certificate of each Originator, dated the Closing Date, upon which the Purchaser and the Underwriter may rely, in a form acceptable to the Purchaser;

                  (e) A Secretary's Certificate of each Originator, dated the Closing Date, upon which the Purchaser and the Underwriter may rely, in a form acceptable to the Purchaser, and attached thereto copies of the certificate of incorporation, by-laws and certificate of good standing of the Originator;

                  (f) Such opinions of counsel as the Rating Agencies or the Trustee may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement;

                  (g) A letter from Deloitte & Touche L.L.P., certified public accountants, dated the date hereof and to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Purchaser's Prospectus Supplement, dated September 28, 2004, agrees with the records of the Seller;

                  (h) Letters from certified public accountants for each Originator, dated the date hereof and to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Purchaser's Prospectus Supplement, dated September 28, 2004 under the subheading "The Master Servicer and the Servicers--The Servicers" agrees with the records of the Servicer; and

                  (i) Such further information, certificates, opinions and documents as the Purchaser or the Underwriter may reasonably request.

                  SECTION 9. COSTS. The Seller shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) all necessary and reasonable costs and expenses incurred directly in delivering this Agreement, the Pooling and Servicing Agreement, the Certificates, the prospectus, prospectus supplement and private placement memorandum relating to the Certificates and other related documents, the initial fees, costs and expenses of the Trust Administrator and the Trustee set forth in an engagement letter delivered to the Seller by the Trust Administrator, the fees and expenses of the Purchaser's counsel in connection with the preparation of all documents relating to the securitization of the Mortgage Loans, the filing fee charged by the Securities and Exchange Commission for registration of the Certificates, the fees charged by any rating agency to rate the Certificates and the ongoing expenses of the Rating Agencies. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

                  SECTION 10. [Reserved].

                  SECTION 11. MANDATORY DELIVERY; GRANT OF SECURITY INTEREST. The sale and delivery on the Closing Date of the Mortgage Loans described on the Mortgage Loan Schedule in accordance with the terms and conditions of this Agreement is mandatory. It is specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller's failure to deliver the Mortgage Loans on or before the Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in the Seller's interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Purchaser, subject to the Purchaser's (i) right, prior to the Closing Date, to reject any Mortgage Loan to the extent permitted by this Agreement and (ii) obligation to deliver or cause to be delivered the consideration for the Mortgage Loans pursuant to Section 7 hereof. Any Mortgage Loans rejected by the Purchaser shall concurrently therewith be released from the security interest created hereby. The Seller agrees that, upon acceptance of the Mortgage Loans by the Purchaser or its designee and delivery of payment to the Seller, that its security interest in the Mortgage Loans shall be released. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

                  Notwithstanding the foregoing, if on the Closing Date, each of the conditions set forth in Section 7 hereof shall have been satisfied and the Purchaser shall not have paid or caused to be paid the Mortgage Loan Purchase Price, or any such condition shall not have been waived or satisfied and the Purchaser determines not to pay or cause to be paid the Mortgage Loan Purchase Price, the Purchaser shall immediately effect the redelivery of the Mortgage Loans, if delivery to the Purchaser has occurred and the security interest created by this Section 11 shall be deemed to have been released.

                  SECTION 12. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser at 390 Greenwich Street, 4th Floor, New York, New York 10013, Attention: Mortgage Finance Group, or such other address as may hereafter be furnished to the Seller in writing by the Purchaser, and if to the Seller, addressed to the Seller at 390 Greenwich Street, 4th Floor, New York, New York 10013, Attention: Mortgage Finance Group, or such other address as may hereafter be furnished to the Purchaser in writing by the Seller.

                  SECTION 13. SEVERABILITY OF PROVISIONS. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                  SECTION 14. AGREEMENT OF PARTIES. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as either of the others may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

                  SECTION 15. SURVIVAL. The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on its behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust Fund.

                  SECTION 16. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (INCLUDING THE CHOICE OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF

SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

                  SECTION 17. MISCELLANEOUS. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser as provided in
Section 4 hereof be, and be construed as, a sale of the Mortgage Loans by the Seller to the Purchaser and not as a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller and (b) (1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (2) the conveyance provided for in Section 4 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account whether in the form of cash, instruments, securities or other property; (3) the possession by the Purchaser or its agent of Mortgage Notes, the related Mortgages and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to
Section 9-305 of the New York Uniform Commercial Code; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to Section 4(d) hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

                  SECTION 18. INDEMNIFICATION. In reliance upon the indemnification provided to the Seller by WFHM in Section 3.03 of the Wells Servicing Agreements, the Seller shall indemnify and hold harmless each of (i) the Purchaser, (ii) Citigroup Global Markets Inc. and (iii) each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1933 Act") ((i) through (iii) collectively, the "Indemnified Party") against any and all losses, claims, expenses, damages or liabilities to which the Indemnified Party may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of, are based upon, or result from, a breach by WFHM of any of the representations and warranties made by WFHM contained in the Wells Servicing Agreements, it being understood that the Purchaser has relied upon such representations and warranties, as assignee hereunder of the rights of the Seller in and to the related Mortgage Loans including the Seller's rights under the Wells Servicing Agreements.

                  IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.



                                        CITIGROUP MORTGAGE LOAN TRUST INC.


                                        By: __________________________________
                                        Name:
                                        Title:


                                        CITIGROUP GLOBAL MARKETS REALTY CORP.


                                        By: __________________________________
                                        Name:
                                        Title:

                                    EXHIBIT E
                                    ---------

                               REQUEST FOR RELEASE

TO:      HSBC Bank USA, National Association
         60 Livingston Avenue
         St. Paul, Minnesota  55107

         Re: Pooling and Servicing Agreement dated as of September 1, 2004, among Citigroup Mortgage Loan Trust Inc., as Depositor, Wells Fargo Bank, N.A. as master servicer and trust administrator and HSBC Bank USA, National Association as Trustee
                  --------------------------------------------------------------

                  In connection with the administration of the Mortgage Loans held by you as Trustee for the Owner pursuant to the above-captioned Agreement, we request the release, and hereby acknowledge receipt, of the Trustee's Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:
Mortgagor Name, Address & Zip Code:



Reason for Requesting Documents (check one):

______________    1.       Mortgage Paid in Full

______________    2.       Foreclosure

______________    3.       Substitution

______________    4.       Other Liquidation (Repurchases, etc.)

______________    5.       Nonliquidation

Reason:______________________________________________

Address to which Trustee should
Deliver the Custodian's Mortgage File:

                           [____________]
                           [____________]

                                             By: _______________________________
                                                     (authorized signer)
Issuer:____________________________
                                    Address: ___________________________________

                                             ___________________________________

Date:_____________________________
Trustee

HSBC BANK USA, NATIONAL ASSOCIATION

Please acknowledge the execution of the above request by your signature and date below:

_________________________________________
Signature                                            Date

Documents returned to Trustee:

_________________________________________
Trustee                                              Date

                                    EXHIBIT F
                                    ---------

                    FORM OF TRANSFEROR REPRESENTATION LETTER

                                                              [Date]
HSBC Bank USA, National Association
60 Livingston Avenue
St. Paul, Minnesota  55107
Attention: CMLTI, Series 2004-HYB3

         Re: Citigroup Mortgage Loan Trust, Series 2004-HYB3, Mortgage Pass-Through Certificates, Class ___, Representing a ___% Class ___ Percentage Interest
                  ---------------------------------------------------------

Ladies and Gentlemen:

                  In connection with the transfer by ________________ (the "Transferor") to ________________ (the "Transferee") of the captioned mortgage pass-through certificates (the "Certificates"), the Transferor hereby certifies as follows:

                  Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, (e) has taken any other action, that (in the case of each of subclauses (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933, as amended (the "1933 Act"), or would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification pursuant thereto. The Transferor will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of that certain Pooling and Servicing Agreement, dated as of September 1, 2004, among Citigroup Mortgage Loan Trust Inc. as Depositor, Wells Fargo Bank, N.A. as trust administrator and master servicer and HSBC Bank USA, National Association as Trustee (the "Pooling and Servicing Agreement"), pursuant to which Pooling and Servicing Agreement the Certificates were issued.

                  Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                                Very truly yours,

                                                [Transferor]

                                                By:_____________________________
                                                Name:
                                                Title:

                    FORM OF TRANSFEREE REPRESENTATION LETTER

                                                              [Date]


HSBC Bank USA, National Association
60 Livingston Avenue
St. Paul, Minnesota  55107
Attention: CMLTI, Series 2004-HYB3

         Re: Citigroup Mortgage Loan Trust, Series 2004-HYB3, Mortgage Pass-Through Certificates, Class ___, Representing a ___% Percentage Interest
                  ----------------------------------------------------------

Ladies and Gentlemen:

                  In connection with the purchase from ______________________ (the "Transferor") on the date hereof of the captioned trust certificates (the "Certificates"), _______________ (the "Transferee") hereby certifies as follows:

                  1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933 (the "1933 Act") and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                  2. The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement referred to below, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

                  All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of Setpember 1, 2004, among Citigroup Mortgage Loan Trust Inc. as Depositor, Wells Fargo Bank, N.A. as master servicer and trust administrator and HSBC Bank USA, National Association as Trustee, pursuant to which the Certificates were issued.

                                      [TRANSFEREE]

                                      By: ________________________________
                                      Name:
                                      Title:

                                                            ANNEX 1 TO EXHIBIT F
                                                            --------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

          [For Transferees Other Than Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and HSBC Bank USA, National Association, as Trustee, with respect to the mortgage pass-through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the entity purchasing the Certificates (the "Transferee").

                  2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $______________________/1 in securities (except for the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         ___ CORPORATION, ETC. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

         ___ BANK. The Transferee (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         ___ SAVINGS AND LOAN. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least

         ___ BROKER-DEALER. The Transferee is a dealer registered pursuant to
Section 15 of the Securities Exchange Act of 1934.

-----------------------------
1   Transferee must own and/or invest on a discretionary basis at least
$100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities. $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

         ___ INSURANCE COMPANY. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

         ___ STATE OR LOCAL PLAN. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA PLAN. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ INVESTMENT ADVISOR. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

                  3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

                  5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

         ___      ___      Will the Transferee be purchasing the Certificates
         Yes      No       only for the Transferee's own account?

                  6. If the answer to the foregoing question is "no", the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

                  7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Dated:

                                          ____________________________________
                                          Print Name of Transferee


                                          By:_________________________________
                                          Name:
                                          Title:

                                                            ANNEX 2 TO EXHIBIT F
                                                            --------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

           [For Transferees That Are Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and HSBC Bank USA, National Association, as Trustee, with respect to the mortgage pass- through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is such an officer of the investment adviser (the "Adviser").

                  2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as defined in Rule 144A because
(i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone, or the Transferee's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used.

         ____              The Transferee owned $___________________ in
                           securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
                           144A).

                  3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,

(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                  5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee's own account.

                  6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Dated:

                                             ___________________________________
                                             Print Name of Transferee or Advisor


                                             By:________________________________
                                             Name:
                                             Title:


                                             IF AN ADVISER:


                                             ___________________________________
                                             Print Name of Transferee

                    FORM OF TRANSFEREE REPRESENTATION LETTER
                    ----------------------------------------

                  The undersigned hereby certifies on behalf of the purchaser named below (the "Purchaser") as follows:

                  1. I am an executive officer of the Purchaser.

                  2. The Purchaser is a "qualified institutional buyer", as defined in Rule 144A, ("Rule 144A") under the Securities Act of 1933, as amended.

                  3. As of the date specified below (which is not earlier than the last day of the Purchaser's most recent fiscal year), the amount of "securities", computed for purposes of Rule 144A, owned and invested on a discretionary basis by the Purchaser was in excess of $100,000,000.

                                        Name of Purchaser

                                        _______________________________________

                                        By: ___________________________________
                                        Name:
                                        Title:

Date of this certificate:

Date of information provided in paragraph 3

                                    EXHIBIT G
                                    ---------

            FORM OF CERTIFICATION WITH RESPECT TO ERISA AND THE CODE

                                             [Date]


HSBC Bank USA, National Association
60 Livingston Avenue
St. Paul, Minnesota  55107
Attention: CMLTI, Series 2004-HYB3

         Re: Citigroup Mortgage Loan Trust, Series 2004-HYB3, Mortgage Pass-Through Certificates, Class ___
                  ----------------------------------------------------------


Dear Sirs:

                  _______________________ (the "Transferee") intends to acquire from _____________________ (the "Transferor") $____________ Initial Certificate
Principal Balance of Citigroup Mortgage Loan Trust, Series 2004-HYB3, Mortgage Pass-Through Certificates, Class [B-4] [B-5] [B-6] [R] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of September 1, 2004, among Citigroup Mortgage Loan Trust Inc. as depositor (the "Depositor"), Wells Fargo Bank, N.A. as master servicer (the"Master Servicer") and trust administrator and HSBC Bank USA, National Association as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee and the Master Servicer that:

                  The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R.ss.2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R.ss. 2510.3-101.

                                            Very truly yours,

                                            ____________________________________

                                            By: ________________________________
                                            Name:
                                            Title:

                                    EXHIBIT H
                                    ---------

                 FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT

STATE OF ___________       )

COUNTY OF _________        )

                  __________________________, being duly sworn, deposes,
represents and warrants as follows:

                  1. I am a ______________________ of
____________________________ (the "Owner") a corporation duly organized and existing under the laws of ______________, the record owner of Citigroup Mortgage Loan Trust, Series 2004-HYB3, Mortgage Pass-Through Certificates, Class R Certificates, (the "Class R Certificates"), on behalf of whom I make this affidavit and agreement. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Class R Certificates were issued.

                  2. The Owner (i) is and will be a "Permitted Transferee" as of ____________, 20__ and (ii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a possession of the United States. For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

                  3. The Owner is aware (i) of the tax that would be imposed on transfers of the Class R Certificates to disqualified organizations under the Internal Revenue Code of 1986 that applies to all transfers of the Class R Certificates after September 31, 1988; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent;
(iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that each of the Class R Certificates may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated under the Code and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to impede the assessment or collection of tax.

                  4. The Owner is aware of the tax imposed on a "pass-through entity" holding the Class R Certificates if, at any time during the taxable year of the pass-through entity, a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  5. The Owner is aware that the Trustee will not register the transfer of any Class R Certificate unless the transferee, or the transferee's agent, delivers to the Trustee, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                  6. The Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

                  7. The Owner's taxpayer identification number is
_________________.

                  8. The Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clauses (iii)(A) and (iii)(B) of Section 5.02(d) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section 5.02(d)); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                  9. The Owner is not acquiring and will not transfer the Class R Certificates in order to impede the assessment or collection of any tax.

                  10. The Owner anticipates that it will, so long as it holds the Class R Certificates, have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Owner intends to pay taxes associated with holding such Class R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

                  11. The Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the Class R Certificates.

                  12. The Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

                  13. The Owner is not acquiring the Class R Certificates with the intent to transfer the Class R Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class R Certificates remain outstanding.

                  14. The Owner will, in connection with any transfer that it makes of the Class R Certificates, obtain from its transferee the representations required by Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificate were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

                  15. The Owner will, in connection with any transfer that it makes of the Class R Certificates, deliver to the Trustee an affidavit, which represents and warrants that it is not transferring the Class R Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of the Class R Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Class R Certificates remains outstanding; and (iii) is not a "Permitted Transferee".

                  16. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States may be included in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of __________, 20__.

                                              [OWNER]

                                              By: ______________________________
                                              Name:
                                              Title:      [Vice] President


ATTEST:

By:_________________________________
Name:
Title:     [Assistant] Secretary



                  Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

                  Subscribed and sworn before me this ___ day of ________, 20__.

                                              __________________________________
                                                          Notary Public

                                              County of ________________________
                                              State of _________________________

                                              My Commission expires:

                          FORM OF TRANSFEROR AFFIDAVIT

STATE OF NEW YORK          )

COUNTY OF NEW YORK         )

                  __________________________, being duly sworn, deposes,
represents and warrants as follows:

                  1. I am a ____________________ of ____________________________
(the "Owner"), a corporation duly organized and existing under the laws of ______________, on behalf of whom I make this affidavit.

                  2. The Owner is not transferring the Class R Certificates (the "Residual Certificates") to impede the assessment or collection of any tax.

                  3. The Owner has no actual knowledge that the Person that is the proposed transferee (the "Purchaser") of the Residual Certificates: (i) has insufficient assets to pay any taxes owed by such proposed transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remain outstanding and (iii) is not a Permitted Transferee.

                  4. The Owner understands that the Purchaser has delivered to the Trustee a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit F-2. The Owner does not know or believe that any representation contained therein is false.

                  5. At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the Purchaser has historically paid its debts as they became due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Owner understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Owner may continue to be liable for United States income taxes associated therewith) unless the Owner has conducted such an investigation.

                  6. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of ___________, 20__.

                                            [OWNER]

                                            By: ________________________________
                                            Name:
                                            Title:      [Vice] President


ATTEST:

By:______________________________
Name:
Title:   [Assistant] Secretary



                  Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

                  Subscribed and sworn before me this ___ day of ________, 20__.

                                            ____________________________________
                                                         Notary Public

                                            County of __________________________
                                            State of  __________________________

                                            My Commission expires:

                                    EXHIBIT I
                                    ---------

                      FORM OF MASTER SERVICER CERTIFICATION

                  Re: Citigroup Mortgage Loan Trust, Series 2004-HYB3 Mortgage Pass-Through Certificates, Series 2004-HYB3

                  I, [identify the certifying individual], certify that:

                  l. I have reviewed the information required to be provided to the Trustee by the Master Servicer pursuant to the Pooling and Servicing Agreement (the "Servicing Information");

                  2. Based on my knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

                  3. Based on my knowledge, the Servicing Information required to be provided to the Trustee by the Master Servicer has been provided as required under the Pooling and Servicing Agreement;

                  4. I am responsible for reviewing the activities performed by the Master Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review required under the Pooling and Servicing Agreement, and except as disclosed by written notice to the Trustee or in the annual compliance statement or certified public accountant's report required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement (which has been so delivered to the Trustee), the Master Servicer has, for the period covered by the Form 10-K Annual Report, fulfilled its obligations under the Pooling and Servicing Agreement; and

                  5. The Master Servicer has disclosed to its certified public accountants and the Depositor all significant deficiencies relating to the Master Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement.

                  Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated September 1, 2004 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, Wells Fargo Bank, N.A. as master servicer and trust administrator and HSBC Bank USA, National Association as trustee.

                                            WELLS FARGO BANK, N.A.


                                            By: ________________________________
                                            Name:
                                            Title:
                                            Date:

                                   SCHEDULE 1

                             MORTGAGE LOAN SCHEDULE

                                [FILED BY PAPER]

                                   SCHEDULE 2

                 SCHEDULE OF SERVICERS AND SERVICING AGREEMENTS

                            [AVAILABLE UPON REQUEST]